UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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AT&T Inc.

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To Our Stockholders

Letter from the Chairman, CEO and President

Dear Stockholders:

I’m pleased to invite you to join us for our 2018 Annual Meeting of Stockholders on Friday, April 27, 2018, at 9:00 a.m., at the Moody Performance Hall, 2520 Flora Street, Dallas, Texas 75201.

At this year’s meeting, we will discuss our business and strategy to create the best entertainment and communications experiences in the world.

Everything we’ve done is about executing that strategy: From our wildly popular DIRECTV NOW video streaming service to the success of our bundled video, wireless and broadband offerings, to being named by the U.S. First Responder Network Authority to build a best-in-class nationwide network for first responders and public safety officials. The next step in executing our strategy is our pending acquisition of Time Warner. Despite the U.S. Department of Justice’s decision to challenge the acquisition in court, we remain confident we will complete this merger, and we look forward to bringing its benefits to both our customers and investors.

Our goal is to deliver strong results for our stockholders while positioning AT&T for the long term. On behalf of the Board and our management team, thank you for your continued support.

Sincerely,

Randall Stephenson

Letter from the Lead Director

Dear Stockholders:

As your company’s Lead Independent Director, I’m proud of the commitment to strong governance that is a hallmark of AT&T. The Board’s role is to keep our company focused on the long term and protect the interests of our stockholders. We do that by challenging conventional thinking and offering different points of view, while maintaining a sharp focus on creating value for stockholders.

As the marketplace around us has changed, so too has the composition of our Board. Since 2013, we have elected seven new directors, resulting in a Board with the rich diversity of knowledge, experience and perspectives across technology, finance, marketing and public policy that AT&T needs to continue creating value for you, our stockholders.

I hope you are able to join us at our Annual Meeting. And as always, the entire Board thanks you for your confidence and support.

Sincerely,

Matthew Rose

AT&T Inc. One AT&T Plaza Whitacre Tower 208 S. Akard Street Dallas, TX 75202

NOTICE OF 2018 ANNUAL MEETING

OF STOCKHOLDERS AND PROXY STATEMENT

To the holders of Common Stock of AT&T Inc.:

The 2018 Annual Meeting of Stockholders of AT&T Inc. will be held as follows:

When:	9:00 a.m. local time, Friday, April 27, 2018

Where:	Moody Performance Hall 2520 Flora Street Dallas, Texas 75201

The purpose of the annual meeting is to consider and take action on the following:

1.	Election of Directors

2.	Ratification of Ernst & Young LLP as independent auditors

3.	Advisory approval of executive compensation

4.	Approve Stock Purchase and Deferral Plan

5.	Approve 2018 Incentive Plan

6.	Any other business that may properly come before the meeting, including certain stockholder proposals

Holders of AT&T Inc. common stock of record at the close of business on February 27, 2018, are entitled to vote at the meeting and any adjournment of the meeting. Please sign, date, and return your proxy card or submit your proxy and/or voting instructions by telephone or through the Internet promptly so that a quorum may be represented at the meeting. Any person giving a proxy has the power to revoke it at any time, and stockholders who are present at the meeting may withdraw their proxies and vote in person.

By Order of the Board of Directors.

Your Vote is Important

Please sign, date and return your proxy card or submit your proxy and/or voting instructions by telephone or through the Internet promptly so that a quorum may be represented at the meeting. Any person giving a proxy has the power to revoke it at any time, and stockholders who are present at the meeting may withdraw their proxies and vote in person.

Attending the Meeting

If you plan to attend the meeting in person, please bring the admission ticket (attached to the proxy card or the Annual Meeting Notice) to the Annual Meeting. If you do not have an admission ticket or if you hold your shares in the name of a bank, broker, or other institution, you may obtain admission to the meeting by presenting proof of your ownership of AT&T stock as of February 27, 2018 (the record date).

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on April 27, 2018:

The proxy statement and annual report to security holders are available at www.edocumentview.com/att

Stacey Maris

Senior Vice President – Assistant General Counsel and Secretary

March 12, 2018

| i |

Information About the Meeting and Voting

Important Notice Regarding the Availability of Proxy Materials for the

Stockholder Meeting To Be Held on April 27, 2018:

The proxy statement and annual report to security holders

are available at www.edocumentview.com/att.

Please sign, date and return your proxy card or submit your proxy and/or voting instructions by telephone or through the Internet promptly so that a quorum may be represented at the meeting. Any person giving a proxy has the power to revoke it at any time, and stockholders who are present at the meeting may withdraw their proxies and vote in person.

AT&T 2018 Proxy Statement	| 1 |

Proxy Statement Summary

Proxy Statement Summary

This summary highlights information contained elsewhere in this Proxy Statement. Please read the entire Proxy Statement carefully before voting.

Attending the Annual Meeting of Stockholders

If you plan to attend the meeting in person, please bring the admission ticket (attached to the proxy card or the Annual Meeting Notice) to the Annual Meeting. If you do not have an admission ticket or if you hold your shares in the name of a bank, broker, or other institution, you may obtain admission to the meeting by presenting proof of your ownership of AT&T stock as of February 27, 2018 (the record date).

Agenda and Voting Recommendations

Item	Description	Board Recommendation	Page
1	Election of Directors	FOR each nominee	8
2	Ratification of Ernst & Young LLP as auditors for 2018	FOR	18
3	Advisory Approval of Executive Compensation	FOR	19
4	Approve Stock Purchase and Deferral Plan	FOR	20
5	Approve 2018 Incentive Plan	FOR	23
6	Stockholder Proposal: Prepare Lobbying Report	AGAINST	25
7	Stockholder Proposal: Modify Proxy Access Requirements	AGAINST	27
8	Stockholder Proposal: Independent Chair	AGAINST	29
9	Stockholder Proposal: Reduce Vote Required for Written Consent	AGAINST	30

Corporate Governance Highlights

We are committed to good corporate governance, which promotes the long-term interests of stockholders, strengthens Board and management accountability, and helps build public trust in the Company. The Corporate Governance section beginning on page 32 describes our governance framework, which includes the following highlights:

Independent Lead Director	Adopted proxy access	Stockholder right to call special meetings

12 independent Director nominees	Independent Audit, Human Resources, and Corporate Governance and Nominating Committees	Directors required to hold shares until they leave the Board

Demonstrated Board refreshment and diversity	Robust Board, Committee, and Director evaluation process	Clawback policy in place

Annual election of Directors by majority vote	Long-standing commitment to sustainability	Regular sessions of non-management Directors

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Proxy Statement Summary

Director Nominees*

Snapshot of 2018 Director Nominees

Our Director nominees exhibit an effective mix of skills, experience, diversity, and perspectives

Name	Age	Director Since	Principal Occupation
Randall L. Stephenson	57	2005	Chairman, CEO, and President, AT&T Inc.
Samuel A. Di Piazza, Jr.	67	2015	Retired Global CEO, PricewaterhouseCoopers International Limited
Richard W. Fisher	68	2015	Former President and CEO, Federal Reserve Bank of Dallas
Scott T. Ford	55	2012	Member and CEO, Westrock Group, LLC
Glenn H. Hutchins	62	2014	Co-Founder, North Island and Co-Founder, Silver Lake
William E. Kennard	61	2014	Former United States Ambassador to the European Union and former Chairman of the Federal Communications Commission
Michael B. McCallister	65	2013	Retired Chairman and CEO, Humana Inc.
Beth E. Mooney	63	2013	Chairman and CEO, KeyCorp
Joyce M. Roché	70	1998	Retired President and CEO, Girls Inc.
Matthew K. Rose	58	2010	Chairman and CEO, Burlington Northern Santa Fe, LLC
Cynthia B. Taylor	56	2013	President and CEO, Oil States International, Inc.
Laura D’Andrea Tyson	70	1999	Distinguished Professor of the Graduate School, Haas School of Business, and Chair of the Blum Center for Developing Economies Board of Trustees at the University of California at Berkley
Geoffrey Y. Yang	59	2016	Founding Partner and Managing Director, Redpoint Ventures

* All Director nominees are independent, except for Mr. Stephenson

AT&T 2018 Proxy Statement	| 3 |

Proxy Statement Summary

Executive Compensation Highlights

Over the last few years, we have made several key enhancements to our compensation programs to continue to improve the link between compensation and the Company’s business and talent strategies as well as the long-term interests of our stockholders:

Pay and Performance at a Glance*

2017 Short Term Award

Metric	Metric Weight	Attainment	Payout%
2017 Earnings per Share (EPS)	70%	94%	84%
2017 Free Cash Flow (FCF)	30%	103%	106%
Weighted Average Payout			90%

*	See performance adjustments beginning on page 61

Long Term Award – Performance Share Component

2015-2017 Performance Period

Metric	Metric Weight	Attainment	Payout%
3-Year Return on Invested Capital (ROIC)	75%	7.75%	104%
3-Year Relative Total Stockholder Return (TSR)	25%	Level 3	100%
Weighted Average Payout			103%

What We Do

✓	Multiple Performance Metrics and Time Horizons: Use multiple performance metrics and multi-year vesting timeframes to discourage unnecessary short-term risk taking.

✓	Stock Ownership and Holding Period Requirements: NEOs must comply with stock ownership guidelines and hold 25% of post-2015 stock distributions until retirement.

✓	Dividend Equivalents: Paid at the end of performance period on earned performance shares only.

✓	Annual Compensation-Related Risk Review: Performed annually to confirm that our programs do not encourage excessive risk taking and are not reasonably likely to have a material adverse effect on the Company.

✓	Clawback Policy: The Company has a policy on the recovery of previously paid executive compensation for any fraudulent or illegal conduct.

✓	Severance Policy: Limits payments to 2.99 times salary and target bonus.

What We Don’t Do

✗	No “Single Trigger” Change in Control Provisions: No accelerated vesting of equity awards upon change in control.

✗	No Tax Gross-Ups: No excise tax gross-up payments except in extenuating circumstances.

✗	No Credit for Unvested Shares when determining stock ownership guideline compliance.

✗	No Repricing or Buy-Out of underwater stock options.

✗	No Hedging or Short Sales of AT&T stock by executive officers.

✗	No Supplemental Executive Retirement Benefits for officers promoted/hired after 2008.

✗	No Guaranteed Bonuses: The Company does not guarantee bonus payments.

✗	No Excessive Dilution: Our annual equity grants represent 1% of the total outstanding Common Stock each year. As of July 31, 2017, our total dilution was 1.0% of outstanding Common Stock.

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Information About the Meeting and Voting

Information About the Meeting and Voting

General

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of AT&T Inc. (AT&T, the Company, or we) for use at the 2018 Annual Meeting of Stockholders of AT&T. The meeting will be held at 9:00 a.m. local time on Friday, April 27, 2018, at the Moody Performance Hall, 2520 Flora Street, Dallas, Texas 75201.

The purposes of the meeting are set forth in the Notice of Annual Meeting of Stockholders (see page i). This Proxy Statement and form of proxy are being sent or made available beginning March 12, 2018, to stock-

holders who were record holders of AT&T’s common stock, $1.00 par value per share, at the close of business on February 27, 2018. These materials are also available at www.edocumentview.com/att. Each share entitles the registered holder to one vote. As of January 31, 2018, there were 6,495,231,088 shares of AT&T common stock outstanding.

To constitute a quorum to conduct business at the meeting, stockholders representing at least 40% of the shares of common stock entitled to vote at the meeting must be present or represented by proxy.

Voting

Stockholders of Record

Stockholders whose shares are registered in their name on the Company records (also known as “stockholders of record”) will receive either a proxy card by which they may indicate their voting instructions or a notice on how they may obtain a proxy. Instead of submitting a signed proxy card, stockholders may submit their proxies by telephone or through the Internet. Telephone and Internet proxies must be used in conjunction with, and will be subject to, the information and terms contained on the form of proxy. Similar procedures may also be available to stockholders who hold their shares through a broker, nominee, fiduciary or other custodian.

All shares represented by proxies will be voted by one or more of the persons designated on the form of proxy in accordance with the stockholders’ directions. If the proxy card is signed and returned or the proxy is submitted by telephone or through the Internet without specific directions with respect to the matters to be acted upon, it will be treated as an instruction to vote such shares in accordance with the recommendations of the Board of Directors. Any stockholder giving a proxy may revoke it at any time before the proxy is voted at the meeting by giving written notice of revocation to the Secretary of AT&T, by submitting a later-dated proxy, or by attending the meeting and voting in person. The Chairman of the Board will announce the closing of the polls during the Annual

Meeting. Proxies must be received before the closing of the polls in order to be counted.

A stockholder may designate a person or persons other than those persons designated on the form of proxy to act as the stockholder’s proxy by striking out the name(s) appearing on the proxy card, inserting the name(s) of another person(s), and delivering the signed card to that person(s). The person(s) designated by the stockholder must present the signed proxy card at the meeting in order for the shares to be voted.

Shares Held Through a Bank, Broker, or Other Custodian

Where the stockholder is not the record holder, such as where the shares are held through a broker, nominee, fiduciary or other custodian, the stockholder must provide voting instructions to the record holder of the shares in accordance with the record holder’s requirements in order to ensure the shares are properly voted.

Shares Held on Your Behalf under Company Benefit Plans or under The DirectSERVICE Investment Program

The proxy card, or a proxy submitted by telephone or through the Internet, will also serve as voting

AT&T 2018 Proxy Statement	| 5 |

Information About the Meeting and Voting

instructions to the plan administrator or trustee for any shares held on behalf of a participant under any of the following employee benefit plans: the AT&T Savings and Security Plan, the AT&T Puerto Rico Retirement Savings Plan, the AT&T Retirement Savings Plan, and the BellSouth Savings and Security Plan. Subject to the trustee’s fiduciary obligations, shares in each of the above employee benefit plans for which instructions are not received will not be voted. To allow sufficient time for voting by the trustees and/or administrators of the plans, your voting instructions must be received by April 24, 2018.

In addition, the proxy card or a proxy submitted by telephone or through the Internet will constitute voting instructions to the plan administrator under The DirectSERVICE Investment Program sponsored and administered by Computershare Trust Company, N.A. (AT&T’s transfer agent) for shares held on behalf of plan participants.

If a stockholder participates in the plans listed above and/or maintains stockholder accounts under more than one name (including minor differences in registration, such as with or without a middle initial), the stockholder may receive more than one set of proxy materials. To ensure that all shares are voted, please submit proxies for all of the shares you own.

Attending the Meeting

Only AT&T stockholders may attend the meeting.

Stockholders of Record (shares are registered in your name)

An admission ticket is attached to your proxy card or Annual Meeting Notice and Admission Ticket. If you plan to attend the Annual Meeting, please retain the admission ticket and bring it with you to the meeting. A stockholder of record who does not have an admission ticket will be admitted upon presentation of photo identification at the door.

Other Stockholders (shares are held in the name of a bank, broker, or other institution)

You may obtain admission to the meeting by presenting proof of your ownership of AT&T common stock and photo identification. To be able to vote at the meeting, you will need the bank, broker, or record holder to give you a proxy.

Voting Results

The voting results of the annual meeting will be published no later than four business days after the annual meeting on a Form 8-K filed with the Securities and Exchange Commission, which will be available in the investor relations area of our website at www.att.com.

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Information About the Meeting and Voting

Voting Procedures

Each share of AT&T common stock represented at the Annual Meeting is entitled to one vote on each matter properly brought before the meeting. All matters, except as provided below, are determined by a majority of the votes cast, unless a greater number is required by law or our Certificate of Incorporation for the action proposed. A majority of votes cast means the number of votes cast “for” a matter exceeds the number of votes cast “against” such matter.

If the proxy is submitted and no voting instructions are given, the person or persons designated on the card will vote the shares for the election of the Board of Directors’ nominees and in accordance with the recommendations of the Board of Directors on the other subjects listed on the proxy card and at their discretion on any other matter that may properly come before the meeting.

The Board of Directors is not aware of any matters that will be presented at the meeting for action on the part of stockholders other than those described in this Proxy Statement.

Election of Directors: In the election of Directors, each Director is elected by the vote of the majority of the votes cast with respect to that Director’s election. Under our Bylaws, if a nominee for Director is not elected and the nominee is an existing Director standing for re-election (or incumbent Director), the Director must promptly tender his or her resignation to the Board, subject to the Board’s acceptance. The Corporate Governance and Nominating Committee will make a recommendation to the Board as to whether to accept or reject the tendered resignation or whether other action should be taken. The Board will act on the tendered resignation, taking into account the Corporate Governance and Nominating Committee’s recommendation, and publicly disclose (by a press release, a filing with the SEC, or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind the decision within 90 days from the date of the certification of the election results. The Corporate Governance and Nominating Committee in making its recommendation and the Board of Directors in making its decision may each consider any factors or other information that they consider appropriate and relevant. Any Director who tenders his or her resignation as described above will not participate in the recommendation of the Corporate Governance and Nominating Committee or the decision of the Board of Directors with respect to his or her resignation.

If the number of persons nominated for election as Directors as of ten days before the record date for determining stockholders entitled to notice of or to vote at such meeting shall exceed the number of Directors to be elected, then the Directors shall be elected by a plurality of the votes cast. Because no persons other than the incumbent Directors have been nominated for election at the 2018 Annual Meeting, each nominee must receive a majority of the votes cast for that nominee to be elected to the Board.

Advisory Vote on Executive Compensation: The advisory vote on executive compensation is non-binding, and the preference of the stockholders will be determined by the choice receiving the greatest number of votes.

Approval of Stock Purchase and Deferral Plan and 2018 Incentive Plan: NYSE listing standards require listed companies to seek stockholder approval of plans that provide for the distribution of company stock to employees. When such approval is sought, the standards require that abstentions count as votes against approval of the proposal. These NYSE listing standards apply only to approval of the Stock Purchase and Deferral Plan and the 2018 Incentive Plan at the Annual Meeting.

All Other Matters to be Voted Upon: All other matters at the 2018 Annual Meeting will be determined by a majority of the votes cast.

Abstentions: Except as noted above, shares represented by proxies marked “abstain” with respect to the proposals described on the proxy card and by proxies marked to deny discretionary authority on other matters will not be counted in determining the vote obtained on such matters.

Broker Non-Votes: Under the rules of the NYSE, on certain routine matters, brokers may, at their discretion, vote shares they hold in “street name” on behalf of beneficial owners who have not returned voting instructions to the brokers. On all other matters, brokers are prohibited from voting uninstructed shares. In instances where brokers are prohibited from exercising discretionary authority (so-called broker non-votes), the shares they hold are not included in the vote totals.

At the 2018 Annual Meeting, brokers will be prohibited from exercising discretionary authority with respect to each of the matters submitted other than the ratification of the auditors. As a result, for each of the matters upon which the brokers are prohibited from voting, the broker non-votes will have no effect on the results.

AT&T 2018 Proxy Statement	| 7 |

Voting Items

Voting Items

Management Proposal

Item 1. Election of Directors

Under our Bylaws, the Board of Directors has the authority to determine the size of the Board and to fill vacancies. Currently, the Board is comprised of 13 Directors, one of whom is an executive officer of AT&T. There are no vacancies on the Board. Under AT&T’s Corporate Governance Guidelines, a Director will not be nominated by the Board for re-election if the Director would be 72 or older at the time of the election.

The Board of Directors has nominated the 13 persons listed below for election as Directors to one-year terms of office that would expire at the 2019 Annual Meeting. Each of the nominees is an incumbent Director of AT&T recommended for re-election by the Corporate Governance and Nominating Committee. In making these nominations, the Board reviewed the background of the nominees (each nominee’s biography can be found beginning on page 9) and determined to nominate each of the current Directors for re-election.

The Board believes that each nominee has valuable individual skills, attributes, and experiences that, taken together, provide us with the variety and depth of knowledge, judgment and vision necessary to provide effective oversight of a large and varied enterprise like AT&T. As indicated in the following biographies, the nominees have significant leadership skills and extensive experience in a variety of fields, including telecommunications, technology, public accounting, health care, education, economics, financial services, law, consumer marketing, operations, logistics, government service, public policy, academic research, consulting and nonprofit organizations, each of which the Board believes provides valuable knowledge about important elements of AT&T’s business. A number of the nominees also have extensive experience in international business and affairs, which the Board believes affords it an important global perspective in its deliberations.

If one or more of the nominees should at the time of the meeting be unavailable or unable to serve as a Director, the shares represented by the proxies will be voted to elect the remaining nominees and any substitute nominee or nominees designated by the Board. The Board knows of no reason why any of the nominees would be unavailable or unable to serve.

Name	Age	Director Since	Principal Occupation
Randall L. Stephenson	57	2005	Chairman, CEO, and President, AT&T Inc.
Samuel A. Di Piazza, Jr.	67	2015	Retired Global CEO, PricewaterhouseCoopers International Limited
Richard W. Fisher	68	2015	Former President and CEO, Federal Reserve Bank of Dallas
Scott T. Ford	55	2012	Member and CEO, Westrock Group, LLC
Glenn H. Hutchins	62	2014	Co-Founder, North Island and Co-Founder, Silver Lake
William E. Kennard	61	2014	Former United States Ambassador to the European Union and former Chairman of the Federal Communications Commission
Michael B. McCallister	65	2013	Retired Chairman and CEO, Humana Inc.
Beth E. Mooney	63	2013	Chairman and CEO, KeyCorp
Joyce M. Roché	70	1998	Retired President and CEO, Girls Inc.
Matthew K. Rose	58	2010	Chairman and CEO, Burlington Northern Santa Fe, LLC
Cynthia B. Taylor	56	2013	President and CEO, Oil States International, Inc.
Laura D’Andrea Tyson	70	1999	Distinguished Professor of the Graduate School, Haas School of Business, and Chair of the Blum Center for Developing Economies Board of Trustees at the University of California at Berkley
Geoffrey Y. Yang	59	2016	Founding Partner and Managing Director, Redpoint Ventures

All Director nominees are independent, except for Mr. Stephenson

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Voting Items

Director Biographies

✓	The Board recommends you vote FOR each of the following candidates:

Randall L. Stephenson		Age 57 Director since 2005

Mr. Stephenson is Chairman of the Board, Chief Executive Officer, and President of AT&T Inc. and has served in this capacity since 2007. He has held a variety of high-level finance, operational, and marketing positions with AT&T, including serving as Chief Operating Officer from 2004 until his appointment as Chief Executive Officer in 2007 and as Chief Financial Officer from 2001 to 2004. He began his career with the Company in 1982. Mr. Stephenson received his B.S. in accounting from Central State University (now known as the University of Central Oklahoma) and earned his Master of Accountancy degree from the University of Oklahoma.

AT&T Board Committees Executive (Chair) Past Directorships The Boeing Company (2016-2017); Emerson Electric Co. (2006-2017)	Qualifications, Attributes, Skills, and Experience

Mr. Stephenson’s qualifications to serve on the Board include his more than 35 years of experience in the telecommunications industry, his intimate knowledge of our Company and its history, his expertise in finance and operations management, and his years of executive leadership experience across various divisions of our organization, including serving as Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Senior Vice President of Finance, and Senior Vice President of Consumer Marketing.

	Senior Leadership/Chief Executive Officer Experience	Extensive Knowledge of the Company’s Business and/or Industry

	High Level of Financial Experience	Public Company Board Service and Governance Experience

AT&T 2018 Proxy Statement	| 9 |

Voting Items

Samuel A. Di Piazza, Jr.	Age 67 Director since 2015

Mr. Di Piazza served as Global Chief Executive Officer of PricewaterhouseCoopers International Limited (an international professional services firm) from 2002 until his retirement in 2009. Mr. Di Piazza began his 36-year career with PricewaterhouseCoopers (PwC, formerly Coopers & Lybrand) in 1973 and was named Partner in 1979 and Senior Partner in 2000. From 1979 to 2002, Mr. Di Piazza held various regional leadership positions with PwC. After his retirement from PwC, Mr. Di Piazza joined Citigroup where he served as Vice Chairman of the Global Corporate and Investment Bank from 2011 until 2014. Since 2010, Mr. Di Piazza has served as the Chairman of the Board of Trustees of The Mayo Clinic. He received his B.S. in accounting from the University of Alabama and earned his M.S. in tax accounting from the University of Houston. He served as a Director of DIRECTV from 2010 until the company was acquired by AT&T Inc. in 2015.

AT&T Board Committees

Audit (Chair); Executive;

Public Policy and

Corporate Reputation

Other Public Company Directorships

Jones Lang LaSalle

Incorporated; ProAssurance Corporation; Regions Financial Corporation

Past Directorships

DIRECTV (2010-2015)

Qualifications, Attributes, Skills, and Experience

Mr. Di Piazza’s qualifications to serve on the Board include his executive leadership skills, his vast experience in public accounting with a major accounting firm, and his experience in international business and affairs, all strong attributes for the Board of AT&T. His qualifications also include his prior service as a Director of DIRECTV, a digital entertainment services company that we acquired.

Senior Leadership/Chief Executive Officer Experience	Extensive Knowledge of the Company’s Business and/or Industry
High Level of Financial Experience	Global Business/Affairs Experience

Richard W. Fisher		Age 68 Director since 2015

Mr. Fisher served as President and Chief Executive Officer of the Federal Reserve Bank of Dallas from 2005 until March 2015. He has been Senior Advisor to Barclays PLC (a financial services provider) since July 2015. From 2001 to 2005, Mr. Fisher was Vice Chairman and Managing Partner of Kissinger McLarty Associates (a strategic advisory firm). From 1997 to 2001, Mr. Fisher served as Deputy U.S. Trade Representative with the rank of Ambassador. Previously, he served as Managing Partner of Fisher Capital Management and Fisher Ewing Partners LP (investment advisory firms) and prior to that was Senior Manager of Brown Brothers Harriman & Co. (a private banking firm). He is an Honorary Fellow of Hertford College, Oxford University, and a
Fellow of the American Academy of Arts and Sciences. Mr. Fisher received his B.A. in economics from Harvard University and earned his M.B.A. from Stanford University.

AT&T Board Committees Corporate Development and Finance; Corporate Governance and Nominating Other Public Company Directorships PepsiCo, Inc.; Tenet Healthcare Corporation	Qualifications, Attributes, Skills, and Experience

Mr. Fisher’s qualifications to serve on the Board include his extensive financial, trade and regulatory expertise, and a deep understanding of Mexico and Latin America, all of which enable him to provide valuable financial and strategic insight to AT&T.

	Senior Leadership/Chief Executive Officer Experience	Government/Regulatory Expertise
	High Level of Financial Experience	Global Business/Affairs Experience

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Voting Items

Scott T. Ford		Age 55 Director since 2012

Mr. Ford founded Westrock Group, LLC (a private investment firm in Little Rock, Arkansas) in 2013, where he has served as Member and Chief Executive Officer since its inception. Westrock Group operates Westrock Coffee Company, LLC (a fully integrated coffee company), which Mr. Ford founded in 2009, and where he has served as Chief Executive Officer since 2009. Westrock Group also operates Westrock Asset Management, LLC (a global alternative investment firm), which Mr. Ford founded in 2014, and where he has served as Chief Executive Officer and Chief Investment Officer since 2014. Mr. Ford previously served as President and Chief Executive Officer of Alltel Corporation (a provider of wireless voice and data communications services) from 2002 to 2009, and served as an executive member of Alltel Corporation’s board of directors from 1996 to 2009. He also served as Alltel Corporation’s President and Chief Operating Officer from 1998 to 2002. Mr. Ford led Alltel through several major business transformations, culminating with the sale of the company to Verizon Wireless in 2009. Mr. Ford received his B.S. in finance from the University of Arkansas, Fayetteville.

AT&T Board Committees Corporate Development and Finance (Chair); Executive; Human Resources Other Public Company Directorships Bear State Financial, Inc.	Qualifications, Attributes, Skills, and Experience

Mr. Ford’s qualifications to serve on the Board include his extensive experience and expertise in the telecommunications industry, his strong strategic focus, his leadership experience in the oversight of a large, publicly traded company, and his experience in international business and private equity, all of which bring valuable contributions to AT&T’s strategic planning and industry competitiveness.

	Senior Leadership/Chief Executive Officer Experience	Extensive Knowledge of the Company’s Business and/or Industry
	Public Company Board Service and Governance Experience	Investment/Private Equity Experience

AT&T 2018 Proxy Statement	| 11 |

Voting Items

Glenn H. Hutchins	Age 62 Director since 2014

Mr. Hutchins is Co-Founder of North Island (a financial services technology investment firm based in New York, New York) which was founded in 2017. Mr. Hutchins has served as Chairman of Tide Mill, LLC (the Hutchins family office, formerly North Island, LLC, in New York, New York) since 2004. He is also Co-Founder of Silver Lake (a technology investment firm based in New York, New York and Menlo Park, California) which was founded in 1999, and where Mr. Hutchins served as Co-CEO until 2011 and as Managing Director from 1999 until 2011. Prior to that, Mr. Hutchins was Senior Managing Director at The Blackstone Group (a global investment firm) from 1994 to 1999. Mr. Hutchins served as Chairman of the Board of SunGard Data Systems Inc. (a software and technology services company) from 2005 until 2015. He is a Director of the Federal Reserve Bank of New York and Vice Chairman of the Brookings Institution. Previously, Mr. Hutchins served as a Special Advisor in the White House on economic and health-care policy from 1993 to 1994 and as Senior Advisor on the transition of the Administration from 1992 to 1993. He holds an A.B. from Harvard College, an M.B.A. from Harvard Business School, and a J.D. from Harvard Law School.

AT&T Board Committees Corporate Development and Finance; Public Policy and Corporate Reputation Other Public Company Directorships Virtu Financial, Inc. Past Directorships Nasdaq, Inc. (2005-2017)	Qualifications, Attributes, Skills, and Experience

Mr. Hutchins’ qualifications to serve on our Board include his extensive experience and expertise in the technology and financial sectors, his public policy experience, and his strong strategic focus, all of which enable him to provide valuable financial and strategic insight to AT&T.

	Senior Leadership/Chief Executive Officer Experience	Government/Regulatory Expertise
	Technology Expertise	Investment/Private Equity Experience

William E. Kennard	Age 61 Director since 2014

Mr. Kennard served as the United States Ambassador to the European Union from 2009 to 2013. From 2001 to 2009, Mr. Kennard was Managing Director of The Carlyle Group (a global asset management firm) where he led investments in the telecommunications and media sectors. Mr. Kennard served as Chairman of the U.S. Federal Communications Commission from 1997 to 2001. Before his appointment as FCC Chairman, he served as the FCC’s General Counsel from 1993 until 1997. Mr. Kennard joined the FCC from the law firm of Verner, Liipfert, Bernhard, McPherson and Hand (now DLA Piper) where he was a partner and member of the firm’s board of directors. Mr. Kennard received his B.A. in communications from Stanford University and earned his law degree from Yale Law School.

AT&T Board Committees Corporate Governance and Nominating; Public Policy and Corporate Reputation Other Public Company Directorships Duke Energy Corporation; Ford Motor Company; MetLife, Inc.	Qualifications, Attributes, Skills, and Experience

Mr. Kennard’s qualifications to serve on our Board include his expertise in the telecommunications industry, his understanding of public policy, and his international perspective, as well as his background and experience in law and regulatory matters, all strong attributes for the Board of AT&T.

	Senior Leadership/Chief Executive Officer Experience	Government/Regulatory Expertise
	Extensive Knowledge of the Company’s Business and/or Industry	Legal Experience

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Voting Items

Michael B. McCallister		Age 65 Director since 2013

Mr. McCallister served as Chairman of Humana Inc. (a health care company in Louisville, Kentucky) from 2010 to 2013. He also served as Humana’s Chief Executive Officer from 2000 until his retirement in 2012. During Mr. McCallister’s tenure, he led Humana through significant expansion and growth, nearly quadrupling its annual revenues between 2000 and 2012, and led the company to become a FORTUNE 100 company. Mr. McCallister received his B.S. in accounting from Louisiana Tech University and earned his M.B.A. from Pepperdine University.

AT&T Board Committees Audit; Human Resources Other Public Company Directorships Fifth Third Bancorp; Zoetis Inc. Past Directorships Humana Inc. (2000-2013)	Qualifications, Attributes, Skills, and Experience

Mr. McCallister’s qualifications to serve on the Board include his executive leadership experience in the oversight of a large, publicly traded company and his depth of experience in the health care sector, which is of increasing importance to a company like AT&T.

	Senior Leadership/Chief Executive Officer Experience	Public Company Board Service and Governance Experience
	Healthcare Expertise	High Level of Financial Experience

Beth E. Mooney		Age 63 Director since 2013

Ms. Mooney is Chairman and Chief Executive Officer of KeyCorp (a bank holding company in Cleveland, Ohio) and has served in this capacity since 2011. She previously served as KeyCorp’s President and Chief Operating Officer from 2010 to 2011. Ms. Mooney joined KeyCorp in 2006 as a Vice Chair and head of Key Community Bank. Prior to joining KeyCorp, beginning in 2000 she served as Senior Executive Vice President at AmSouth Bancorporation (now Regions Financial Corporation), where she also became Chief Financial Officer in 2004. Ms. Mooney served as a Director of the Federal Reserve Bank of Cleveland in 2016 and was appointed to represent the Fourth Federal Reserve District on the Federal Advisory Council beginning in 2017. She received her B.A. in history from the University of Texas at Austin and earned her M.B.A. from Southern Methodist University.

AT&T Board Committees Corporate Development and Finance; Corporate Governance and Nominating Other Public Company Directorships KeyCorp	Qualifications, Attributes, Skills, and Experience

Ms. Mooney’s qualifications to serve on the Board include her executive leadership skills in the oversight of a large, publicly traded and highly-regulated company and her more than 30 years of experience in the banking and financial services industry, which bring valuable financial and strategic insight to AT&T.

	Senior Leadership/Chief Executive Officer Experience	Government/Regulatory Expertise
	High Level of Financial Experience	Public Company Board Service and Governance Experience

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Joyce M. Roché	Age 70 Director since 1998

Ms. Roché is an author and served as President and Chief Executive Officer of Girls Incorporated (a national nonprofit research, education, and advocacy organization in New York, New York) from 2000 until her retirement in 2010. Ms. Roché was an independent marketing consultant from 1998 to 2000. She was President and Chief Operating Officer of Carson, Inc. from 1996 to 1998 and Executive Vice President of Global Marketing of Carson, Inc. from 1995 to 1996. Prior to that, Ms. Roché held various senior marketing positions, including Vice President of Global Marketing for Avon Products, Inc. from 1993 to 1994. Ms. Roché received her B.A. in math education from Dillard University and earned her M.B.A. in marketing from Columbia University. Ms. Roché served as a Director of Southern New England Telecommunications Corporation from 1997 until the company was acquired by AT&T (then known as SBC Communications Inc.) in 1998.

AT&T Board Committees

Corporate Governance and Nominating; Executive; Human Resources (Chair)

Other Public Company Directorships

Macy’s, Inc.; Tupperware Brands Corporation

Past Directorships

Dr Pepper Snapple Group, Inc. (2011-2017)

Qualifications, Attributes, Skills, and Experience

Ms. Roché’s qualifications to serve on the Board include her executive leadership experience and operations management skills in dealing with complex organizational issues. Her expertise in general management and consumer marketing are key benefits to AT&T. Her qualifications also include her prior service as a director of a telecommunications company that we acquired.

Senior Leadership/Chief Executive Officer Experience	Extensive Knowledge of the Company’s Business and/or Industry
Marketing Expertise	Public Company Board Service and Governance Experience

Matthew K. Rose	Age 58 Director since 2010

Mr. Rose is Chairman of the Board and Chief Executive Officer of Burlington Northern Santa Fe, LLC (a freight rail system based in Fort Worth, Texas and a subsidiary of Berkshire Hathaway Inc., formerly known as Burlington Northern Santa Fe Corporation) and has served in this capacity since 2002, having also served as President until 2010. Before serving as its Chairman, Mr. Rose held several leadership positions there and at its predecessors, including President and Chief Executive Officer from 2000 to 2002, President and Chief Operating Officer from 1999 to 2000, and Senior Vice President and Chief Operations Officer from 1997 to 1999. Mr. Rose also serves as Executive Chairman of BNSF Railway Company (a subsidiary of Burlington Northern Santa Fe, LLC), having served as Chairman and Chief Executive Officer from 2002 to 2013. He earned his B.S. in marketing from the University of Missouri.

AT&T Board Committees

Corporate Governance and Nominating (Chair); Executive; Human Resources

Other Public Company Directorships

BNSF Railway Company; Burlington Northern Santa Fe, LLC; Fluor Corporation

Past Directorships

AMR Corporation (2004-2013)

Qualifications, Attributes, Skills, and Experience

Mr. Rose’s qualifications to serve on the Board include his extensive experience in the executive oversight of a large, complex and highly-regulated organization, his considerable knowledge of operations management and logistics, and his experience and skill in managing complex regulatory and labor issues comparable to those faced by AT&T.

Senior Leadership/Chief Executive Officer Experience	Government/Regulatory Expertise
Labor Experience	Operations/Logistics Experience

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Voting Items

Cynthia B. Taylor		Age 56 Director since 2013

Ms. Taylor is President, Chief Executive Officer and a Director of Oil States International, Inc. (a diversified solutions provider for the oil and gas industry in Houston, Texas) and has served in this capacity since 2007. She previously served as Oil States International, Inc.’s President and Chief Operating Officer from 2006 to 2007 and as its Senior Vice President-Chief Financial Officer from 2000 to 2006. Ms. Taylor was Chief Financial Officer of L.E. Simmons & Associates, Inc. from 1999 to 2000 and Vice President-Controller of Cliffs Drilling Company from 1992 to 1999, and prior to that, held various management positions with Ernst & Young LLP, a public accounting firm. She received her B.B.A. in accounting from Texas A&M University and is a Certified Public Accountant.

AT&T Board Committees Audit; Public Policy and Corporate Reputation Other Public Company Directorships Oil States International, Inc. Past Directorships Tidewater Inc. (2008-2017)	Qualifications, Attributes, Skills, and Experience

Ms. Taylor’s qualifications to serve on the Board include her executive leadership skills in the oversight of a large, publicly traded company, her vast experience in finance and public accounting, and her experience in international business and affairs, all of which bring a broad spectrum of management experience to our Board.

	Senior Leadership/Chief Executive Officer Experience	Global Business/Affairs Experience
	High Level of Financial Experience	Operations/Logistics Experience

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Voting Items

Laura D’Andrea Tyson	Age 70 Director since 1999

Dr. Tyson is Distinguished Professor of the Graduate School, Haas School of Business, at the University of California at Berkeley (UC Berkeley) and has served in this capacity since July 2016. She is also the Chair of the Blum Center for Developing Economies Board of Trustees, UC Berkeley, and has served in this capacity since 2007. She has also been Faculty Director of the Institute for Business and Social Impact at the Haas School of Business, UC Berkeley, since 2013. Dr. Tyson was Professor of Business Administration and Economics at the University’s Haas School of Business from 2007 until June 2016 and was Professor of Global Management at the Haas School of Business from 2008 until 2013. Prior to that, Dr. Tyson was Dean of London Business School, London, England, from 2002 until 2006. In her previous roles at UC Berkeley, Dr. Tyson served as Dean of the Haas School of Business from 1998 to 2001 and Professor of Economics and Business Administration from 1997 to 1998. Dr. Tyson has also served in various government roles, including serving as a member of the U.S. Department of State Foreign Affairs Policy Board (2011-2013), the Council on Jobs and Competitiveness for the President of the United States (2011-2013), and the Economic Recovery Advisory Board to the President of the United States (2009-2011), and has also served as National Economic Adviser to the President of the United States (1995-1996) and as Chair of the White House Council of Economic Advisers (1993-1995). Since 2007, Dr. Tyson has served as an adviser and faculty member of the World Economic Forum. Dr. Tyson received her B.A. in economics from Smith College and earned her Ph.D. in economics at the Massachusetts Institute of Technology. Dr. Tyson served as a Director of Ameritech Corporation from 1997 until the company was acquired by AT&T (then known as SBC Communications Inc.) in 1999.

AT&T Board Committees

Audit; Executive; Public Policy and Corporate
Reputation (Chair)

Other Public Company Directorships

CBRE Group, Inc.

Past Directorships

Morgan Stanley (1997-2016); Silver Spring Networks, Inc. (2009-2018)

Qualifications, Attributes, Skills, and Experience

Dr. Tyson’s qualifications to serve on the Board include her expertise in economics and public policy, her experience as an advisor in various business and political arenas, and her vast knowledge of international business and affairs, all strong attributes for the Board of AT&T. Her qualifications also include her prior service as a director of a telecommunications company that we acquired.

Senior Leadership/Chief Executive Officer Experience	Government/Regulatory Expertise
High Level of Financial Experience	Public Company Board Service and Governance Experience

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Voting Items

Geoffrey Y. Yang		Age 59 Director since 2016

Mr. Yang is a founding partner and Managing Director of Redpoint Ventures (a global private equity and venture capital firm based in Menlo Park, California) and has served in this capacity since 1999. Prior to founding Redpoint, Mr. Yang was a General Partner with Institutional Venture Partners (a private equity investment firm in Menlo Park, California), which he joined in 1987. Mr. Yang has over 30 years of experience in the venture capital industry and has helped found or served on the boards of a variety of consumer media, internet, and infrastructure companies. Mr. Yang holds a B.S.E. in engineering from Princeton University and an M.B.A. from Stanford University.

AT&T Board Committees Corporate Development and Finance; Human Resources Other Public Company Directorships Franklin Resources, Inc.	Qualifications, Attributes, Skills, and Experience

Mr. Yang’s qualifications to serve on the Board include his extensive experience in technology and emerging forms of media and entertainment, his decades of experience and expertise in venture capital, his strong strategic focus, as well as his vast experience in serving on the boards of private and public technology companies, all of which enable him to provide valuable contributions to AT&T’s financial and strategic planning and industry competitiveness.

	Senior Leadership/Chief Executive Officer Experience	Global Business/Affairs Experience
	Investment/Private Equity Experience	Technology Expertise

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Voting Items

Management Proposal

Item 2. Ratification of the Appointment

of Ernst & Young LLP as Independent Auditors

This proposal would ratify the Audit Committee’s appointment of Ernst & Young LLP (EY) to serve as independent auditors of AT&T for the fiscal year ending December 31, 2018. The Audit Committee’s decision to re-appoint our independent auditor was based on the following considerations:

•	quality and performance of the lead audit partner and the overall engagement team,

•	knowledge of the telecommunications industry and company operations,

•	global capabilities and technical expertise,

•	auditor independence and objectivity, and

•	the potential impact of rotating to another independent audit firm.

The Audit Committee’s oversight of EY includes regular private sessions with EY, discussions about audit scope and business imperatives, and—as described above—a comprehensive annual evaluation to determine whether to re-engage EY. Considerations concerning auditor independence include:

•	Limits on non-audit services: The Audit Committee preapproves audit and permissible non-audit services provided by EY in accordance with its pre-approval policy.

•	Audit partner rotation: EY rotates the lead audit partner and other partners on the engagement consistent with independence requirements. The Audit Committee oversees the selection of each new lead audit partner.

•	EY’s internal independence process: EY conducts periodic internal reviews of its audit and other work and assesses the adequacy of partners and other personnel working on the Company’s account.

•	Strong regulatory framework: EY, as an independent registered public accounting firm, is subject to PCAOB inspections, “Big 4” peer reviews and PCAOB and SEC oversight.

Based on these considerations, the Audit Committee believes that the selection of Ernst & Young LLP is in the best interest of the company and its stockholders. Therefore, the Audit Committee recommends that stockholders ratify the appointment of Ernst & Young LLP. If stockholders do not ratify the appointment, the Committee will reconsider its decision. One or more members of Ernst & Young LLP are expected to be present at the Annual Meeting, will be able to make a statement if they so desire, and will be available to respond to appropriate questions.

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Management Proposal

Item 3. Advisory Approval of Executive Compensation

This proposal would approve the compensation of executive officers as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the accompanying narrative disclosures (see pages 51 through 90). These sections describe our executive compensation program.

The Human Resources Committee is responsible for executive compensation and works to structure a balanced program that addresses the dynamic, global marketplace in which AT&T competes for talent. The compensation structure includes pay-for-performance and equity-based incentive programs and seeks to reward executives for attaining performance goals.

AT&T has implemented a number of changes to its compensation and benefits program in recent years to better serve its stockholders.

Guiding Pay Principles (discussed in detail on page 55)

Alignment with Stockholders

Provide compensation elements and set performance targets that closely align executives’ interests with those of stockholders. For example, approximately 68% of target pay for NEOs is tied to stock price performance. In addition, we have executive stock ownership guidelines and stock holding requirements, as described on page 76. Each of the NEOs exceeds the minimum stock ownership guidelines.

Competitive and Market Based

Evaluate all components of our compensation and benefits program in light of appropriate peer company practices to ensure we are able to attract and retain world-class talent with the leadership abilities and experience necessary to develop and execute business strategies, obtain superior results, and build long-term stockholder value in an organization as large and complex as AT&T.

Pay for Performance

Tie a significant portion of compensation to the achievement of predetermined goals and recognize individual accomplishments that contribute to our success. For example, in 2017, 93% of the CEO’s target compensation (and, on average, 89% for other NEOs) was variable and tied to short- and long-term performance incentives, including stock price performance.

Balanced Short- and Long-Term Focus

Ensure that the compensation program provides an appropriate balance between the achievement of short- and long-term performance objectives, with a clear emphasis on managing the sustainability of the business and mitigating risk.

Alignment with Generally Accepted Approaches
Provide policies and programs that fit within the framework of generally accepted approaches adopted by leading major U.S. companies.

AT&T submits this proposal to stockholders on an annual basis. While this is a non-binding, advisory vote, the Committee intends to take into account the outcome of the vote when considering future executive compensation arrangements. AT&T is providing this vote as required pursuant to Section 14A of the Securities Exchange Act.

The Board recommends that our stockholders approve the program.

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Management Proposal

Item 4. Approve Stock Purchase and Deferral Plan

The Stock Purchase and Deferral Plan (the Plan) offers mid-level and above management employees the opportunity to defer income through the purchase of deferred shares of AT&T common stock (AT&T Stock) with payroll deductions. The shares are distributed in the years elected by the participants. Based on the number of shares purchased, participants also receive limited matching employer contributions in the form of additional deferred shares. The Plan is designed to encourage managers to invest in AT&T Stock and, thereby, give these managers an even greater interest in the continued success of the Company.

The Plan is administered by the Human Resources Committee of the Board of Directors (the Committee), which is composed entirely of independent Directors. The Committee has authority to amend the Plan and adopt rules for its operation.

The Plan was initially approved by stockholders in 2005, replacing a similar program originally adopted in 1991. Stockholders approved a revised plan in 2013 that, among other things, increased the number of authorized shares (exclusive of shares from the exercise of options) from 21 million to 46 million.

Subject to stockholder approval of the Plan at the 2018 Annual Meeting, the Board has increased the number of shares that may be acquired under the Plan through employee contributions, matching contributions and reinvested dividend equivalents from 46 million to 76 million. The number of shares that may be issued pursuant to options remains unchanged at 34 million. Under New York Stock Exchange Listing Standards, material amendments to the Plan, including increases in the number of authorized shares must be submitted to stockholders for approval.

The terms of the Plan are summarized below. In addition, the full text of the Plan is set forth in Annex A to this Proxy Statement, and the following summary is qualified in its entirety by reference to the text of the Plan.

Plan Summary

The Plan is offered to mid-level and above management employees, which currently total approximately 6,500 managers.

Each year, a participant may elect to establish a Share Deferral Account to purchase share units through payroll deductions during an upcoming year. The purchase price of a share unit is equal to the price of a share of AT&T Stock at the time of purchase. Each share unit is converted into a share of AT&T Stock at distribution. Share units earn dividend equivalents at the same rate as common stock and are reinvested in additional share units. AT&T may refuse or terminate, in whole or in part, any election to participate in the Plan.

In the annual enrollment, a participant may elect to contribute from 6% to 30% of the participant’s annual Base Compensation, which includes base salary, lump sum payments in lieu of base salary increases, and annual bonus. The Committee has authority to add or subtract different types of compensation to or from the definition of “Base Compensation.”

Share units are credited to a participant’s account based upon the closing price of AT&T Stock as of the last day of the month in which the contributions are credited. The share units are distributed up to five calendar years after a Share Deferral Account commences, as elected by the participant. A distribution may be further deferred by an employee for additional five-year periods, so long as each election is made while the participant is still an employee. In the event of the death of a participant, all unpaid deferrals of the participant under the Plan are promptly distributed.

In order (1) to generally offset the loss of Company match in the 401(k) plan caused by participation in the Plan or by participation in the Company’s Cash Deferral Plan (described on page 88) and (2) to provide match on compensation that exceeds Federal compensation limits for 401(k) plans, the Company provides “Makeup” matching contributions in the form of additional deferred shares. The “Makeup Match” is an 80% match on contributions from the first 6% of base salary and annual bonus (the same rate as used in the 401(k) plan), reduced by the amount of matching contributions an employee would have been eligible to receive in the 401(k) plan (regardless of whether the employee actually participates or is eligible to participate in the 401(k) plan). Officer level employees do not receive a Makeup Match on the contribution of their short-term awards (discussed

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below). For participants hired on or after January 1, 2015, the Makeup Match uses a 100% match instead of an 80% match to reflect the increased company match in the 401(k) plan for these participants.

Participants who, in lieu of an annual bonus, receive an annual award under the Short Term Incentive Plan or a successor plan and/or another cash award so designated by the Committee (collectively, STIP Award) may make a separate election to contribute up to 95% of their STIP Award to the Plan and purchase share units. A STIP Award is typically limited to officer level employees. The STIP Award is not considered Base Compensation and is not eligible for the Makeup Match. If an award under the Short Term Incentive Plan is designated as an annual bonus, which typically is limited to employees below officer level, it is treated as Base Compensation and not as a STIP Award.

In accordance with the terms of the Plan, beginning with 2010 contributions of salary and 2011 contributions of annual bonus, the Company contributes a “Bonus Match” (in addition to the Makeup Match) to participant accounts in the form of additional deferred shares. The Bonus Match equals 20% of the participant’s contributions. However, the Bonus Match is not paid on employee contributions of STIP Awards in excess of the target award.

Previously, instead of the Bonus Match, AT&T issued stock options based on participation in the Plan. The Plan permits the Company to issue two nonqualified stock options for each share unit purchased by a participant. The Committee may only offer the Bonus Match if it reduces the number of options issued for each share unit purchased. As noted above, beginning with 2010 salary and 2011 annual bonus contributions, the Company stopped offering stock options and replaced them with the 20% Bonus Match. At this time the Company does not intend to resume the issuance of options under the Plan but may do so in the future.

Each option permits the holder to purchase one share of AT&T Stock with an exercise price equal to the fair market value of AT&T Stock at the time of the issuance of the option. (Reinvestments of dividend equivalents derived from participant-purchased share units, where the reinvestments are made during the first 13 months of a Share Deferral Account, also earn stock options). Stock options issued under the Plan may not be re-priced. When offered, stock options are issued twice a year and are exercisable no earlier than one year (or upon termination of employment, if earlier), and no later than 10 years, after issuance. Unless otherwise provided by the Committee, in the event the employee terminates employment, the options expire on the earlier of the regular expiration date or as follows: retirement–five years, death or disability–three years, other termination-one year. Stock options are not transferable except by will or the laws of descent and distribution and are exercisable during the optionee’s lifetime only by the optionee.

The Committee may permit an employee to purchase share units with amounts other than Base Compensation or STIP Awards from time to time; however, these purchases may not earn matching contributions or stock options.

Federal Income Tax Matters Relating to Stock Options. The following is a summary of the principal U.S. Federal income tax consequences under present law of the issuance and exercise of stock options granted under the Incentive Plan. This summary is not intended to be exhaustive and, among other things, does not describe state or local tax consequences.

A participant will not be deemed to have received any income subject to tax at the time a nonqualified stock option is granted, nor will AT&T be entitled to a tax deduction at that time. When a nonqualified stock option is exercised, the participant will be deemed to have received an amount of ordinary income equal to the excess of the fair market value of the shares of common stock purchased over the exercise price. AT&T will be allowed a tax deduction in the year the option is exercised in an amount equal to the ordinary income which the participant is deemed to have received.

Available Shares. As noted above, the Company has amended the Plan to increase the number of shares of AT&T Stock that may be distributed as a result of deferrals (including employee and matching employer contributions and reinvested dividend equivalents) from 46 million to 76 million shares, subject to stockholder approval of the Plan. Shares withheld for taxes in connection with a distribution are returned to authorized status and may be reissued. All matching contributions are immediately vested. As of December 31, 2017, the total number of shares issued under the Plan as a result of deferrals or represented by purchased but undistributed share units (including matching contributions) was 29,483,116, leaving 16,516,884 shares available before the increase in authorized shares.

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The Plan also provides for the issuance of up to 34 million shares that may be issued pursuant to the exercise of stock options, which was not modified by the Company. When an Option is exercised (including but not limited to a Stock-Settled exercise), the number of shares available for issuance under the Plan shall be reduced by the gross number of shares for which the Option is exercised. In the event a stock option is canceled, expires or otherwise terminates, it is returned to authorized status and may be reissued. When offered, no participant may receive more than 400,000 stock options during a calendar year. As of December 31, 2017, 11,790,354 options had been exercised and 4,530,343 options were outstanding, leaving 17,679,303 shares available for the exercise of options. Since the Plan commenced in 2005, the following persons or groups have received the number of options set out below: Mr. Stephenson – 1,046,938; Mr. Stankey – 18,190; Mr. Stephens – 200,754; Mr. Donovan – 4,183; and all current executive officers as a group – 1,327,664.

In the event of a stock split, stock dividend, or other change in the corporate structure of the Company, as described in the Plan, affecting the shares that may be issued under the Plan, an adjustment shall be made in the number and class of shares which may be delivered under the Plan (including but not limited to individual limits) as may be determined by the Committee.

Other Information. The Plan contains certain “loyalty provisions”. In exchange for being permitted to participate in the Plan, officer level employees and senior managers agree that for two years after termination of employment they will refrain from engaging in certain activities that are competitive with or “disloyal” to AT&T, including, among other things, competing with AT&T, soliciting its customers or interfering in its relationships with vendors, or improperly disclosing certain confidential information.

The closing price of AT&T’s common stock reported on the New York Stock Exchange for February 15, 2018, was $37.00.

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Management Proposal

Item 5. Approve 2018 Incentive Plan

Your Board of Directors has adopted the 2018 Incentive Plan (Incentive Plan) for the purpose of replacing the 2016 Incentive Plan, previously approved by our stockholders in 2016. The Incentive Plan, like the prior plan, permits AT&T to compensate eligible managers with equity and cash awards. New awards will not be made under the Incentive Plan until stockholder approval is obtained for the Plan.

The Incentive Plan provides your Directors with the flexibility to compensate managers through a variety of possible awards. These awards may, for example, be tied to the financial or operational performance of the Company, to the performance of the stock, or other measures, in each case as determined by your Directors. Because of the key role the Incentive Plan plays in the compensation of your executives, your Directors urge you to vote for approval of the Incentive Plan.

The terms of the Incentive Plan are summarized below. In addition, the full text of the Incentive Plan is set forth in Annex B to this Proxy Statement. The following summary is qualified in its entirety by reference to the text of the Incentive Plan.

Plan Summary

Eligible for Participation. Management employees of AT&T or its subsidiaries are eligible to be selected to participate in the Incentive Plan. Currently, there are approximately 100,000 managers who are eligible to participate in the plan; however, the Company expects participation to be generally limited to approximately 6,500 mid-level and above managers. Actual selection of any eligible manager to participate in the Incentive Plan is within the sole discretion of the Plan Committee.

Performance Awards. The Incentive Plan allows certain committees of your Directors (each, a Plan Committee) to issue “performance shares” and “performance units.” These are contingent incentive awards that are converted into stock and/or cash and paid out to the participant if specific performance goals are achieved over performance periods established by the Plan Committee. If the performance goals are not achieved, the awards are forfeited or reduced. Performance shares are each equivalent in value to a share of common stock (payable in cash and/or stock), while performance units are equal to a specific amount of cash. The terms and conditions of the Awards are determined by the Plan Committee in its sole discretion. Unless otherwise provided by the Plan Committee, participants receive dividend equivalents on performance shares.

In establishing Performance Goals, the Plan Committee is authorized, in its sole discretion, to use any criteria it determines. The performance goals set by the Plan Committee may include payout tables, formulas or other standards to be used in determining the extent to which the performance goals are met and, if met, the number of performance shares and/or performance units that would be converted into stock and/or cash (or the rate of such conversion) and distributed to participants. The Plan Committee may modify the performance goals or other terms of any performance shares or performance units or reduce or cancel such Awards at any time prior to distribution of such Awards.

Restricted Stock. The Incentive Plan also permits the Plan Committee to grant restricted stock awards. Each share of restricted stock shall be subject to such terms, conditions, restrictions, and/or limitations, if any, as the Plan Committee deems appropriate, including, but not by way of limitation, restrictions on transferability and continued employment. Holders of shares of restricted stock may vote the shares and receive dividends on such shares. The vesting period for restricted stock shall be determined by the Committee, which may accelerate the vesting of any such award.

The Plan Committee may also grant restricted stock units, which have substantially the same terms as restricted stock, except that units have no voting rights, may or may not receive dividend equivalents, and may be paid in cash or stock. The Plan Committee may also grant unrestricted stock.

Annual Individual Limits. In a calendar year no participant may receive performance shares, restricted stock, restricted stock units, or any combination thereof which would, in the aggregate, have a potential payout equivalent to more than 5% of the shares authorized to be issued under the Incentive Plan.

Stock Options. The Incentive Plan permits the Plan Committee to issue nonqualified stock options to managers, which directly link their financial success to that of AT&T’s stockholders. Incentive Stock Options, which are more costly for a company to issue, are not permitted under the Incentive Plan. The Plan Committee shall determine the number of shares subject to options and all other terms and conditions of the

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Voting Items

options, including vesting requirements. In no event, however, may the exercise price of a stock option be less than 100% of the fair market value of AT&T common stock on the date of the stock option’s grant, nor may any option have a term of more than ten years. During any calendar year, no single employee may receive options on shares representing more than 2% of the shares authorized for issuance under the Incentive Plan. Except for adjustments based on changes in the corporate structure or as otherwise provided in the Incentive Plan, the terms of an Option may not be amended to reduce the exercise price nor may Options be cancelled or exchanged for cash, other awards or Options with an exercise price that is less than the exercise price of the original Options.

Available Shares. The Incentive Plan authorizes the issuance, over a 10-year period, of up to 150 million shares of common stock to participants, net of lapsed awards. Shares shall not be deemed to have been issued with respect to any portion of an Award that is settled in cash, other than an Option. When an Option is exercised (including but not limited to a Stock-Settled exercise), the number of shares available for issuance under the Plan shall be reduced by the gross number of shares for which the Option is exercised. In the event of a stock split, stock dividend, or other change in the corporate structure of the Company, as described in the Plan, affecting the shares that may be issued under the Plan, an adjustment shall be made in the number and class of shares which may be delivered under the Plan (including but not limited to individual grant limits) as may be determined by the Human Resources Committee.

After April 30, 2028, no further awards may be issued under the Incentive Plan.

Federal Income Tax Matters Relating to Stock Options. The following is a summary of the principal U.S. Federal income tax consequences under present law of the issuance and exercise of stock options granted under the Incentive Plan. This summary is not intended to be exhaustive and, among other things, does not describe state or local tax consequences.

A participant will not be deemed to have received any income subject to tax at the time a nonqualified stock option is granted, nor will AT&T be entitled to a tax deduction at that time. When a nonqualified stock option is exercised, the participant will be deemed to have received an amount of ordinary income equal to the excess of the fair market value of the shares of common stock purchased over the exercise price. AT&T will be allowed a tax deduction in the year the option is exercised in an amount equal to the ordinary income which the participant is deemed to have received.

Other Information. The Incentive Plan may be amended in whole or in part by the Board of Directors or the Human Resources Committee. In the event of a Change in Control (as defined in the Incentive Plan), the payout of performance units and performance shares shall be determined exclusively by the attainment of the performance goals established by the Plan Committee, which may not be modified after the Change in Control, and AT&T shall not have the right to reduce the awards for any other reason unless the holder of the award is terminated for Cause.

The Incentive Plan contains certain “loyalty provisions”. In exchange for being permitted to participate in the Plan, officer level employees and senior managers agree that for two years after termination of employment they will refrain from engaging in certain activities that are competitive with or “disloyal” to AT&T, including, among other things, competing with AT&T, soliciting its customers or interfering in its relationships with vendors, or improperly disclosing certain confidential information.

A recipient of an award shall be required to repay the Company for any amount received under an award or an award may be cancelled, in each case to the extent required under any policy adopted by the Company at any time pursuant to any applicable stock exchange listing standards established under Section 10D of the Securities Exchange Act of 1934. This does not limit the Company’s right to seek recovery or cancellation of an award for any other reason including but not limited to misconduct.

This Incentive Plan does not limit the ability of AT&T to pay any form of compensation in lieu of or in addition to the Awards or other compensation provided by the Plan.

The closing price of AT&T’s common stock reported on the New York Stock Exchange for February 15, 2018, was $37.00 per share.

Stockholder Proposals

Certain stockholders have advised the Company that they intend to introduce at the 2018 Annual Meeting the proposals set forth below. The names and addresses of, and the number of shares owned by, each such stockholder will be provided upon request to the Senior Vice President and Secretary of AT&T at 208 S. Akard Street, 29th floor, Dallas, Texas 75202.

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Voting Items

Stockholder Proposal

Item 6. Prepare Lobbying Report

Whereas, we believe in full disclosure of our company’s direct and indirect lobbying activities and expenditures to assess whether our company’s lobbying is consistent with AT&T’s expressed goals and in the best interests of shareholders.

Resolved, the stockholders of AT&T request the preparation of a report, updated annually, disclosing:

1.	Company policy and procedures governing lobbying, both direct and indirect, and grassroots lobbying communications.

2.	Payments by AT&T used for (a) direct or indirect lobbying or (b) grassroots lobbying communications, in each case including the amount of the payment and the recipient.

3.	AT&T’s membership in and payments to any tax-exempt organization that writes and endorses model legislation.

4.	Description of management’s and the Board’s decision making process and oversight for making payments described in section 2 and 3 above.

For purposes of this proposal, a “grassroots lobbying communication” is a communication directed to the general public that (a) refers to specific legislation or regulation, (b) reflects a view on the legislation or regulation and (c) encourages the recipient of the communication to take action with respect to the legislation or regulation. “Indirect lobbying” is lobbying engaged in by a trade association or other organization of which AT&T is a member.

Both “direct and indirect lobbying” and “grassroots lobbying communications” include efforts at the local, state and federal levels.

The report shall be presented to the Audit Committee or other relevant oversight committees and posted on AT&T’s website.

Supporting Statement

As stockholders, we encourage transparency and accountability in AT&T’s use of corporate funds to influence legislation and regulation, both directly and indirectly. According to Senate reports, AT&T spent $80.3 million between 2012 and 2016 on federal lobbying activities. This figure does not include lobbying expenditures to influence legislation in states where AT&T also lobbies, but disclosure is uneven or absent. For example, AT&T spent $4.2 million lobbying in California in 2015 and 2016. (http://cal-access.ss.ca.gov/).

AT&T does not disclose its memberships in, or payments to trade associations, or the portions of such amounts used for lobbying. Company assets could be used for objectives contrary to AT& T’s longterm interests. AT&T sits on the board of the Chamber of Commerce, which has spent approximately $1.3 billion on lobbying since 1998. While AT&T recognizes climate change is a serious concern warranting meaningful action, the Chamber publicly attacked the EPA’s solutions addressing climate change.

AT&T is also actively involved in the Business Roundtable (BRT) which is lobbying and leading a campaign attacking investor’s righst to file shareholder resolutions. AT&T’s dues to the BRT help support questionable campaigns like the BRT’s.

And AT&T does not disclose its membership in tax-exempt organizations that write and endorse model legislation, such as American Legislative Exchange Council (ALEC). ALEC has promoted legislation to repeal state renewable energy standards. More than 100 companies, including Emerson Electric, General Electric, Google, Sprint and T-Mobile, have publicly left ALEC because of their public policy advocacy

This resolution received over 35% vote in 2017.

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Voting Items

×	The Board recommends you vote AGAINST this proposal.

The Board believes that the reports it publishes on its website, along with the reports it files with the Federal government, provides shareholders and the public with ample transparency and accountability with respect to lobbying activities. It believes that the preparation and publication of another report as called for by this proposal is neither necessary nor an efficient use of Company resources. AT&T received a nearly identical shareholder proposal for both its 2017 and 2016 Annual Meetings, and over 64% and 66%, respectively, of the votes cast at the meeting were against the proposal.

As a participant in a highly regulated industry, AT&T is significantly impacted by public policy decisions at the local, state, and national levels. Accordingly, the Company actively participates in the legislative processes in order to protect and further stockholders’ interests by contributing prudently to lobbying organizations that constructively advocate positions which advance the Company’s business objectives and stockholders’ interests. Similarly, the Company belongs to industry associations and coalitions, where it benefits from the general business, technical, and industry standard-setting expertise these organizations provide.

AT&T publishes its AT&T Political Engagement Report semiannually; it contains an itemized list of corporate contributions and employee PAC contributions to candidates and candidate committees; national, state, and local party committees and other groups; and PACs and other committees. This report is available on the Company’s website (at https://investors.att.com/~/media/Files/A/ATT-IR/governance-documents/ATT-PoliticalEngagementReport2017-1stHalf%20Final%20August%2018%202017.pdf) and currently covers January through June 2017. In addition to the AT&T Political Engagement Report, the Company is required to file other reports with various state and federal agencies. Pursuant to the federal Lobby Disclosure Act, the Company files federal lobbying reports quarterly with the Office of the Clerk of the U.S. House of Representatives and the Secretary of the U.S. Senate. These reports are publicly available and disclose corporate expenditures related to lobbying and issues lobbied. Publicly available contribution and lobbying data can be found at the below sources:

•	Federal Lobbying Disclosure Report, US Senate: Search Registrant Name: AT&T; available at http://www.senate.gov/legislative/Public_Disclosure/LDA_reports.htm;

•	Federal Lobbying Disclosure Report, US House of Representatives: Search Registrant Name: AT&T; available at http://disclosures.house.gov/ld/ldsearch.aspx;

•	Federal Lobbying Contribution Report: Search Organization Name: AT&T; available at http://disclosures.house.gov/lc/lcsearch.aspx;

•	Federal Election Commission: Search: AT&T; available at https://www.fec.gov/data/

•	California State Lobbying Report: Search: AT&T; available at http://cal-access.sos.ca.gov/Lobbying/Employers/

AT&T is committed to adhering to the highest ethical standards when engaging in any political activities. AT&T’s policies and procedures with respect to political contributions are clearly set forth on the Company’s website in the Corporate Governance section (available at https://investors.att.com/~/media/Files/A/ATT-IR/governance-documents/att-inc-political-contribution-statement.pdf).

The Board is confident that the Company’s lobbying activities are aligned with its stockholders’ long-term interests. As described above, the Company already makes available information concerning its political and lobbying activities to its stockholders and the public. The proposal would impose requirements on the Company that are not dictated by law and that are not standard among other companies. Any new requirements should be addressed by lawmakers and uniformly imposed on all entities. The Board believes that an additional report beyond the Company’s current disclosures is neither necessary nor an efficient use of Company resources.

For these reasons, the Board recommends that you vote against this proposal.

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Voting Items

Stockholder Proposal

Item 7. Modify Proxy Access Requirements

Proposal 7—Stockholder Proxy Access Amendments

RESOLVED: Stockholders of AT&T Inc. (the “Company”) ask the board of directors (the “Board”) to amend its proxy access bylaw provisions and any associated documents, to include the following changes for the purpose of (1) decreasing the average amount of Company common stock the average member of a nominating group would be required to hold for three years to satisfy the aggregate ownership requirements to form a nominating group, (2) decreasing the barriers for renomination, and (3) increasing the potential number of nominees:

1.	No limitation shall be placed on the number of stockholders that can aggregate their shares to achieve the 3% of common stock required to nominate directors under our Company’s proxy access provisions.

2.	No limitation shall be placed on the re-nomination of stockholder nominees based on the number or percentage of votes received in any election.

3.	The number of stockholder nominees eligible to appear in proxy materials shall be one quarter of the directors then serving or two, whichever is greater.

Supporting Statement:

Under current provisions, even if the 20 largest public pension funds were able to aggregate their shares, they would not meet the 3% holding criteria at most of companies examined by the Council of Institutional Investors. Allowing an unlimited number of shareholders to aggregate shares would facilitate greater participation by individuals and institutional investors in meeting the stock ownership requirements, 3% of the outstanding common stock entitled to vote.

The SEC’s universal proxy access Rule 14a-11 (https://www.sec.gov/rules/final/2010/33-9136.pdf) was vacated after a court decision regarding the SEC’s cost-benefit analysis. Therefore, proxy access rights must be established on a company-by-company basis. Subsequently, a cost-benefit analysis by CFA Institute, Proxy Access in the United States: Revisiting the Proposed SEC Rule (http://www.cfapubs.org/doi/pdf/10.2469/ccb.v2014.n9.1), found proxy access would “benefit both the markets and corporate boardrooms, with little cost or disruption,” raising US market capitalization by up to $140.3 billion.

Proxy Access: Best Practices 2017 (http://www.cii.org/files/publications/misc/Proxy_Access_2017 FINAL.pdf) by the Council of Institutional Investors (CII), notes that “while proxy access has gained broad acceptance, some adopting companies have included, or are considering including, provisions that could significantly impair shareholders’ ability to use it.” The report “highlights the best practices CII recommends for implementing proxy access.”

Although the Company’s Board adopted a proxy access bylaw, it contains troublesome provisions that significantly impair the ability of shareholders to participate because of the large average amount of common shares each is required to hold for three years given the current aggregation limit of 20, the ability of shareholder nominees to run again, and the ability of shareholder nominees to effectively serve if elected. Adoption of all the requested amendments would come closer to meeting best practices as described by CII. Last year dozens of funds voted FOR a similar proposal at our Company, including Wells Fargo Advisors, Invesco Advisors and PNC Capital Advisors.

Increase Stockholder Value

Vote for Stockholder Proxy Access Amendments—Proposal 7

×	The Board recommends you vote AGAINST this proposal.

The Board recommends that you vote against this proposal. The Company’s current proxy access bylaw strikes an appropriate balance between the benefits and risks of proxy access. The proposal seeks the adoption of provisions that would unnecessarily disrupt that balance.

In December of 2015, the Board of Directors adopted a proxy access bylaw for the Company after reviewing the provisions adopted by other companies and con-

sulting with investors regarding their views on proxy access and the specific provisions they considered important. The bylaw adopted allows a group of up to 20 stockholders holding an aggregate of 3% of the outstanding shares of the Company for at least three years to have Director nominees representing up to 20% of the Board or two Directors, whichever is greater, included in the Company’s proxy statement.

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Voting Items

In crafting the bylaw, the Board sought to achieve the appropriate balance between accommodating investors’ interests in proxy access while protecting against the disruption that investors and the Board acknowledged could arise from a contested election. In so doing, the Board considered and rejected the three provisions set out in the proposal for the reasons related below. The provisions adopted by the Board were and remain consistent with the best practices of other significant U.S. public companies with proxy access rights.

The changes to the Company’s proxy access right requested by this proposal would upset the balance reflected in the current bylaw. In the following paragraphs, we address each change requested by this proposal.

Number of stockholder nominee Directors. The proposal requests an increase in the number of permitted stockholder nominees from 20% of the Board to 25% of the Board. In selecting Director nominees, the Corporate Governance and Nominating Committee of the Board seeks to achieve a mix of experience, qualifications and personal backgrounds relevant to the Company’s business, as well as attain independent representation and a reflection of the diversity of our stockholders, employees, customers and communities in which we do business. The limit of 20% of the Board or two Directors for stockholder nominees through the proxy access provision ensures that stockholders have a meaningful right without overly disrupting the balance of characteristics the Board seeks to achieve through the regular nomination process. The limit also helps address concerns that a stockholder could use the process to lay the groundwork for effecting a change of control that is not in the interest of all stockholders or to pursue other special interests that are not broadly supported by all stockholders.

Aggregation limit. The proposal requests removal of the limitation on the number of stockholders that can be aggregated to reach the 3% shareholding requirement. The 20 stockholder limit included in the Company’s proxy access bylaw is a reasonable limitation to control the administrative burden of confirming and monitoring share ownership within the group by the Company. The limitation also ensures that the proxy access mechanism is not driven by a large number of stockholders, no one of which has a substantial economic stake in the Company. Moreover, a general solicitation of stockholders to meet the 3% test could trigger the filing requirements that the proxy access bylaw was designed to avoid.

Limit on re-nomination. The Company’s proxy access bylaw prohibits re-nomination of a candidate who was nominated using proxy access provisions at either of the preceding two annual meetings and did not receive support of at least 25% of the shares voted in the prior election. The proposal requests that this limitation be removed. This reasonable limitation prevents the renomination of a candidate who failed to receive significant stockholder support, and it avoids putting the company and stockholders to the expense and disruption from unnecessarily invoking the proxy access process. The provision also prevents a stockholder or group of stockholders from using such a candidate to block other stockholders from nominating a candidate who may be able to receive a greater level of support in an election of Directors.

The unnecessary changes requested by this proposal should be viewed in light of the full array of governance practices the Company has adopted. These practices include:

•	strong Lead Director role;

•	annual election of all Directors;

•	majority voting for Directors in uncontested elections;

•	a substantial majority of independent Directors (currently twelve out of thirteen);

•	retirement policy for Directors that promotes Board refreshment;

•	stockholders’ ability to propose Director nominees to the Corporate Governance and Nominating Committee;

•	stockholders’ ability to nominate Directors outside of the proxy access process; and

•	stockholders’ ability to call special meetings of stockholders.

The robust proxy access provisions the Board has recently adopted, together with these other practices, promote Board independence and provide substantial opportunities consistent with best practices for stockholder input into the governance process. The changes to proxy access requested by the proposal are unnecessary and disrupt the balanced approach reflected in our current bylaws.

For these reasons, the Board recommends that you vote against this proposal.

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Voting Items

Stockholder Proposal

Item 8. Independent Chair

Proposal 8—Independent Board Chairman

Shareholders request our Board of Directors to adopt as policy, and amend our governing documents as necessary, to require henceforth that the Chair of the Board of Directors, whenever possible, to be an independent member of the Board. The Board would have the discretion to phase in this policy for the next CEO transition, implemented so it does not violate any existing agreement.

If the Board determines that a Chair who was independent when selected is no longer independent, the Board shall select a new Chair who satisfies the requirements of the policy within a reasonable amount of time. Compliance with this policy is waived if no independent director is available and willing to serve as Chairman. This proposal requests that all the necessary steps be taken to accomplish the above.

Caterpillar is an example of a company recently changing course and naming an independent board chairman. Caterpillar had strongly opposed a shareholder proposal for an independent board chairman as recently as its 2016 annual meeting. Wells Fargo also reversed itself and named an independent board chairman in 2016.

According to Institutional Shareholder Services 53% of the Standard & Poors 1,500 firms separate these 2 positions- “2015 Board Practices,” April 12, 2015. This proposal topic won 50%-plus support at 5 major U.S. companies in 2013 including 73%-support at Netflix.

Under the current AT&T structure Randall Stephenson, with the dual role of CEO and Chairman, received high negative votes in 2017 - 8% and running unopposed. Four AT&T directors proved it was possible to get less than 2% in negative votes in 2017.

Meanwhile Matthew Rose, our Lead Director, received 4% in negative votes. The AT&T Lead Director role may be weak because it does not appear that he can call a special meeting of shareholders according to our vague bylaws. It is not clear how many directors it would take to call a special shareholder meeting at AT&T.

An independent board chairman would have more time to devote to improving the qualifications of directors. Joyce Roché and Laura Tyson each had more than 18-years long-tenure. Longtenure can challenge the independence of any director no matter how qualified. Ms. Tyson was also tainted by her Kodak experience.

Cynthia Taylor received the highest 2017 negative votes — 11%. William Kennard was potentially distracted by work on 6 Boards.

Please vote to enhance Chairman of the Board oversight:

Independent Board Chairman—Proposal 8

×	The Board recommends you vote AGAINST this proposal.

Your Board of Directors believes that AT&T and its stockholders are best served by having Mr. Stephenson serve as both Chairman and CEO. The Board has taken several steps to ensure that the Board effectively carries out its responsibility for the oversight of management. The Board has appointed a Lead Director (currently, Matthew K. Rose, an independent member of the Board) who presides over regular executive sessions of the non-management members of the Board. Members of management do not attend these sessions. The Lead Director is also responsible for approving the agenda for each Board meeting, presiding at Board meetings at which the Chairman is not present, and acting as the principal liaison between the Chairman and CEO and the nonmanagement Directors, among other things. For a complete description of the Lead Director’s responsibilities, please see page 36. In recognition of the significant role assigned to the Lead Director, the Lead Director receives an additional annual retainer of $60,000. The

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Voting Items

appointment of a strong Lead Director and the use of executive sessions of the Board, along with the Board’s strong committee system and substantial majority of independent Directors, allow the Board to maintain effective oversight of management.

Your Board also notes that Mr. Stephenson is the only Director who is a member of management. In addition, each committee, other than the Executive Committee, is made up solely of independent Directors.

Your Board believes that a single person, acting in the capacities of Chairman and CEO, serves as a bridge between the Board and management and provides critical leadership for carrying out your Company’s strategic initiatives and confronting its challenges. In short, the Board believes that the Company can more effectively execute its strategy and business plans to maximize stockholder value if the Chairman of the Board is also a member of the management team.

For these reasons, the Board believes that the adoption of a policy requiring that the Chairman of the Board be an independent Director is not in the best interests of AT&T’s stockholders.

Stockholder Proposal

Item 9. Reduce Vote Required for Written Consent

Proposal 9—Right to Act by Written Consent

Shareholders request that our board of directors undertake such steps as may be necessary to permit written consent by shareholders entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders entitled to vote thereon were present and voting. This written consent is to be consistent with applicable law and consistent with giving shareholders the fullest power to act by written consent consistent with applicable law. This includes shareholder ability to initiate any topic for written consent consistent with applicable law.

This proposal topic won majority shareholder support at 13 major companies in a single year. This included 67%-support at both Allstate and Sprint. Hundreds of major companies enable shareholder action by written consent. This proposal topic, sponsored by Kenneth Steiner of Great Neck, New York, received more than 40%-support at our 2014 annual meeting.

This vote would have been higher if small shareholders had the same access to corporate governance analytical information as large shareholders. Each shareholder proposal topic voted at our 2005 through 2017 annual meeting would have received a higher vote had our company printed the names of the proponents in the proxy. Shareholders appreciate knowing the specific proponent sponsoring each shareholder proposal.

Taking action by written consent in lieu of a meeting is a means shareholders can use to raise important matters outside the normal annual meeting cycle. A shareholder right to act by written consent and to call a special meeting are 2 complimentary ways to bring an important matter to the attention of both management and shareholders outside the annual meeting cycle. More than 100 Fortune 500 companies provide for shareholders to call special meetings and to act by written consent.

Adoption of this proposal can give shareholders greater standing to engage AT&T management in regard to board refreshment after the 2018 annual meeting. For instance Joyce Roché and Laura Tyson each had more than 18-years long-tenure. Long-tenure can detract from the independence of a director no matter how well qualified.

Please vote to increase our options to ensure board refreshment:

Right to Act by Written Consent—Proposal 9

×	The Board recommends you vote AGAINST this proposal.

This proposal would have AT&T submit a formal charter amendment to our stockholders to reduce the amount of shares necessary to take action by written consent. When a group of stockholders take action by written consent, they may do so in secret and without the opportunity for a meeting that would ensure that all stockholders had access to the same information and the opportunity to debate the proposal. Our

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Voting Items

Bylaws already permit a group of stockholders holding 15% of the outstanding shares to call for a special meeting of stockholders. At a special meeting, stockholders have the opportunity to review and debate the merits of the proposals submitted to the meeting. In contrast, a written consent permits stockholders to act in secret. The heightened vote requirement for actions by written consent, in fact, encourages stockholders to act through open meetings, which ensures the opportunity for debate.

Moreover, as prior consideration of a similar stockholder proposal has shown, implementing the proposal would result in an unnecessary waste of corporate resources. Unlike other proposals submitted to stockholders, under Delaware law, a charter amendment to modify AT&T’s written consent requirement would require the affirmative vote of 2/3rds of all outstanding shares. Because not all stockholders attend the meeting or provide proxies to others to vote for them, it is very difficult to obtain a 2/3rds vote of all outstanding shares. After a similar stockholder pro-

posal passed at the 2011 Annual Meeting, your Board submitted a proposed charter amendment to stockholders the next year that would have permitted actions by written consent by a majority of the outstanding shares. The proposed amendment only received the vote of 50.9% of the outstanding shares, far short of the two-thirds vote required by Delaware law to pass the amendment.

Since that time, this proposal was voted down at the 2014 and 2017 Annual Meetings, with 60% and 57%, respectively, of the votes cast being against the proposal. Your Board believes further action on this proposal would cause an unnecessary waste of corporate funds. Repeatedly bringing the amendment before stockholders serves no interests of the stockholders.

Your Board believes this proposal is superfluous because a proposed amendment was already submitted to a stockholder vote and it failed by a very wide margin. Resubmitting the amendment to stockholders would only result in additional, unnecessary expense.

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Corporate Governance

Corporate Governance

AT&T is committed to strong corporate governance principles. Effective governance protects the long-term interests of our stockholders, promotes public trust in AT&T, and strengthens management accountability.

AT&T regularly reviews and updates its corporate governance practices to reflect evolving corporate governance principles and concerns identified by stockholders and other stakeholders.

Engaging with Stockholders

AT&T has a long tradition of engaging with our stockholders. We believe it is important for our governance process to have meaningful engagement with our stockholders and understand their perspectives on corporate governance, executive compensation, and other issues that are important to them. The Company meets with institutional investors throughout the year, both in person and by teleconference. We share the feedback from this engagement with the Board and incorporate it into our policies and practices. A recent example is the Company’s proxy access bylaw, which was adopted on December 18, 2015, after discussions with stockholders. The Company also provides online reports designed to increase transparency on issues of importance to our investors, including sustainability, diversity, political contributions, transparency, and the proxy statement and annual report.

Communicating with your Board

Interested persons may contact the Lead Director or the non-management Directors by sending written comments through the Office of the Secretary of AT&T Inc., 208 S. Akard Street, 29th floor, Dallas, Texas 75202. The Office will either forward the original materials as addressed or provide Directors with summaries of the submissions, with the originals available for review at the Directors’ request.

The Role of the Board

The Board of Directors is responsible for oversight of management and strategic direction and for establishing broad corporate policies. In addition, the Board of Directors and various committees of the Board regularly meet to review and discuss operating and financial reports presented by the Chairman of the Board and Chief Executive Officer and other members of management as well as reports by experts and other advisors. Corporate review sessions are also offered to Directors to give them more detailed views of our busi-

nesses, such as corporate opportunities, technology, and operations.

Members of the Board are expected to attend Board meetings in person, unless the meeting is held by teleconference. The Board held 10 meetings in 2017. All of the Directors attended at least 75% of the total number of meetings of the Board and Committees on which each served. Directors are also expected to attend the Annual Meeting of Stockholders. All Directors were present at the 2017 Annual Meeting.

Director Nomination Process

The Board of Directors believes that the Company benefits from having experienced Directors who bring a wide range of skills and backgrounds to the Boardroom. The Corporate Governance and Nominating Committee is responsible for identifying eligible candidates based on our Corporate Governance Guidelines. The Committee considers a candidate’s:

•	general understanding of elements relevant to the success of a large publicly traded company in the current business environment;

•	understanding of our business;

•	educational and professional background;
•	judgment, competence, anticipated participation in Board activities;

•	experience, geographic location, and special talents or personal attributes.

Although the Committee does not have a formal diversity policy, it believes that diversity is an important factor in determining the composition of the Board and considers it in making nominee recommendations.

Stockholders who wish to suggest qualified candidates should write to the Senior Vice President - Assistant General Counsel and Secretary, AT&T Inc., 208 S. Akard Street, 29th floor, Dallas, Texas 75202, stating in detail the qualifications of the persons proposed for consideration by the Committee.

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Corporate Governance

Board Composition and Refreshment

DIRECTOR TENURE AND AGE

DIVERSITY

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Corporate Governance

Annual Multi-Step Board Evaluation

Each year, the Corporate Governance and Nominating Committee and the Lead Director lead the Board through three evaluations: a Board self-evaluation, Committee self-evaluations, and peer evaluations.

Through this process, Directors provide feedback, assess performance, and identify areas where improvement can be made. We believe this approach supports the Board’s effectiveness and continuous improvement.

Peer Evaluations
• Understanding of the business
• Meeting attendance
• Preparation and participation in Board activities
• Applicable skill set to current needs of the business
Committee Evaluations
• Committee process and substance
• Committee effectiveness, structure, composition, and culture
• Overall Committee dynamics
• Committee charter
Board Evaluations
• Process and substance
• Effectiveness, structure, composition, culture, and overall Board dynamics
• Performance in key areas
• Specific issues which should be discussed in the future
Feedback Incorporated
• Corporate Governance and Nominating Committee reviews feedback, discusses individually with each the Lead Director and the CEO, then discusses with the Board, the committees, and individual directors as applicable
• Changes are considered and implemented

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Corporate Governance

Director Independence

Our Corporate Governance Guidelines require that a substantial majority of our Board of Directors consist of independent Directors. In addition, the New York Stock Exchange (NYSE) Listing Standards require a majority of the Board and every member of the Audit Committee, Human Resources Committee, and Corporate Governance and Nominating Committee to be independent. For a Director to be “independent” under the NYSE standards, the Board must affirmatively determine that the Director has no material relationship with AT&T, either directly or as a partner, stockholder or officer of an organization that has a relationship with AT&T, other than in his or her capacity as a Director of AT&T. In addition, the Director must meet certain independence standards specified by the NYSE as well as the additional standards referenced in our Corporate Governance Guidelines (found at www.att.com).

Using these standards for determining the independence of its members, the Board has determined that the following Directors are independent:

Samuel A. Di Piazza, Jr.	Beth E. Mooney
Richard W. Fisher	Joyce M. Roché
Scott T. Ford	Matthew K. Rose
Glenn H. Hutchins	Cynthia B. Taylor
William E. Kennard	Laura D’Andrea Tyson
Michael B. McCallister	Geoffrey Y. Yang

In addition, each member of the Audit Committee, the Corporate Governance and Nominating Committee, and the Human Resources Committee is independent.

In determining the independence of the Directors, the Board considered the following commercial relationships between AT&T and companies at which our Directors serve as executive officers: payments by AT&T for the use of rights of way and facilities at Burlington Northern Santa Fe, LLC, where Mr. Rose serves as CEO; and interest paid from participation in a structured finance program through KeyCorp, where Ms. Mooney serves as CEO. In addition, each of the foregoing companies as well as each of the entities where Mr. Ford, Ms. Taylor, and Mr. Yang serve as executive officers purchased communications services from subsidiaries of AT&T. In each case for the year 2017:

•	The relevant products and services were provided by AT&T or to AT&T on terms determined on an arm’s-length basis that were comparable to the terms provided to or by similarly situated customers or suppliers;

•	The transactions were made in the ordinary course of business of each company; and

•	The total payments by AT&T to the Director’s company (for rights of way or for interest) or to AT&T by the Director’s company (for communications services) were each substantially less than 1% of the consolidated gross revenues of each of AT&T and the other company. This level is significantly below the maximum amount permitted under the NYSE listing standards for director independence (i.e., 2% of consolidated gross revenues).

AT&T 2018 Proxy Statement	| 35 |

Corporate Governance

Board Leadership Structure

The non-management members of the Board of Directors meet in executive session (without management Directors or management personnel present) at least four times per year. The Lead Director, who is appointed for a two-year term, presides over these sessions. Matthew K. Rose currently serves as Lead Director; his term is scheduled to expire January 31, 2019.

Board Leadership Structure

•	Chairman of the Board and CEO: Randall L. Stephenson

•	Lead Director: Matthew K. Rose

•	Audit, Human Resources, Corporate Governance and Nominating, Corporate Development and Finance, and Public Policy and Corporate Reputation Committees composed entirely of independent Directors

Duties and Responsibilities

Chairman of the Board

Presides over meetings of the Board

Presides over meetings of stockholders

Prepares the agenda for each Board meeting

Prepares the agenda for each stockholder meeting

Chief Executive Officer

In general charge of the affairs of the Company, subject to the overall direction and supervision of the Board and its committees

Consults and advises the Board and its committees on the business and affairs of the Company

Performs such other duties as may be assigned by the Board

Lead Independent Director

✓	Presides at meetings of the Board at which the Chairman is not present;

✓	Presides at executive sessions of the non-management Directors;

✓	Prepares the agenda for the executive sessions of the non-management Directors;

✓	Acts as the principal liaison between the non-management Directors and the Chairman and Chief Executive Officer;

✓	Coordinates the activities of the non-management Directors when acting as a group;

✓	Approves the agenda for each Board meeting;

✓	Approves meeting schedules to ensure there is sufficient time for discussion of all agenda items;

✓	Advises the Chairman and Chief Executive Officer as
to the quality, quantity and timeliness of the flow of information from management, including the materials provided to Directors at Board meetings;

✓	If requested by major stockholders, ensures that he or she is available for consultation and direct communication and acts as a contact for other interested persons;

✓	Shares with other Directors, as he or she deems appropriate, letters and other contacts that he or she receives; and

In addition, the Lead Director may:

•	call meetings of the non-management Directors in addition to the quarterly meetings, and

•	require information relating to any matter be distributed to the Board.

Randall Stephenson currently serves as both Chairman of the Board and Chief Executive Officer. The Board believes that having Mr. Stephenson serve in both capacities is in the best interests of AT&T and its stockholders because it enhances communication between the Board and management and allows Mr. Stephenson to more effectively execute the Company’s strategic initiatives and business plans and confront its challenges. The Board believes that the appointment of a strong independent Lead Director and the use of regular executive sessions of the non-management Directors, along with the Board’s strong committee system and substantial majority of independent Directors, allow it to maintain effective oversight of management.

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Corporate Governance

Board Committees

From time to time the Board establishes permanent standing committees and temporary special committees to assist the Board in carrying out its responsibilities. The Board has established six standing committees of Directors, the principal responsibilities of which are described below. The charters for each of these committees may be found on our website at www.att.com.

Audit Committee

Meetings in Fiscal 2017: 12 Samuel A. Di Piazza, Jr., Chair ∎ Michael B. McCallister Cynthia B. Taylor ∎ Laura D. Tyson ∎ – Financial Expert Consists of four independent Directors.

•  Oversees:

-  the integrity of our financial statements

-  the independent auditor’s qualifications and independence

-  the performance of the internal audit function and independent auditors

-  our compliance with legal and regulatory matters.

•  Responsible for the appointment, compensation, retention and oversight of the work of the independent auditor.

•  The independent auditor audits the financial statements of AT&T and its subsidiaries.

Corporate Governance and Nominating Committee

Meetings in Fiscal 2017: 4 Matthew K. Rose, Chair Richard W. Fisher William E. Kennard Beth E. Mooney Joyce M. Roché Consists of five independent Directors.

•  Responsible for recommending candidates to be nominated by the Board for election by the stockholders, or to be appointed by the Board of Directors to fill vacancies, consistent with the criteria approved by the Board, and recommending committee assignments.

•  Periodically assesses AT&T’s Corporate Governance Guidelines and makes recommendations to the Board for amendments and also recommends to the Board the compensation of Directors.

•  Takes a leadership role in shaping corporate governance and oversees an annual evaluation of the Board.

Human Resources Committee

Meetings in Fiscal 2017: 5 Joyce M. Roché, Chair Scott T. Ford Michael B. McCallister Matthew K. Rose Geoffrey Y. Yang Consists of five independent Directors.

•  Oversees the compensation practices of AT&T, including the design and administration of employee benefit plans.

•  Responsible for:

-  establishing the compensation of the Chief Executive Officer and the other executive officers

-  establishing stock ownership guidelines for officers and developing a management succession plan.

AT&T 2018 Proxy Statement	| 37 |

Corporate Governance

Corporate Development and Finance Committee

Meetings in Fiscal 2017: 5 Scott T. Ford, Chair Richard W. Fisher Glenn H. Hutchins Beth E. Mooney Geoffrey Y. Yang Consists of five independent Directors.

•  Assists the Board in its oversight of our finances, including recommending the payment of dividends and reviewing the management of our debt and investment of our cash reserves.

•  Reviews mergers, acquisitions, dispositions and similar transactions; reviews corporate strategy and recommends or approves transactions and investments.

•  Reviews and makes recommendations about the capital structure of the Company, and the evaluation, development and implementation of key technology decisions.

Public Policy and Corporate Reputation Committee

Meetings in Fiscal 2017: 3 Laura D. Tyson, Chair Samuel A. Di Piazza, Jr. Glenn H. Hutchins William E. Kennard Cynthia B. Taylor Consists of five independent Directors.

•  Assists the Board in its oversight of policies related to corporate social responsibility including public policy issues affecting AT&T, its stockholders, employees, customers, and the communities in which it operates.

•  Oversees the Company’s management of its brands and reputation.

•  Recommends to the Board the aggregate amount of contributions or expenditures for political purposes, and the aggregate amount of charitable contributions to be made to the AT&T Foundation.

•  Consults with the AT&T Foundation regarding significant grants proposed to be made by the Foundation.

Executive Committee

      Randall L. Stephenson, Chair

      Samuel A. Di Piazza, Jr.

      Scott T. Ford

      Joyce M. Roché

      Matthew K. Rose

      Laura D. Tyson

      Consists of the Chairman of the Board

      and the Chairmen of our five other

      standing committees.

•  Established to assist the Board by acting upon urgent matters when the Board is not available to meet. No meetings were held in 2017.

•  Has full power and authority of the Board to the extent permitted by law, including the power and authority to declare a dividend or to authorize the issuance of common stock.

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Corporate Governance

Corporate Social Responsibility

AT&T’s Corporate Social Responsibility (CSR) approach is based on the foundational belief in the interconnection of our long-term business success and the strength of our communities and world.

Governance

AT&T’s commitment to CSR is embedded in every company level, and oversight rests with the Public Policy and Corporate Reputation Committee of the AT&T Board of Directors. Our CSR Governance Council is led by our Chief Sustainability Officer and comprises senior executives representing business areas linked to CSR topics deemed most material by our stakeholders. Our Code of Business Conduct puts our values in action and lays out expectations for employees, including our commitments to ethics, diversity, privacy, the environment and our communities. Our Principles of Conduct for Suppliers outlines expectations for working with AT&T, and covers topics including sustainable business practices, diversity, conflict minerals, ethics and labor rights, and we score and measure progress. Every new contract agreement with suppliers requires they acknowledge the principles.

Environment

Our technology plays a critical role in transitioning to a more resource-efficient world by addressing harmful effects of climate change, increasing business resiliency, and improving daily lives. Increased use of technology brings the challenge of greater energy consumption and carbon emissions, and need for greater reuse and recycling. These challenges drove us to establish a 2025 goal to enable carbon savings 10x the footprint of our operations. To meet the goal, we are enhancing the efficiency of our network, investing in renewable energy and delivering sustainable customer solutions. Additional noted progress:

Social

Safety: An increasingly mobile world brings with it new challenges. That’s why we were pioneers in raising awareness of distracted driving, and remain passionate about making our roads safer, having collected more than 21 million pledges to avoid distracted driving. We’re also educating consumers about online safety. Info at digitalyou.att.com, later-haters.att.com, itcanwait.com.

Education: Since 2008 we’ve committed more than $400M through our Aspire program to student success and career readiness. We’ve added more focus on tech education to help close the gap between job opportunity and needed skills. Signature efforts include affordable on-line masters, and nanodegrees, which offer new pathways to high-demand tech jobs. Internally, the focus is a massive reskilling program for employees who want to update technical capabilities as we transition to a software defined network. Our internal education was supported with $250 million in training and $34 million in tuition assistance.*

Inclusion and Diversity: Led by the Chairman’s Diversity Council and our Chief Diversity Officer, we are honored to be number 3 on DiversityInc’s Top 50 and are committed to continuing and growing our leadership. Relevant stats: Retention rates for women and people of color are 90% and 92%, respectively; More than 136,000 total memberships in our 12 Employee Resource Groups; our diversity supplier spend reached $14.2B. More at att.com/diversity.

Contributions: More than 5.4 million hours of time and talent donated by employees and retirees, and more than $139 million in community support via social innovation, employee and company donations.*

CSR progress validated through listings on Dow Jones Sustainability North America Index, Bloomberg Gender Equality Index, FTSE4Good Index, Euronext Vigeo Eiris World 120 and US 50 Indices, and Climate Change Leadership Tier of the Carbon Disclosure Project. Our sustainability report at about.att.com/csr/reporting contains comprehensive goals, metrics and issue briefs which align to Global Reporting Initiative guidelines. More information at about.att.com/csr.

* 2016 actuals, but largely representative of annual impact.

AT&T 2018 Proxy Statement	| 39 |

Corporate Governance

Public Policy Engagement

We participate in public policy dialogues around the world related to our industry and business priorities, our more than 252,000 employees, our stockholders, and the communities we serve.

In the U.S., the Company and our affiliated political action committees comply with applicable laws and other requirements regarding contributions to: political organizations, candidates for federal, state and local public office, ballot measure campaigns, political action committees, and trade associations. We engage with organizations and individuals to make our views clear and uphold our commitment to help support the communities in which we operate. We base our U.S.

political contributions on many considerations, supporting candidates who take reasonable positions on policies that promote economic growth as well as affect our long-term business objectives.

The Public Policy and Corporate Reputation Committee of our Board of Directors reviews our advocacy efforts, including political contributions. Additional information about our public policy engagement efforts, including our political contributions policy and a report of U.S. political contributions from our Company and from AT&T’s Employee Political Action Committees, can be viewed on our website at www.att.com.

Board’s Role in Risk Oversight

The Board is responsible for overseeing our policies and procedures for assessing and managing risk. Management is responsible for assessing and managing our exposures to risk on a day-to-day basis, including the creation of appropriate risk management policies and procedures. Management also is responsible for informing the Board of our most significant risks and our plans for managing those risks. Annually, the Board reviews the Company’s strategic business plans, which includes evaluating the competitive, technological, economic and other risks associated with these plans.

In addition, under its charter, the Audit Committee reviews and discusses with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies, as well as overseeing our compliance program, compliance with legal and regulatory requirements and associated risks. This includes, among other matters, evaluating risk in the context of financial policies, counterparty and credit risk, and the appropriate mitigation of risk, including through the use of insurance where appropriate. Members of the Company’s finance, internal audit, and compliance organizations are responsible for managing risk in their areas and reporting regularly to the Audit Committee.

The Company’s senior internal auditing executive and Chief Compliance Officer each meet annually in executive session with the Audit Committee. The senior internal auditing executive and Chief Compliance Officer review with the Audit Committee each year’s annual internal audit and compliance risk assessment, which is focused on significant financial, operating, regulatory and legal matters. The Audit Committee also receives regular reports on completed internal audits of these significant risk areas.

In addition, the Audit Committee, as well as the Board of Directors, receive reports from responsible officers on cybersecurity. The AT&T Chief Security Office establishes policy and requirements for the security of AT&T’s computing and networking environments.

Ethics and Compliance Program

The Board has adopted a written Code of Ethics applicable to Directors, officers, and employees that outlines our corporate values and standards of integrity and behavior and is designed to foster a culture of integrity, drive compliance with legal and regulatory requirements and protect and promote the reputation of our Company. The full text of the Code of Ethics is posted on our website at www.att.com.

Our Chief Compliance Officer has responsibility to implement and maintain an effective ethics and compliance program. He also has responsibility to provide updates on our ethics and compliance program to the Audit Committee.

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Corporate Governance

Availability of Corporate Governance Documents

A copy of AT&T’s Annual Report to the SEC on Form 10-K for the year 2017 may be obtained without charge upon written request to AT&T Stockholder Services, 208 S. Akard, Room 1830, Dallas, Texas 75202. AT&T’s Corporate Governance Guidelines, Code of Ethics, and Committee Charters for the following committees may be viewed online at www.att.com and are also available in print to anyone who requests them (contact the Senior Vice President and Secretary of AT&T at 208 S. Akard, 29th floor, Dallas, Texas 75202): Audit Committee, Human Resources Committee, Corporate Governance and Nominating Committee, Corporate Development and Finance Committee, Public Policy and Corporate Reputation Committee, and Executive Committee.

Related Person Transactions

Under the rules of the SEC, public issuers, such as AT&T, must disclose certain “Related Person Transactions.” These are transactions in which the Company is a participant where the amount involved exceeds $120,000, and a Director, executive officer, or holder of more than 5% of our common stock has a direct or indirect material interest.

AT&T has adopted a written policy requiring that each Director or executive officer involved in such a transaction notify the Corporate Governance and Nominating Committee and that each such transaction be approved or ratified by the Committee.

In determining whether to approve a Related Person Transaction, the Committee will consider the following factors, among others, to the extent relevant to the Related Person Transaction:

•	whether the terms of the Related Person Transaction are fair to the Company and on the same basis as would apply if the transaction did not involve a related person,

•	whether there are business reasons for the Company to enter into the Related Person Transaction,

•	whether the Related Person Transaction would impair the independence of an outside director, and

•	whether the Related Person Transaction would present an improper conflict of interest for any of our Directors or executive officers, taking into account the size of the transaction, the overall financial position of the Director, executive officer or other related person, the direct or indirect nature of the Director’s, executive officer’s or other related person’s interest in the transaction and the ongoing nature of any proposed relationship, and any other factors the Committee deems relevant.

A Related Person Transaction entered into without the Committee’s pre-approval will not violate this policy, or be invalid or unenforceable, so long as the transaction is brought to the Committee as promptly as reasonably practical after it is entered into or after it becomes reasonably apparent that the transaction is covered by this policy.

The employment of the following persons was approved by the Corporate Governance and Nominating Committee under the Company’s Related Party Transactions Policy. The rate of pay for each of these employees is similar to those paid for comparable positions at the Company. During 2017, a sister-in-law of John Stankey, Senior Executive Vice President – AT&T/Time Warner Merger Integration Planning, AT&T Services, Inc., was employed by a subsidiary with an approximate rate of pay, including commissions, of $126,000. Also during 2017, a brother of John Donovan, Chief Executive Officer, AT&T Communications, LLC, was employed by a subsidiary with an approximate rate of pay, including commissions, of $187,000. In addition, during 2017, a son of William Blase, Senior Executive Vice President – Human Resources, was employed by a subsidiary with an approximate rate of pay, including commissions, of $125,000.

AT&T 2018 Proxy Statement	| 41 |

Corporate Governance

Stockholder Proposals and Director Nominees

If a stockholder wishes to present a proposal or nominate a person for election as a Director at the 2019 Annual Meeting of Stockholders without such proposal or nomination being included in the Company’s proxy materials, such proposal or nomination must be received by the Senior Vice President and Secretary of AT&T at 208 S. Akard, 29th floor, Dallas, Texas 75202 not less than 90 days nor more than 120 days before the anniversary of the prior Annual Meeting of Stockholders. Since the Annual Meeting of Stockholders will be held on April 27, 2018, written notice of any such proposal or nomination must be received by the Company no earlier than December 28, 2018 and no later than January 27, 2019. In addition, such proposal or nomination must meet certain other requirements and provide such additional information as provided in the Company’s Bylaws. A copy of the Company’s Bylaws may be obtained without charge from the Senior Vice President and Secretary of AT&T. Special notice provisions apply under the Bylaws if the date of the Annual Meeting is more than 30 days before or 70 days after the anniversary date.

Stockholder proposals intended to be included in the proxy materials for the 2019 Annual Meeting must be received by November 12, 2018. Such proposals should be sent in writing by courier or certified mail to the Senior Vice President and Secretary of AT&T at 208 S. Akard Street, 29th floor, Dallas, Texas 75202. Stockholder proposals that are sent to any other person or location or by any other means may not be received in a timely manner.

Nominations for a Director intended for inclusion in the Company’s proxy materials must be made in accordance with the proxy access provisions of the Company’s Bylaws and such nomination must be received by the Senior Vice President and Secretary of AT&T at 208 S. Akard, 29th floor, Dallas, Texas 75202 not less than 120 days nor more than 150 days before the anniversary of the date that the corporation mailed its proxy statement for the prior year’s Annual Meeting of Stockholders. Written notice of any such nomination must be received by the Company no earlier than October 13, 2018 and no later than November 12, 2018.

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Corporate Governance

Director Compensation

The compensation of Directors is determined by the Board with the advice of the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee is composed entirely of independent Directors. None of our employees serve on this Committee. The Committee’s current members are Matthew K. Rose (Chair), Richard W. Fisher, William E. Kennard, Beth E. Mooney and Joyce M. Roché. Under its charter (available on our website at www.att.com), the Committee annually reviews the compensation and benefits provided to Directors for their service and makes recommendations to the Board for changes. This includes not only Director retainers, but also Director compensation and benefit plans.

The Committee’s charter authorizes the Committee to employ independent compensation and other consultants to assist in fulfilling its duties. From time to time, the Committee engages a compensation consultant to advise the Committee and to provide information regarding director compensation paid by other public companies, which may be used by the Committee to make compensation recommendations to the Board. In addition, the Chief Executive Officer may make recommendations to the Committee or the Board about types and amounts of appropriate compensation and benefits for Directors. Directors who are employed by us or one of our subsidiaries receive no separate compensation for serving as directors or as members of Board committees.

2017 Compensation	Amount ($)
Annual Retainer	140,000
Lead Director Retainer	60,000
Audit Committee and Human Resources Committee Chairs Retainer	25,000
All other Committee Chairs Retainer	15,000
Annual Award (1)	170,000
Communications Equipment and Services (2)	up to 25,000
1.	Under the Non-Employee Director Stock and Deferral Plan (the “Director Plan”) each non-employee Director annually receives a grant of deferred stock units. Each deferred stock unit is equivalent to a share of AT&T stock and earns dividend equivalents in the form of additional deferred stock units. The annual grants are fully earned and vested at issuance and are distributed beginning in the calendar year after the Director leaves the Board. At distribution, the deferred stock units are converted to cash based on the then price of AT&T stock and are paid either in a lump sum or in up to 15 annual installments. Beginning in 2016, the deferred stock units have a grant date value of $170,000. To determine the number of deferred stock units granted, we calculate the nominal value of the award, which is the value that would yield the grant date value after applying an illiquidity discount. We use the average remaining tenure of the non-employee Directors as the discount period. We then divide the nominal value by the price of AT&T stock on the grant date to determine the number of deferred stock units issued.

Additionally, Directors may defer the receipt of their retainers into either additional deferred stock units or into a cash deferral account under the Non-Employee Director Stock and Deferral Plan. Directors purchase the deferred stock units at the fair market value of AT&T common stock. Deferrals into the cash deferral account under the plan earn interest during the calendar year at a rate equal to the Moody’s Long-Term Corporate Bond Yield Average for September of the preceding year (Moody’s Rate). Directors may annually choose to convert their cash deferral accounts into deferred stock units at the fair market value of our stock at the time of the conversion. Directors may also use all or part of their retainers to purchase AT&T stock at fair market value under the Non-Employee Director Stock Purchase Plan.

To the extent earnings on cash deferrals under the Non-Employee Director Stock and Deferral Plan exceed the interest rate specified by the Securities and Exchange Commission (SEC) for disclosure purposes, they are included in the “Director Compensation” table on page 44 under the heading “Nonqualified Deferred Compensation Earnings.”

2.	Non-employee Directors may receive communications equipment and services pursuant to the AT&T Board of Directors Communications Concession Program. The equipment and services that may be provided to a Director, other than at his or her primary residence, may not exceed $25,000 per year. All concession services must be provided by AT&T affiliates, except that the Director may use another provider for the Director’s primary residence if it is not served by an AT&T affiliate.

AT&T 2018 Proxy Statement	| 43 |

Corporate Governance

2017 Director Compensation Table

The following table contains information regarding compensation provided to each person who served as a Director during 2017 (excluding Mr. Stephenson, whose compensation is included in the Summary Compensation Table and related tables and disclosure).

Name	Fees Earned or Paid in Cash ($) (a)	Stock Awards ($) (b)	Nonqualified Deferred Compensation Earnings ($) (c)	All Other Compensation ($) (d)	Total ($)

Samuel A. Di Piazza, Jr.	$165,000	$170,000	$0	$25,000	$360,000

Richard W. Fisher	$140,000	$170,000	$678	$15,000	$325,678

Scott T. Ford	$155,000	$170,000	$0	$0	$325,000

Glenn H. Hutchins	$140,000	$170,000	$0	$30,485	$340,485

William E. Kennard	$140,000	$170,000	$0	$22,500	$332,500

Michael B. McCallister	$140,000	$170,000	$0	$0	$310,000

Beth E. Mooney	$140,000	$170,000	$0	$15,000	$325,000

Joyce M. Roché	$170,000	$170,000	$0	$11,934	$351,934

Matthew K. Rose	$210,000	$170,000	$0	$28,558	$408,558

Cynthia B. Taylor	$140,000	$170,000	$0	$11,871	$321,871

Laura D’Andrea Tyson	$155,000	$170,000	$10,065	$0	$335,065

Geoffrey Y. Yang	$140,000	$170,000	$0	$11,537	$321,537

Note (a). Fees Earned or Paid in Cash

The table below shows the number of deferred stock units purchased in 2017 by each Director with their Board fees and/or retainers under the Non-Employee Director Stock and Deferral Plan.

Director	Deferred Stock Units Purchased in 2017

Samuel A. Di Piazza, Jr.	4,303

Glenn H. Hutchins	3,651

Beth E. Mooney	3,651

Joyce M. Roché	2,211

Matthew K. Rose	5,503

In addition, the following table shows the number of shares of AT&T common stock purchased in 2017 by each Director with their retainers under the Non-Employee Director Stock Purchase Plan.

Director	Shares Purchased in 2017

Michael B. McCallister	1,824

Note (b). Stock Awards

Amounts in this column represent the annual grant of deferred stock units that are immediately vested but are not distributed until after the retirement of the Director. The grant date value was determined by applying an illiquidity discount of 22%. The illiquidity discount was determined by taking the average expected remaining tenure of the Directors (9.0 years) and then using that average to calculate the illiquidity discount under FASB ASC Topic 718. The nominal value of each award (before applying the discount) was $217,949. The deferred stock units will be paid out in cash in the calendar year after the Director ceases his or her service with the Board, at the times elected by the Director. The aggregate number of stock awards outstanding at December 31, 2017, for each Director can be found in the “Common Stock Ownership” section on page 45.

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Corporate Governance

Note (c). Nonqualified Deferred Compensation Earnings

Amounts shown represent the excess earnings, if any, based on the actual rates used to determine earnings on deferred compensation over the market interest rates determined pursuant to SEC rules.

Note (d). All Other Compensation

Amounts in this column include personal benefits for Directors that in the aggregate equal or exceed $10,000, which for 2017 consisted of communications equipment and services provided under the AT&T Board of Directors Communications Concession Program (described on page 43) and holiday gifts, as follows: Mr. Hutchins ($15,031 and $454, respectively), Mr. Rose ($13,104 and $454, respectively), Ms. Taylor ($11,417 and $454, respectively) and Mr. Yang ($11,083 and $454, respectively).

All Other Compensation also includes charitable matching contributions of up to $15,000 per year made by the AT&T Foundation on behalf of Directors and employees under the AT&T Higher Education/Cultural Matching Gift Program. Charitable contributions were made on the Directors’ behalf under this program as follows:

Name	Matching Gifts

Samuel A. Di Piazza, Jr.*	$25,000

Richard W. Fisher	$15,000

Glenn H. Hutchins	$15,000

William E. Kennard*	$22,500

Beth E. Mooney	$15,000

Joyce M. Roché	$11,934

Matthew K. Rose	$15,000
*	For Messrs. Di Piazza and Kennard, $10,000 and $7,500, respectively, relate to contributions made in 2016.

Common Stock Ownership

Certain Beneficial Owners

The following table lists the beneficial ownership of each person holding more than 5% of AT&T’s outstanding common stock as of December 31, 2017 (based on a review of filings made with the Securities and Exchange Commission on Schedules 13D and 13G).

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class

BlackRock, Inc. 55 East 52nd St., New York, NY 10055	376,827,658	(1)	6.10%

The Vanguard Group 100 Vanguard Blvd., Malvern, PA 19355	439,421,300	(2)	7.15%
1.	Based on a Schedule 13G/A filed by BlackRock, Inc. with the SEC on February 8, 2018, which reported the following: sole voting power of 322,053,134 shares; shared voting power of 0 shares; sole dispositive power of 376,827,658 shares, and shared dispositive power of 0 shares.
2.	Based on a Schedule 13G/A filed by The Vanguard Group with the SEC on February 8, 2018, which reported the following: sole voting power of 8,615,524 shares; shared voting power of 1,362,157 shares; sole dispositive power of 429,664,340 shares, and shared dispositive power of 9,756,960 shares.

AT&T 2018 Proxy Statement	| 45 |

Corporate Governance

Directors and Officers

The following table lists the beneficial ownership of AT&T common stock and non-voting stock units as of December 31, 2017, held by each Director, nominee, and officer named in the “Summary Compensation Table” on page 78. As of that date, each Director and officer listed below, and all Directors and executive officers as a group, owned less than 1% of our outstanding common stock. Except as noted below, the persons listed in the table have sole voting and investment power with respect to the securities indicated.

Name of Beneficial Owner	Total AT&T Beneficial Ownership (including options) (1)	Non-Voting Stock Units (2)

Samuel A. Di Piazza, Jr.	26,790	20,271

Richard W. Fisher	0	11,433

Scott T. Ford	66,319	38,263

Glenn H. Hutchins (3)	103,322	27,977

William E. Kennard	0	16,352

Michael B. McCallister	31,102	26,443

Beth E. Mooney	12,600	33,096

Joyce M. Roché	8,660	171,873

Matthew K. Rose	143,493	74,101

Cynthia B. Taylor	5,718	21,389

Laura D’Andrea Tyson	0	130,339

Name of Beneficial Owner	Total AT&T Beneficial Ownership (including options) (1)	Non-Voting Stock Units (2)

Geoffrey Y. Yang	119,552	5,649

Randall L. Stephenson	2,233,589	374,065

John J. Stephens	600,402	70,240

John Donovan	276,006	10,721

David R. McAtee II	19,919	14,498

John T. Stankey	544,291	40,908

All executive officers and Directors as a group (consisting of 22 persons, including those named above)	4,998,546	1,147,607

Note 1.

The table above includes presently exercisable stock options as well as stock options that became exercisable within 60 days of the date of this table. The following executive officers held the following numbers of options:

Beneficial Owner	Number of Stock Options Held

Randall L. Stephenson	704,546

John J. Stephens	138,415

John T. Stankey	12,405

All executive officers	1,175,430

In addition, of the shares shown in the table above, the following persons share voting and investment power with other persons with respect to the following numbers of shares:

Beneficial Owner	Number of Shared Voting and Investment Power Shares

John Donovan	185,008

Glenn H. Hutchins	103,322

Michael B. McCallister	25,290

David R. McAtee II	17,519

Beth E. Mooney	12,600

Matthew K. Rose	143,493

Randall L. Stephenson	1,523,388

John T. Stankey	524,949

John J. Stephens	376,502

Cynthia B. Taylor	196

Geoffrey Y. Yang	119,552

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Corporate Governance

Note 2.

Represents number of vested stock units held by the Director or executive officer, where each stock unit is equal in value to one share of AT&T stock. The stock units are paid in stock or cash depending upon the plan and the election of the participant at times specified by the relevant plan. None of the stock units listed may be converted into common stock within 60 days of the date of this table. As noted under “Compensation of Directors,” AT&T’s plans permit non-employee Directors to acquire stock units (also referred to as deferred stock units) by deferring the receipt of retainers into stock units and through a yearly grant of stock units. Officers may acquire stock units by participating in stock-based compensation deferral plans. Stock units carry no voting rights.

Note 3.

Mr. Hutchins disclaims beneficial ownership of 3,322 shares held in trust for his siblings.

AT&T 2018 Proxy Statement	| 47 |

Audit Committee Report

Audit Committee

Audit Committee Report

The Audit Committee: (1) reviewed and discussed with management AT&T’s audited financial statements for the year ended December 31, 2017; (2) discussed with the independent auditors the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees; (3) received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Audit Committee concerning independence; and (4) discussed with the auditors the auditors’ independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements for the year ended December 31, 2017, be included in AT&T’s Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

February 12, 2018	The Audit Committee

	Samuel A. Di Piazza, Jr., Chairman	Cynthia B. Taylor
	Michael B. McCallister	Laura D’Andrea Tyson

AT&T has a separately designated standing Audit Committee. The Board has adopted a written charter for the Audit Committee, which may be viewed on the Company’s web site at www.att.com. The Audit Committee performs a review and reassessment of its charter annually. The Audit Committee oversees the integrity of AT&T’s financial statements, the independent auditors’ qualifications and independence, the performance of the internal audit function and independent auditors, and AT&T’s compliance with legal and regulatory matters.

The Audit Committee is composed entirely of independent Directors in accordance with the applicable independence standards of the New York Stock Exchange and AT&T. The members of the Audit Committee are Mr. Di Piazza (Chairman), Mr. McCallister, Ms. Taylor, and Dr. Tyson, each of whom was appointed by the Board of Directors. The Board of Directors has determined that Mr. Di Piazza and Ms. Taylor are “audit committee financial experts” and are independent as defined in the listing standards of the New York Stock Exchange and in accordance with AT&T’s additional standards. Although the Board of Directors has determined that these individuals have the requisite attributes defined under the rules of the SEC, their responsibilities are the same as those of the other Audit Committee members. They are not AT&T’s auditors or accountants, do not perform “field work” and are not full-time employees. The SEC has determined that an audit committee member who is designated as an audit committee financial expert will not be deemed to be an “expert” for any purpose as a result of being identified as an audit committee financial expert.

Primary Responsibilities

The Audit Committee is responsible for oversight of management in the preparation of AT&T’s financial statements and financial disclosures. The Audit Committee relies on the information provided by management and the independent auditors. The Audit Committee does not have the duty to plan or conduct audits or to determine that AT&T’s financial statements and disclosures are complete and accurate. AT&T’s Audit Committee charter provides that these are the responsibility of management and the independent auditors.

Independent Auditor Oversight

The Audit Committee has oversight of the Company’s relationship with the independent auditor and is directly responsible for the annual appointment, compensation and retention of the independent auditor. The independent auditor reports directly to the Audit Committee.

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Audit Committee Report

Financial Reporting Review

The Audit Committee reviews and discusses with management and the independent auditor:

•	the annual audited financial statements and quarterly financial statements;

•	any major issues regarding accounting principles and financial statement presentations; and

•	earnings press releases and other financial disclosures.

Risk Review

The Audit Committee reviews and discusses with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies. This includes, among other matters, evaluating risk in the context of financial policies, counterparty and credit risk, and the appropriate mitigation of risk, including through the use of insurance where appropriate.

Internal Audit Oversight

The Audit Committee oversees the activities of the Company’s senior internal auditing executive, including internal audit’s assessment of operational and financial risks and associated internal controls. Significant internal audit reports and corrective action status are regularly discussed with the Audit Committee.

Compliance Oversight

The Audit Committee meets with the Company’s Chief Compliance Officer (CCO) regarding the CCO’s assessment of the Company’s compliance and ethics risks, the effectiveness of the Company’s Corporate Compliance Program, and any other compliance related matters that either the Committee or the CCO deems appropriate. The Audit Committee oversees the administration and enforcement of the Company’s Code of Business Conduct, Code of Ethics, and Corporate Compliance Program.

AT&T 2018 Proxy Statement	| 49 |

Audit Committee Report

Principal Accountant Fees and Services

Ernst & Young LLP acts as AT&T’s principal auditor and also provides certain audit-related, tax and other services. The Audit Committee has established a pre-approval policy for services to be performed by Ernst & Young. Under this policy, the Audit Committee approves specific engagements when the engagements have been presented in reasonable detail to the Audit Committee before services are undertaken.

This policy also allows for the approval of certain services in advance of the Audit Committee being presented details concerning the specific service to be undertaken. These services must meet service definitions and fee limitations previously established by the Audit Committee. Additionally, engagements exceeding $500,000 must receive advance concurrence from the Audit Committee Chairman. After an auditor is engaged under this authority, the services must be described in reasonable detail to the Audit Committee at the next meeting.

All pre-approved services must commence, if at all, within 14 months of the approval.

The fees for services provided by Ernst & Young (all of which were pre-approved by the Audit Committee) to AT&T in 2017 and 2016 are shown below.

Principal Accountant Fees (dollars in millions)

Item	2017	2016

Audit Fees (a)	$37.3	$30.7

Audit Related Fees (b)	3.5	3.3

Tax Fees (c)	9.3	11.4

All Other Fees (d)	0.0	0.0

Note (a). Audit Fees.

Included in this category are fees for the annual financial statement audit, quarterly financial statement reviews, audits required by Federal and state regulatory bodies, statutory audits, and comfort letters.

Note (b). Audit Related Fees.

These fees, which are for assurance and related services other than those included in Audit Fees, include charges for employee benefit plan audits, due diligence associated with acquisition and disposition activity, control reviews of AT&T service organizations, and consultations concerning financial accounting and reporting standards.

Note (c). Tax Fees.

These fees include charges for various Federal, state, local and international tax compliance and research projects, as well as tax services for AT&T employees working in foreign countries.

Note (d). All Other Fees.

No fees were incurred in 2017 or 2016 for services other than audit, audit related and tax.

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Compensation Discussion and Analysis

Compensation Discussion and Analysis

Compensation Committee Report

The Human Resources Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on such review and discussions, the Human Resources Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K and Proxy Statement for filing with the SEC.

February 12, 2018	The Human Resources Committee

	Joyce M. Roché, Chairman	Michael B. McCallister
	Scott T. Ford	Matthew K. Rose
Geoffrey Y. Yang

AT&T 2018 Proxy Statement	| 51 |

Compensation Discussion and Analysis Executive Summary

Executive Summary

Our Human Resources Committee (Committee) takes great care to develop and refine an executive compensation program that recognizes its stewardship responsibility to our stockholders while ensuring the availability of talent to support a culture of growth, innovation, and performance in an extraordinarily large and complex organization.

In this section, we summarize the elements of our compensation program, how our program supports pay for performance, and our key performance achievements.

Topic	Overview		More Information
The foundation of our program	Our Committee believes that our programs should:		Page 55
	–	be aligned with stockholder interests,
	–	be competitive and market-based,
	–	pay for performance,
	–	balance both short- and long- term focus, and
	–	be aligned with generally accepted approaches.
To that end, we incorporate many best practices in our compensation program and avoid ones that are not aligned with our guiding pay principles.
Stockholder Engagement	Each year, we engage with large stockholders to understand their views on executive compensation. In light of their feedback, results of the stockholder advisory vote on our executive compensation program, and market trends, the Committee adjusts our
	compensation program periodically as it determines to be appropriate.		Page 57
Our compensation program elements and percentage of pay tied to performance and stock price	–	Our program includes a number of different elements, from fixed compensation (base salaries) to performance-based variable compensation (short- and long-term incentives), to key benefits, which minimize distractions and allow our executives to focus on our success.	Page 57
	–	Each element is designed for a specific purpose, with an overarching goal of encouraging a high level of sustainable individual and Company performance well into the future.
–

For Named Executive Officers (NEOs), the combination of short- and long- term incentives ranges from 87% to 93% of target pay. Payouts are formula-driven for:

•  short-term incentives; and

•  performance shares (which represent 75% of the long-term incentive).

	–	All long-term grants are tied to our stock price performance.
	–	Our Committee retains the authority to increase or decrease final award payouts, after adjustment for financial performance, to ensure pay is aligned with performance.
How we make compensation decisions	The starting point for determining Executive Officer compensation is an evaluation of market data. Our consultant compiles compensation information for our peer companies and then presents this information to our Committee for it to consider when making compensation decisions. Our peer companies were chosen based on their similarity to AT&T on a number of factors, including alignment with our business, scale, and/or complexity.		Page 59

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Compensation Discussion and Analysis Executive Summary

2017 Company Performance Highlights

[1] Among full service wireless providers, J.D. Power presents the Purchase Experience award twice a year. The study took place from January to June 2017, with 6,703 U.S. wireless customers participating. Results announced August 2017.

AT&T 2018 Proxy Statement	| 53 |

Compensation Discussion and Analysis Executive Summary

Highlights of Incentive Payouts

2017 Short Term Award

Metric	Metric Weight	Attainment	Payout%
2017 Earnings per Share (EPS)	70%	94%	84%
2017 Free Cash Flow (FCF)	30%	103%	106%
Weighted Average Payout			90%

Long Term Award – Performance Share Component

2015-2017 Performance Period

Metric	Metric Weight	Attainment	Payout%
3-Year Return on Invested Capital (ROIC)	75%	7.75%	104%
3-Year Relative Total Stockholder Return (TSR)	25%	Level 3	100%
Weighted Average Payout			103%

After the impact of change in stock price over the 2015 – 2017 performance period, our NEOs received approximately 122% of their original performance share grant value.

The narrative on the following pages more fully describes how the Committee, with the input of its consultant, has designed and evolved our Executive Officer compensation and benefits program using the Committee’s guiding pay principles as the pillars of the program. The narrative also outlines how we establish pay targets and how actual Executive Officer pay is determined. Finally, we provide a description of other benefits.

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Compensation Discussion and Analysis

Role of the Human Resources Committee

The Committee’s charter is available on our website at www.att.com. Our Committee is composed entirely of independent Directors. The current members of the Committee are: Ms. Roché (Chairman), Mr. Ford, Mr. McCallister, Mr. Rose, and Mr. Yang. Our Committee is responsible for:

Compensation-related Tasks	Organizational Tasks

– Determining the compensation for our Executive Officers, including salary and short- and long-term incentive opportunities;

– Reviewing, approving, and administering our executive compensation plans, including our stock plans;

– Establishing performance objectives under our short- and long-term incentive compensation plans;

– Determining the attainment of those performance objectives and the awards to be made to our Executive Officers;

– Evaluating Executive Officer compensation practices to confirm that these practices remain equitable and competitive; and

– Approving employee benefit plans, as needed.

– Evaluating the performance of the CEO;

– Reviewing the performance and capabilities of the other Executive Officers, based on input from the CEO; and

– Reviewing succession planning for Executive Officer positions including the CEO’s position.

Guiding Pay Principles

Our Committee has designed an executive compensation program that encourages our leaders to produce outstanding financial and operational results, create sustainable long-term value for our stockholders, and lead the company with ethics and integrity. Our guiding pay principles are:

Alignment with Stockholders

Provide compensation elements and set performance targets that closely align executives’ interests with those of stockholders. For example, approximately 69% of target pay for NEOs is tied to stock price performance. In addition, we have executive stock ownership guidelines and stock holding requirements, as described on page 76.

Competitive and Market Based

Evaluate all components of our compensation and benefits program in light of appropriate peer company practices to ensure we are able to attract and retain world-class talent with the leadership abilities and experience necessary to develop and execute business strategies, obtain superior results, and build long-term stockholder value in an organization as large and complex as AT&T.

Pay for Performance

Tie a significant portion of compensation to the achievement of predetermined goals and recognize individual accomplishments that contribute to our success. For example, in 2017, 93% of the CEO’s target compensation (and, on average, 90% for other NEOs) was variable and tied to short- and long-term performance incentives, including stock price performance.

Balanced Short- and Long-Term Focus

Ensure that the compensation program provides an appropriate balance between the achievement of short- and long-term performance objectives, with a clear emphasis on managing the sustainability of the business and mitigating risk.

Alignment with Generally Accepted Approaches
Provide policies and programs that fit within the framework of generally accepted approaches adopted by leading major U.S. companies.

These guiding pay principles serve as the pillars of our compensation and benefits program and any potential changes to the program are evaluated in light of their ability to help us meet these goals.

AT&T 2018 Proxy Statement	| 55 |

Compensation Discussion and Analysis

Checklist of Compensation Practices

Our compensation program is designed around the following market-leading practices:

Practices We Use	Practices We Don’t Use

✓      Pay for Performance: Tie compensation to performance by setting clear and challenging performance goals. The vast majority of Executive Officer compensation is tied to performance metrics and/or stock price performance.

✓      Multiple Performance Metrics and Time Horizons: Use multiple performance metrics and multi-year vesting timeframes to discourage unnecessary short-term risk taking.

✓       Stock Ownership and Holding Period Requirements: NEOs must comply with stock ownership guidelines and hold the equivalent of 25% of post-2015 stock distributions until retirement.

✓       Regular Engagement with Stockholders: We engage with large stockholders no less than annually regarding executive compensation matters.

✓       Dividend Equivalents: Paid at the end of the performance period on earned performance shares.

✓      Annual Compensation-Related Risk Review: Performed annually to confirm that our programs do not encourage excessive risk taking and are not reasonably likely to have a material adverse effect on the Company.

✓      Clawback Policy: Provides for the recovery of previously paid executive compensation for any fraudulent or illegal conduct.

✓      Severance Policy: Limits payments to 2.99 times salary and target bonus.

✗      No “Single Trigger” Change in Control Provisions: No accelerated vesting of equity awards upon a change in control.

✗      No Tax Gross-Ups: No excise tax gross-up payments; no other tax gross-ups, except in extenuating circumstances.

✗      No Credit for Unvested Shares when determining compliance with stock ownership guidelines.

✗      No Repricing or Buy-Out of underwater stock options.

✗      No Hedging or Short Sales of AT&T stock.

✗      No Supplemental Executive Retirement Benefits for officers promoted/hired after 2008.

✗      No Guaranteed Bonuses.

✗      No Excessive Dilution: Our annual equity grants represent 1% of the total outstanding Common Stock each year. As of July 31, 2017, our total dilution was 1.0% of outstanding Common Stock.

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Compensation Discussion and Analysis

Executive Compensation Program Enhancements

The Committee took into account feedback from our 2016 outreach to large stockholders when making the following enhancements to our program:

2017 Program Enhancements

Changes		Rationale
Replaced the three peer groups used to assess market-based compensation and benefits practices with a single peer group of 20 companies (shown on page 59).	²	Simplifies our program. The new peer group consists of companies that better compare to our scale and complexity of business operations.
Eliminated our historical practice of targeting Executive Officer pay at the 62nd percentile of market.	²	Allows the Committee to more accurately target pay for each Executive Officer position based on the position’s scope, complexity, and importance to the business.
Changed long-term incentive pay mix: • from 50% performance shares / 50% restricted stock units • to 75% performance shares / 25% restricted stock units.	²	A larger portion of long-term compensation is tied to performance, providing better alignment between pay and performance.
Changed long-term incentive performance measures: • from 75% ROIC and 25% relative TSR • to 100% ROIC, with a relative TSR payout modifier, as described in the table on page 72.	²	Long-term awards are designed to focus executives on ROIC. AT&T is a capital-intensive business; ROIC is an appropriate performance metric to ensure we effectively employ capital and provide a strong return on it to stockholders. However, we will use relative TSR as a performance metric (as a payout modifier) because it further aligns our executives’ interests with those of our stockholders.

During 2017 and early 2018, we again met with large stockholders and stockholder advisory groups to discuss their perspectives on our compensation and benefits practices. The Committee considers these perspectives when making changes to our compensation program. Of the votes cast at the 2017 Annual Meeting of Stockholders, 90.88% were in favor of the advisory vote on executive compensation.

Elements of 2017 Compensation

It is in our stockholders’ interest that our compensation program be structured to make attraction, retention, and motivation of the highest quality talent a reality. Our executive compensation and benefits program includes a number of different elements, designed for different purposes, with an overarching goal to encourage a high level of sustainable individual and Company performance well into the future:

Current Year Performance	+	Multi-Year Performance	+	Attraction & Retention
Salary and Short-Term Incentives		Long-Term Incentives (75% Performance Shares and 25% Restricted Stock Units)		Retirement, Deferral/Savings Plans, Benefits, and Personal Benefits

AT&T 2018 Proxy Statement	| 57 |

Compensation Discussion and Analysis

The chart below more fully describes the three elements of total direct compensation and their link to our business and talent strategies.

Weightings
	Reward Element	Form	Link to Business and Talent Strategies		CEO	Other NEOs

		Cash	•	Provides compensation to assume the day-to-day responsibilities of the position.
A portion may be deferred into AT&T stock.

Fixed Pay			•	Pay level recognizes experience, skill, and performance, with the goal of being market-competitive.
	Base Salary				7%	10%

			•	Adjustments may be made based on individual performance, pay relative to other executives, and pay relative to market.

		Cash	•	Aligns pay with the achievement of short-term objectives.
A portion may be deferred into AT&T stock.
Short-Term Incentives (see page 61)
			•	Payouts based on achievement of predetermined goals, with potential for upward or downward adjustment by the Committee to align pay with performance.	24%	21%

At Risk Pay

Stock
	Long-Term Incentives (see page 63)	75% Performance Shares (paid 34% in stock, 66% in cash) 25% Restricted Stock Units (paid in stock)	•	Motivates and rewards the achievement of long-term performance.

					69%	69%
			•	Aligns executive and stockholder interests.

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Compensation Discussion and Analysis

Determining 2017 Target Compensation

The starting point for determining Executive Officer compensation begins with an evaluation of market data. The consultant compiles this data from both proxy and compensation surveys conducted by third parties for companies in the peer group selected by the Committee.

How the peer group was chosen

The Committee’s compensation consultant developed the peer group with input from the Committee and from management based on the following criteria:

    •    similarityto AT&T in terms of size, organizational and business complexity, and/or industry,

    •    globalscope of operations and/or diversified product lines,

    •    abilityof the company to compete with AT&T for talent, and

    •    similarityto jobs at AT&T in terms of complexity and scope of officer positions.

Following is the peer group our consultant used to assess market-based compensation for Executive Officers in 2017.

2017 Peers

• Alphabet • Amazon • Apple • Boeing • Chevron	• Cisco • Comcast • Exxon Mobil • General Electric • HP Enterprise	• Intel • IBM • Microsoft • Oracle • Sprint	• Time Warner Inc. • T-Mobile US • Verizon Communications • Wal-Mart • Walt Disney

Note: These same 20 companies are also used to determine our relative TSR performance for the 2017 performance share grant.

The consultant reviewed the market data for the peer groups with members of management and the CEO (for officers other than himself) to obtain their views on the relative value of each position and differences in responsibilities between our jobs and those in the comparator groups.

The Committee reviewed the market data and the CEO’s compensation recommendations for the other Executive Officers and then applied their judgment and experience to set Executive Officer compensation for the coming year. When setting compensation, the Committee may determine that Executive Officers with significant experience and responsibilities or who demonstrate exemplary performance have higher target compensation, while less experienced Executive Officers may have lower target compensation.

AT&T 2018 Proxy Statement	| 59 |

Compensation Discussion and Analysis

2017 Performance

AT&T is a leading provider of communications and digital entertainment services in the United States and in the world. During 2017, we continued to successfully execute on our strategic goals, delivering strong operating and financial results while also making progress on our growth initiatives.

To put in perspective the scale, scope, and complexity of our business as compared to our 20 compensation benchmark companies (as shown on page 59), below is a comparison of Market Cap, Revenues, and Net Income:

Comparison of Scope and Scale

AT&T and Peer Companies2 ($M)

For more information on our financial and operational performance, please see our Annual Report at www.att.com.

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Compensation Discussion and Analysis

Return to Stockholders

We provide returns through both robust dividends and stock price appreciation. We continue to deliver consistent, positive returns to our stockholders over the long-term and have a long history of increasing dividends.

Determination of Award Payouts for Performance Periods Ending December 31, 2017

2017 Short-Term Incentive Plan Metrics and Performance Attainment

After reviewing our business plan and determining the business metrics on which our Executive Officers should focus, the Committee established the following performance targets applicable to payment of short-term awards for 2017:

2017 Short-Term Incentive Performance Metrics	Relevance of Metric	Metric Weight	Threshold Performance Payout%	Target Performance Payout%	Maximum Performance Payout%
Earnings per Share	Indicator of profitability and a window into our long-term sustainability	70%	• Performance achievement of 80% of target results in a 50% payout • No payout for performance below 80% of target	100%	Performance achievement of 130% of target results in a 150% payout

Free Cash Flow	Important to continue to invest, pay down debt, and provide strong dividends to our stockholders	30%

AT&T 2018 Proxy Statement	| 61 |

Compensation Discussion and Analysis

The following chart shows the: performance goals, actual performance attainment, payout percentage for each performance metric, and overall weighted average award payout for short-term awards.

* The Committee made certain discretionary adjustments that had the effect of reducing the short term award payout. The adjustments were made to exclude certain events that were not contemplated when the FCF performance target was set. Accordingly, the Committee excluded the FCF positive impacts of certain vendor financing and an amount equal to an expected tax payment that did not occur in 2017. In addition, although permitted by the terms of the award, the Committee determined not to adjust for other M&A transaction costs because they were already included in the FCF performance target.

In accordance with our formulaic approach, the NEOs each received a performance-adjusted award payout of 90%. The Committee maintains the ability to make further adjustments to the formula-driven payout as it deems appropriate in order to ensure alignment of Executive Officer pay with performance. Adjustments may not exceed 200% of the Executive Officer’s performance-adjusted target award.

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Compensation Discussion and Analysis

Long-Term Incentive Plan Metrics and Performance Attainment – Performance/Restriction Periods Ending in 2017

Long-Term Incentive Plan Form	Weight	Performance Metrics and Vesting Period	Description
Performance Shares Granted in 2015	50%	3-year performance period (2015-2017) Performancemetrics: – 75% ROIC – 25% Relative TSR Payout value based on combination of performance attainment and stock price performance.

•   Each performance share is equal in value to a share of stock, which causes the value of the award to fluctuate directly with changes in our stock price over the performance period.

•   The cash payment value of the performance shares is based on our stock price on the date an award payout is approved.

•   Because awards are based on a 3-year performance period, they maximize the leverage of both short- and long-term performance. The impact of a single year’s performance is felt in each of the three performance share grants that are outstanding at any given time, so that strong performance must be sustained every year in order to provide favorable payouts.

•   Dividend equivalents are paid at the end of the performance period, based on the number of performance shares earned.

Restricted Stock Units (RSUs) Granted in 2014	50%	4-year restriction period Payout value based on stock price performance.	We structure RSUs to be paid in stock at the end of the restriction period, regardless of whether they vest earlier. RSUs vest 100% after four years or upon retirement eligibility, whichever occurs earlier.

ROIC Payout Table and Actual Performance Attainment – 2015-2017 Performance Period

Determination of Performance Goal
We established a performance target range of 6.75% to 7.5% at the beginning of the 3-year performance period. This target range does not penalize or reward Executive Officers for performance achievement within close proximity to the midpoint of the range. The lower end of the performance target range was set so that it exceeded our internally calculated cost of capital (determined, in part, based on input from banks) by 75 basis points, ensuring a reasonable return is delivered to stockholders before Executive Officers are eligible for full payout of their target award.

Performance Below Target Range
No payout is earned if less than 67% of the performance target range is achieved. Achievement below the target range results in decreasing levels of award payout. The payout drops to 0% of the performance shares tied to this metric if less than 67% of the low end of the target range is achieved.

Performance within Target Range
100% payout if performance falls within the target range.

Performance Above Target Range
Maximum payout of 150% is earned if 137% or more of the performance target range is achieved. Achievement above the target range provides for higher levels of award payout, up to the maximum payout.

Actual Performance
After conclusion of the performance period, the Committee determined (using the ROIC payout table) that we achieved a 7.75% ROIC, which was above the ROIC target range, and 175 basis points above the cost of capital we established based on input from banks. As a result, the Committee directed that 104% of the related performance shares be distributed.

AT&T 2018 Proxy Statement	| 63 |

Compensation Discussion and Analysis

TSR Payout Table and Actual Performance Attainment – 2015-2017 Performance Period

At the beginning of the performance period, the Committee established the following table for determining payout of the performance shares tied to the TSR metric. Our actual performance attainment is also shown:

As a result of the performance attainment achieved for the TSR performance metric, the Committee directed that 100% of the related performance shares be distributed.

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Compensation Discussion and Analysis

Percent of Grant Value Realized – 2015 Performance Share Grant (2015-2017 Performance Period)

As a result of the combined ROIC and TSR performance attainment, each NEO received 103% of the number of shares granted.

75% of Performance Shares Granted	Ó	Payout Percentage of 104% for ROIC	Ì	25% of Performance Shares Granted	Ó	Payout Percentage of 100% for TSR	=	103% of Shares to be Paid

However, the performance shares were also subject to stock price fluctuation over the 3-year performance period as another element of our long-term incentive pay-for-performance design. Based on the $6.20 change in our stock price from $32.96 at grant to $39.16 at payout, the value of the shares actually payable increased 18.8% over the 3-year performance period.

Ending Stock Price of $39.16*	-	Beginning Stock Price of $32.96**	÷	Beginning Stock Price of $32.96**	=	18.8% Growth in Stock Price

As a result of both ROIC and relative TSR performance and the absolute change in our stock price, our NEOs realized approximately 122% of their original performance share grant value.

NEOs Received 122% of Original Grant Value

Percent of Grant Value Realized – 2014 Restricted Stock Units

Our 2014 restricted stock units had a 4-year vesting period and were paid in early 2018. The final value delivered from these awards was based on our stock price. Over the 4-year restriction period, the stock price increased $4.09 per share, delivering 112% of the original grant value.

Ending Stock Price of $37.44*	-	Beginning Stock Price of $33.35**	÷	Beginning Stock Price of $33.35**	=	12% Growth in Stock Price

NEOs Received 112% of Original Grant Value

* Stock price when award payout is approved for performance shares (typically the first Committee meeting after the end of the performance period), or the stock price on the last date of the restriction period for RSU grants.

** Stock price used to determine the number of shares to be granted (target award value is divided by this stock price).

AT&T 2018 Proxy Statement	| 65 |

Compensation Discussion and Analysis

Named Executive Officer Compensation

In this section we detail how each NEO’s compensation was impacted by performance attainment. The following tables summarize the compensation our NEOs realized in 2017. The long-term grant values below do not align to what is reported in the 2017 Summary Compensation Table (SCT) because the SCT reflects long-term grant values for 2017, whereas these tables show the values of the long-term distributions for awards with performance/restriction periods ending in 2017 or early 2018.

Randall Stephenson Chairman of the Board, Chief Executive Officer, and President

Mr. Stephenson has served as Chairman of the Board, Chief Executive Officer, and President since 2007. Throughout his career at the Company, he has held a variety of high-level finance, operational, and marketing positions, including serving as Chief Operating Officer from 2004 until his appointment to Chief Executive Officer in 2007, and as Chief Financial Officer from 2001 to 2004. He began his career with the Company in 1982.
2017 Realized Compensation
Element of Compensation	Compensation Amount	Rationale
2017 Base Salary	$1,800,000	Mr. Stephenson’s salary did not increase in 2017.
2017 Short Term Incentive Award (STIP)	Target Award = $5,900,000	Mr. Stephenson’s STIP payout was based on: • A formulaic payout of 90% of his target award based on EPS and FCF performance attainment. • No discretionary adjustment was made by the Committee.
Final Award Paid = $5,310,000
90% of target award value realized
Performance Share Payout (2015-2017 Performance Period)	Target Award = $7,375,000

Mr. Stephenson’s performance share payout was based on:

•   A formulaic payout of 103% of the 223,756 shares granted based on the Company’s performance achievement for ROIC and relative TSR, plus

•   The company’s stock price change over the 3-year performance period, which increased the value of the shares earned by 18.8%.

Performance Shares were paid in cash.

Final Award Paid = $9,025,154
122% of grant value realized
Restricted Stock Unit Payout (2014 Grant)	Target Award = $7,250,000	The company’s stock price change over the 4-year vesting period increased the value of the units granted by 12%. Restricted Stock Units were paid in stock.
217,391 shares paid; valued at $8,139,119
112% of grant value realized

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Compensation Discussion and Analysis

John Stephens Senior Executive Vice President and Chief Financial Officer

John Stephens has 25 years of service with the Company. Mr. Stephens was appointed to his current position in 2011. He has responsibility for financial planning, corporate development, accounting, tax, auditing, treasury, investor relations, corporate real estate and shared services. Prior to his current position, Mr. Stephens held a series of successive positions in the finance department. Before joining the Company, Mr. Stephens held a variety of roles in public accounting.
2017 Realized Compensation
Element of Compensation	Compensation Amount*	Rationale
2017 Base Salary	$979,167	Consistent with market-based data and his strong performance in 2016, Mr. Stephens received a 14.3% base salary increase to $1,000,000 effective March 1, 2017.
2017 Short Term Incentive Award (STIP)	Target Award = $1,900,000	Mr. Stephens’ STIP payout was based on: • A formulaic payout of 90% of his target award based on EPS and FCF performance attainment. • No discretionary adjustment was made by the Committee.
Final Award Paid = $1,710,000
90% of target award value realized
Performance Share Payout (2015-2017 Performance Period)	Target Award = $2,350,000

Mr. Stephens’ performance share payout was based on:

•   A formulaic payout of 103% of the 71,299 shares granted based on the Company’s performance achievement for ROIC and relative TSR, plus

•   The company’s stock price change over the 3-year performance period, which increased the value of the shares earned by 18.8%.

Performance Shares were paid in cash.

Final Award Paid = $2,875,831
122% of grant value realized
Restricted Stock Unit Payout (2014 Grant)	Target Award = $2,185,000	The company’s stock price change over the 4-year vesting period increased the value of the units granted by 12%. Restricted Stock Units were paid in stock.
65,517 shares paid; valued at $2,452,956
112% of grant value realized

* Upon the completion of the Time Warner Inc. merger, the Committee intends to reevaluate Mr. Stephens’ compensation, as appropriate, to recognize new duties.

AT&T 2018 Proxy Statement	| 67 |

Compensation Discussion and Analysis

John Donovan Chief Executive Officer, AT&T Communications, LLC

John Donovan has 9 years of service with the Company, and is the head of AT&T Communications, LLC, where he is responsible for the AT&T Business, Entertainment, and Technology & Operations groups, providing mobile, broadband, and video services to U.S. consumers, including nearly 3.5 million businesses. Until August 1, 2017, he was Chief Strategy Officer and Group President, overseeing corporate strategy and our Technology and Operations groups. Prior to joining the Company, Mr. Donovan was Executive Vice President of Product, Sales, Marketing, and Operations at Verisign, Inc. From 2000 to 2006 he was Chairman and CEO of inCode Telecom Group, Inc.; prior to that he was a partner with Deloitte Consulting.

2017 Realized Compensation
Element of Compensation	Compensation Amount	Rationale
2017 Base Salary	$1,035,833	Consistent with market data and his strong performance in 2016, Mr. Donovan received a 15.6% base salary increase to $1,000,000 effective March 1, 2017. Effective September 1, 2017, Mr. Donovan’s base salary was increased from $1,000,000 to $1,175,000, a 17.5% increase to reflect the increased scope and complexity of his new job running one of the largest mobile, broadband, and video service companies in the U.S.
2017 Short Term Incentive Award (STIP)	Target Award = $2,183,333

Mr. Donovan’s target STIP was increased to $1,900,000 effective January 1, 2017, and to $2,750,000 effective September 1, 2017. Mr. Donovan’s award targets were applied to the associated time periods and the resulting weighted STIP target award for 2017 was $2,183,333.

Mr. Donovan’s STIP payout was based on:

•   A formulaic payout of 90% of his target award based on EPS and FCF performance attainment.

•   No discretionary adjustment was made by the Committee.

Final Award Paid = $1,965,000
90% of target award value realized
Performance Share Payout (2015-2017 Performance Period)	Target Award = $1,950,000

Mr. Donovan’s performance share payout was based on:

•   A formulaic payout of 103% of the 59,163 shares granted based on the Company’s performance achievement for ROIC and relative TSR, plus

•   The company’s stock price change over the 3-year performance period, which increased the value of the shares earned by 18.8%.

Performance Shares were paid in cash.

Final Award Paid = $2,386,328
122% of grant value realized
Restricted Stock Unit Payout (2014 Grant)	Target Award = $1,575,000	The company’s stock price change over the 4-year vesting period increased the value of the units granted by 12%. Restricted Stock Units were paid in stock.
47,226 shares paid; valued at $1,768,141
112% of grant value realized

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Compensation Discussion and Analysis

David McAtee Senior Executive Vice President and General Counsel

David McAtee has served at AT&T’s General Counsel since 2015. He has responsibility for all legal matters affecting AT&T, including the Company’s litigation, regulatory, and compliance matters before various judicial and regulatory agencies, as well as all merger agreements, dispositions of non-strategic assets, commercial agreements, and labor contracts. In 2017, Mr. McAtee and his team successfully managed thousands of litigation matters involving AT&T, including approximately 120 appeals to various federal and state courts of appeal and the U.S. Supreme Court. Mr. McAtee joined the company in 2012 as Senior Vice President and Assistant General Counsel after 18 years in government and private practice.
2017 Realized Compensation
Element of Compensation	Compensation Amount	Rationale
2017 Base Salary	$791,667	Consistent with market-based pay increases and his strong performance in 2016, Mr. McAtee received a 6.7% base salary increase from $750,000 to $800,000 effective March 1, 2017.
2017 Short Term Incentive Award (STIP)	Target Award = $1,500,000	Mr. McAtee’s STIP payout was based on: • A formulaic payout of 90% of his target award based on EPS and FCF performance attainment. • No discretionary adjustment was made by the Committee.
Final Award Paid = $1,350,000
90% of target award value realized
Performance Share Payout (2015-2017 Performance Period)	Target Award = $1,000,000

Mr. McAtee’s performance share payout was based on:

•   A formulaic payout of 104% of the 8,343 shares granted with the sole performance metric of the Company’s ROIC, and 103% of the 21,996 shares granted based on the Company’s ROIC and relative TSR performance achievement, plus

•   The company’s stock price change over the 3-year performance period, which increased the value of the shares earned by 18.8%.

Performance Shares were paid in cash.

Final Award Paid = $1,226,985
123% of grant value realized
Restricted Stock Unit Payout (2014 Grant)	Target Award = $262,500	The company’s stock price change over the 4-year vesting period increased the value of the units granted by 12%. Restricted Stock Units were paid in stock.
7,871 shares paid; valued at $294,690
112% of grant value realized

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Compensation Discussion and Analysis

John Stankey Senior Executive Vice President-AT&T/Time Warner Merger Integration Planning, AT&T Services, Inc.

John Stankey has 32 years of service with the Company. He has held various roles during his three-decade career at the Company, including: CEO-AT&T Entertainment Group, ; Chief Strategy Officer; President and CEO of AT&T Business Solutions; President and CEO of AT&T Operations; Group President – Telecom Operations; Chief Technology Officer; and Chief Information Officer.

2017 Realized Compensation
Element of Compensation	Compensation Amount*	Rationale
2017 Base Salary	$995,000	Consistent with market-based pay increases and his strong performance in 2016, Mr. Stankey received a 3.1% base salary increase to $1,000,000 effective March 1, 2017.
2017 Short Term Incentive Award (STIP)	Target Award = $2,000,000	Mr. Stankey’s STIP payout was based on: • A formulaic payout of 90% of his target award based on EPS and FCF performance attainment. • No discretionary adjustment was made by the Committee.
Final Award Paid = $1,800,000
90% of target award value realized
Performance Share Payout (2015-2017 Performance Period)	Target Award = $2,662,500

Mr. Stankey’s performance share payout was based on:

•   A formulaic payout of 103% of the 80,780 shares granted based on the Company’s performance achievement for ROIC and relative TSR, plus

•   The company’s stock price change over the 3-year performance period, which increased the value of the shares earned by 18.8%.

Performance Shares were paid in cash.

Final Award Paid = $3,258,245
122% of grant value realized
Restricted Stock Unit Payout (2014 Grant)	Target Award = $2,587,500	The company’s stock price change over the 4-year vesting period increased the value of the units granted by 12%. Restricted Stock Units were paid in stock.
77,586 shares paid; valued at $2,904,820
112% of grant value realized

* Upon the completion of the Time Warner Inc. merger, the Committee intends to reevaluate Mr. Stankey’s compensation, as appropriate, to recognize new duties.

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Compensation Discussion and Analysis

2017 Long Term Grants

Our previous sections detailed compensation paid in 2017 and/or compensation for grants with performance or restriction periods ending in 2017. This section addresses the long-term grants we made in 2017.

The forms of long-term compensation granted to NEOs in 2017 were:

Forms of 2017 Long Term Incentive Grants	Weight	Performance Metrics and Vesting Period
Performance Shares	75%	Performance Metrics 100% Return on Invested Capital with a Relative Total Stockholder Return Modifier
		3-year performance period
Restricted Stock Units	25%	Payout value based on stock price performance only
		4-year restriction period

Grant values for these awards were as follows:

2017 Long Term Incentive Grant Values for NEOs

Name	Target Performance Share Grant Values ($) (amounts are rounded)	Target Restricted Stock Unit Grant Values ($) (amounts are rounded)
Randall Stephenson	12,525,000	4,175,000
John Stephens	5,250,000	1,750,000
John Donovan	6,890,625	2,296,875
David McAtee	2,775,000	925,000
John Stankey	5,250,000	1,750,000

2017 Performance Share Grants

The performance shares granted in 2017 are for the 2017-2019 performance period. The Committee determined that the Performance Shares would be tied to a ROIC performance metric with a modifier based on a comparison of AT&T’s TSR to our 20-company Peer Group.

ROIC Performance Metric

We calculate ROIC by averaging over the three-year performance period: (1) our annual net income plus after-tax interest expense, divided by (2) the total of the average debt and average stockholder equity for the relevant year. For mergers and acquisitions over $2.0 billion, we exclude the dilutive impacts of intangible amortization, asset write-offs, accelerated depreciation, and transaction and restructuring costs so that the impact of certain significant transactions, including those which may not have been contemplated in the determination of a performance metric, will not have an impact on the performance results. We also exclude the net impact of certain of the following items after taxes and available collectible insurance, if they exceed, individually or in certain combinations, $500 million in a calendar year and satisfy other conditions; changes in tax laws, changes in accounting principles, expenses caused by natural disasters or intentionally caused damage to the Company’s property, and non-cash accounting write-downs of goodwill, other intangible assets and fixed assets. Additionally, we disregard the net dilutive impact of mandatory changes resulting from the Patient Protection and Affordable Care Act of 2010 as well as gains and losses related to the assets and liabilities of pension and other post-retirement benefit plans (and associated tax effects).

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Compensation Discussion and Analysis

The ROIC target range for the 2017-2019 performance period was set 75 basis points above our cost of capital, a target that we believe to be challenging, but attainable. For performance above or below the performance target range, the number of performance shares are increased or reduced, respectively. Potential payouts range from 0% to 150% of the number of performance shares granted.

TSR Performance Modifier

This measure compares our TSR (stock appreciation plus reinvestment of dividends) relative to that of the 20 companies in our Peer Group. We believe that TSR is an important measure because it helps ensure that our executives remain focused on the value they are delivering to our stockholders.

Total Stockholder Return Performance Modifier
2017-2019 Performance Period
AT&T Return vs. TSR Peer Group	Payout Modifier
Top Quartile	Add 10 Percentage Points to Final ROIC Payout Percentage
Quartile 2 Quartile 3	No Adjustment to ROIC Payout Percentage
Quartile 4	Subtract 10 Percentage Points from Final ROIC Payout Percentage

Total Stockholder Return Peer Group

Award payouts will be determined based on our TSR performance relative to our 20-company Peer Group shown on page 59. These companies are the same ones that comprise the peer group used to assess market-based compensation for 2017. TSR performance will be measured over the entire performance period.

At the end of the performance period, the number of performance shares to be paid out, if any, will be determined by comparing the actual performance of the Company against the predetermined performance objective for ROIC, and modifying the award for relative TSR achievement, if applicable.

2017 Restricted Stock Unit Grants

Restricted stock units granted in 2017 vest 100% after four years or upon retirement eligibility, whichever occurs earlier, but do not pay out until the scheduled distribution date. These units receive quarterly dividend equivalents, paid in cash, at the time regular dividends are paid on our stock. Restricted stock units pay 100% in stock to further tie executive and stockholder interests.

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Compensation Discussion and Analysis

Risk Mitigation

By ensuring that a significant portion of compensation is based on our long-term performance, we reduce the risk that executives will place too much focus on short-term achievements to the detriment of our long-term sustainability. Further, we structure short-term incentive compensation so that the accomplishment of short-term goals supports the achievement of long-term goals. Both of these elements work together for the benefit of AT&T and our stockholders and to reduce risk in our incentive plans.

In addition, each year the Committee reviews an analysis of our compensation policies and practices in order to evaluate whether they create unintended risks. This analysis includes the steps we take to mitigate risk in our compensation plans:

–	Using multiple performance metrics in determining award payouts.

–	Designing our payout tables so they provide partial payouts for partial performance attainment and payout caps.

–	Requiring cross-functional department review and/or approval of all payouts.

–	Requiring Committee approval of all Executive Officer payouts.

–	Requiring an internal audit of our award payouts.

The Committee’s compensation consultant has reviewed the risk analysis and advised the Committee that our programs do not encourage excessive risk-taking.

Clawback Policy

In addition to the above risk moderation actions, we intend, in appropriate circumstances, to seek restitution of any bonus, commission, or other compensation received by an employee as a result of such employee’s intentional or knowing fraudulent or illegal conduct, including the making of a material misrepresentation in our financial statements.

Benefits and Policies

Benefits

Benefits are an important tool to maintain the market competitiveness of our overall compensation package. We provide personal benefits to our Executive Officers for three main reasons:

•	To effectively compete for talent: The majority of companies against which we compete for talent provide benefits to their Executive Officers. We must have a program that is robust and competitive enough to attract and retain key talent.

•	To support Executive Officers in meeting the needs of the business: We require the around-the-clock commitment and availability of our Executive Officers. Therefore, we provide benefits that allow us to have greater access to them. These benefits should not be measured solely in terms of any incremental financial cost, but rather the value they bring to us through maximized productivity and availability of our Executive Officers.

•	To provide for the safety, security, and personal health of executives: Our Executive Officers are charged to care for the long-term health of the Company. In order to facilitate them doing so, we provide certain personal benefits to provide for their safety and personal health.

Our benefits are outlined below. The Committee continues to evaluate our benefits based on needs of the business and market practices/trends.

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Compensation Discussion and Analysis

Deferral Opportunities

Tax-qualified 401(k) Plans

Our 401(k) plans offer substantially all employees, including each of the NEOs, the opportunity to defer income and receive company matching contributions. Substantially all of our plans provide our employees the ability to invest in AT&T or other investments. We match 80% of employee contributions, limited to the first 6% of cash compensation (only base salary is matched for officers). Employees hired externally on or after January 1, 2015, do not receive a pension, and to account for the lack of a pension benefit, we increased the 401(k) match to 100% of the first 6% of eligible contributions for these employees.

Nonqualified Plans

We provide mid-level and above managers the opportunity for tax-advantaged savings through two nonqualified plans:

Stock Purchase and Deferral Plan

This is our principal nonqualified deferral program, which we use as a way to encourage our managers to invest in and hold AT&T stock on a tax-deferred basis. Under this plan, mid-level managers and above may annually elect to defer, through payroll deductions, up to 30% of their salary and annual bonus (officers, including the NEOs, may defer up to 95% of their short-term award, which is similar to, and paid in lieu of, the annual bonus paid to other management employees) to purchase AT&T deferred share units at fair market value on a tax-deferred basis. Participants receive a 20% match on their deferrals in the form of additional AT&T deferred share units. Participants also receive makeup matching deferred AT&T share units to replace the match that is not available in the 401(k) because of their participation in our nonqualified deferral plans or because they exceeded the IRS compensation limits for 401(k) plans. Officers do not receive the makeup match on the contribution of their short-term awards.

Cash Deferral Plan

Through this plan, eligible managers may also defer cash compensation in the form of salaries and bonuses. The plan pays interest at the Moody’s Long-Term Corporate Bond Yield Average, reset annually, which is a common index used by companies for deferral plans. The SEC requires disclosure in the “Summary Compensation Table” of any earnings on deferred compensation that exceed an amount set by the SEC.

These plans are described more fully on page 88.

Pension Benefits

We offer a tax-qualified group pension plan to substantially all of our managers. However, managers hired externally on or after January 1, 2015, who would otherwise be eligible to participate in the pension plan will instead receive an enhanced match in the 401(k) plan.

We also provide supplemental retirement benefits under nonqualified pension plans, or SERPs, to employees who became officers before 2009. Additional information on pension benefits, including these plans, may be found beginning on page 84, following the “Pension Benefits” table.

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Compensation Discussion and Analysis

Personal Benefits

We provide our Executive Officers with other limited and market-based personal benefits, as follows:

Benefit/Perquisite	Description

Financial Counseling

Includes tax preparation, estate planning, and financial counseling. Allows our executives to focus more on business responsibilities by providing financial counselors to help ensure that our executives understand and comply with plan requirements.

Health Plan

Our Named Executive Officers and other officers as of March 23, 2010, participate in a consumer-driven executive health plan for which they pay a portion of the premiums. Mr. McAtee began participation in this plan on February 1, 2018.

Executive Physical Program	A program provided for officers promoted or hired after March 23, 2010, subject to certain limits.

Communications Benefits	We provide AT&T products and services at little or no incremental cost.

Automobile	A common recruiting and retention tool. Includes allowance, fuel, and maintenance.

Home Security	Provides for the safety and security of our executives so they can focus on their responsibilities.

Executive Disability	Provides compensation during a leave of absence due to illness or injury.

Executive Death Benefits	Provides security to family in the event of the executive’s death. More information on death benefits may be found beginning on page 86.

Company-Owned Club Memberships	Affords some of our executives the opportunity to conduct business in a more informal environment. In some cases we allow personal use, but do not pay country club fees or dues for Executive Officers.

Personal Use of Company Aircraft

Mr. Stephenson, and, effective October 2017, Messrs. Donovan, Stankey, and Stephens are required to reimburse the incremental Company cost of personal usage. Other Executive Officers are also required to reimburse the incremental cost of their personal usage unless the CEO decides otherwise on a case-by-case basis. Reimbursements will not be made where prohibited by law.

Certain of these benefits are also offered as post-retirement benefits to officers who meet age and service requirements. Additional information on these post-retirement benefits can be found beginning on page 86.

AT&T 2018 Proxy Statement	| 75 |

Compensation Discussion and Analysis

Equity Retention and Hedging Policy

Stock Ownership Guidelines

The Committee has established stock ownership guidelines for all officers, as follows. We include vested shares held in our benefit plans in determining attainment of these guidelines.

Level	Ownership Guidelines
CEO	6X Base Salary
Executive Officers	Lesser of 3X Base Salary or 50,000 Shares
Other Officers	Lesser of 1X Base Salary or 25,000 Shares

All officers are given 5 years from assuming their position to achieve compliance.

NEO stock holdings as of December 31, 2017, can be found in the “Common Stock Ownership” section on page 45. As of December 31, 2017, Randall Stephenson held 1,897,453 vested shares of AT&T stock, a multiple of 41 times his base salary, well exceeding his 6X requirement. In addition, Mr. Stephenson also holds 729,688 shares of vested Restricted Stock Units, which are still subject to a retention period, making his total vested shares a multiple of 56.7 times his base pay.

Retention of Awards

Executive Officers are required to hold shares equivalent, in aggregate, to 25% of the AT&T shares they receive (after taxes and exercise costs) from an incentive, equity, or option award granted to them after January 1, 2012, until they leave the Company.

Hedging Policy

Executive officers are prohibited from hedging their AT&T stock and awards. The prohibition will continue to apply to stock issued from Company awards until they leave the Company.

Limit on Deductibility of Certain Compensation

Federal income tax law prohibits publicly held companies, such as AT&T, from deducting certain compensation paid to an NEO that exceeds $1 million during the tax year. Prior to the adoption of the Tax Cuts and Jobs Act (“Tax Act”), to the extent that compensation is based upon the attainment of performance goals set by the Committee pursuant to plans approved by the stockholders, the compensation was not included in the $1 million limit. As a result, the Committee strived to make the awards under stockholder-approved plans. The Tax Act repealed this exemption, and now compensation paid to NEOs in excess of $1 million in 2018 and later will no longer be deductible, even if performance-based. The Committee intends to continue to use performance metrics in compensation when it is in the best interests of AT&T and its stockholders.

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Compensation Discussion and Analysis

Role of the Compensation Consultant

The Committee is authorized by its charter to employ independent compensation consultants and other advisors. The Committee has selected Frederic W. Cook & Co., Inc. (FW Cook) to serve as its independent consultant. The consultant reports directly to the Committee. Other than advising the Corporate Governance and Nominating Committee on director compensation, FW Cook provides no other services to AT&T.

The Committee reviewed the following six independence factors, as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, when evaluating the consultant’s independence:

•	Other services provided to AT&T

•	Percentage of the consultant’s revenues paid by AT&T

•	Consultant’s policies to prevent conflicts of interest

•	Other relationships with compensation committee members

•	AT&T stock owned by the consultant

•	Other relationships with Executive Officers

Based on its evaluation of the consultant and the six factors listed above, the Committee has determined that the consultants met the criteria for independence.

The consultant’s duties include:

•	Attends all Committee meetings;

•	Regularly updates the Committee on market trends, changing practices, and legislation pertaining to executive compensation and benefits;

•	Reviews the Company’s executive compensation strategy and program to ensure appropriateness and market-competitiveness;

•	Makes recommendations on the design of the compensation program and the balance of pay-for-performance elements;

•	Reviews market data and makes recommendations for establishing the market rates for jobs held by senior leaders;

•	Analyzes compensation from other companies’ proxy and financial statements for the Committee’s review when making compensation decisions;

•	Assists the Committee in making pay determinations for the Chief Executive Officer; and

•	Advises the Committee on the appropriate comparator groups for compensation and benefits as well as the appropriate peer group against which to measure long-term performance.

AT&T 2018 Proxy Statement	| 77 |

Executive Compensation Tables

Executive Compensation Tables

The table below contains information concerning the compensation provided to the Chief Executive Officer, the Chief Financial Officer, and the three other most highly compensated executive officers of AT&T (the Named Executive Officers). Compensation information is provided for the years each person in the table was a Named Executive Officer since 2015.

Summary Compensation Table

Name and Principal Position	Year	Salary (1) ($)	Bonus ($)	Stock Awards (2) ($)	Option Awards ($)	Non- Equity Incentive Plan Compen- sation (1) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (3) ($)	All Other Compen- sation (4) ($)	Total ($)
R. Stephenson Chairman, CEO and President	2017	1,800,000	0	16,699,980	0	5,310,000	3,420,059	1,490,681	28,720,720
	2016	1,791,667	0	16,063,344	0	5,700,000	3,474,304	1,404,401	28,433,716
	2015	1,741,667	0	14,623,014	0	5,500,000	2,728,138	553,095	25,145,914
J. Stephens Sr. Exec. Vice Pres. and CFO	2017	979,167	0	6,999,984	0	1,710,000	3,574,285	629,371	13,892,807
	2016	870,833	0	5,337,167	0	1,840,000	2,942,086	591,854	11,581,940
	2015	837,500	0	4,659,568	0	2,100,000	1,565,671	435,942	9,598,681
J. Donovan CEO- AT&T Communications, LLC	2017	1,035,833	0	9,202,738	0	1,965,000	2,666,182	323,947	15,193,700
	2016	858,333	0	4,352,640	0	1,650,000	2,388,147	259,190	9,508,310
	2015	808,333	0	4,871,764	0	2,000,000	1,817,204	241,105	9,738,406
D. McAtee Sr. Exec. Vice Pres. and General Counsel	2017	791,667	0	3,699,987	0	1,350,000	166,390	216,501	6,224,545

J. Stankey Sr. Exec. Vice Pres. AT&T/Time Warner Merger Integration Planning	2017	995,000	0	6,999,984	0	1,800,000	3,356	296,243	10,094,583
	2016	965,833	0	5,881,237	0	1,930,000	3,730,962	257,263	12,765,295
	2015	941,667	0	5,279,175	0	2,100,000	1,501,718	218,250	10,040,810

Note 1.

Each of the Named Executive Officers deferred portions of their 2017 salary and/or non-equity incentive awards into the Stock Purchase and Deferral Plan to make monthly purchases of Company stock in the form of stock units based on the price of the underlying AT&T stock as follows: Mr. Stephenson—$5,584,500, Mr. Stephens—$1,916,688, Mr. Donovan—$306,875, Mr. McAtee—$455,938, and Mr. Stankey—$59,625. Each unit that the employee purchases is paid out in the form of a share of AT&T stock at the time elected by the employee, along with applicable matching shares. The value of the matching contributions made during the relevant year is included under “All Other Compensation.” A description of the Stock Purchase and Deferral Plan may be found on page 88.

Note 2.

Amounts in the Stock Awards column for 2017 represent the grant date values of performance shares, and restricted stock units. The grant date values were determined pursuant to FASB ASC Topic 718. Assumptions used for determining the value of the stock awards reported in these columns are set forth in the relevant AT&T Annual Report to Stockholders in Note 13 to Consolidated Financial Statements, “Share-Based Payments.” The grant date values of performance shares included in the table for 2017 were: Mr. Stephenson—$12,524,985, Mr. Stephens—$5,249,988, Mr. Donovan—$6,902,043, Mr. McAtee—$2,774,990, and Mr. Stankey—$5,249,988. The number of performance shares distributed at the end of the performance period is dependent upon the achievement of performance goals. Depending upon such achievement, the potential payouts range from 0% of the target number of performance shares to a

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Executive Compensation Tables

maximum payout of 160% of the target number of performance shares. The value of the awards (performance shares and restricted stock units) will be further affected by the price of AT&T stock at the time of distribution.

Included in this column is a supplemental grant of 42,317 performance shares and 14,106 restricted stock units made to Mr. Donovan to acknowledge significant changes in the scope, complexity, and responsibility level of his role upon promotion to CEO - AT&T Communications, LLC effective September 1, 2017. The grant date value of the supplemental award value is $2,202,754.

Note 3.

Under this column, we report earnings on deferrals of salary and incentive awards to the extent the earnings exceed a market rate specified by SEC rules. For the Named Executive Officers, these amounts are as follows for 2017: Mr. Stephenson—$313,964, Mr. Stephens—$0, Mr. Donovan—$69,979, Mr. McAtee—$0, and Mr. Stankey—$3,356. Other amounts reported under this heading represent an increase, if any, in pension actuarial value during the reporting period.

Note 4.

This column includes personal benefits, Company-paid life insurance premiums, Company matching contributions to deferral plans, and tax reimbursements made in connection with business travel (Mr. Stankey). AT&T does not provide tax reimbursements to executive officers except for state and local income taxes resulting from duties performed outside of Texas or under the Company’s relocation plan.

In valuing personal benefits, AT&T uses the incremental cost of the benefits to the Company. To determine the incremental cost of aircraft usage, we multiply the number of hours of personal flight usage (including “deadhead” flights) by the hourly cost of fuel (Company average) and the hourly cost of maintenance (where such cost is based on hours of use), and we add per flight fees such as landing, ramp and hangar fees, catering, and crew travel costs. Beginning with travel in 2013, Mr. Stephenson reimburses the Company for the incremental cost of his personal use of Company aircraft. Mr. Donovan also reimbursed the Company for the incremental cost of a portion of his personal use of Company aircraft in 2017.

	Stephenson	Stephens	Donovan	McAtee	Stankey
Personal Benefits
Financial counseling (includes tax preparation and estate planning)	14,000	11,500	14,000	14,000	14,000
Auto benefits	26,763	15,221	14,569	15,281	13,880
Personal use of Company aircraft	0	4,710	42,500	2,556	8,389
Executive Health	26,244	25,200	25,200	0	25,200
Executive Physical Program	0	0	0	9,000	0
Club membership	2,877	0	0	2,793	2,793
Communications	5,670	2,682	3,665	2,535	3,508
Home security	5,739	0	344	0	1,049
Total Personal Benefits	81,293	59,313	100,278	46,165	68,819
Company matching contributions to deferral plans	1,276,800	454,788	109,973	129,088	59,625
Life insurance premiums applicable to the employees’ death benefit	132,588	115,270	113,696	41,248	86,584
Tax reimbursements in connection with travel	0	0	0	0	81,215
Total	1,490,681	629,371	323,947	216,501	296,243

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CEO Pay Ratio

The Dodd-Frank Reform and Consumer Protection Act includes a mandate that public companies disclose the ratio of the compensation of their CEO to their median employee. Our CEO-median employee pay ratio calculation for 2017 is 366:1. For information on how we calculated this ratio, see pages 92-93.

Grants of Plan-Based Awards

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock or Units (2) (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Stephenson	1/26/17	2,950,000	5,900,000	11,800,000	119,942	299,856	479,770	99,952			16,699,980
Stephens	1/26/17	950,000	1,900,000	3,800,000	50,275	125,688	201,101	41,896			6,999,984
Donovan	1/26/17	1,091,667	2,183,333	4,366,666	50,275	125,688	201,101	41,896			6,999,984
	9/28/17				16,927	42,317	67,707	14,106			2,202,754
McAtee	1/26/17	750,000	1,500,000	3,000,000	26,574	66,435	106,296	22,145			3,699,987
Stankey	1/26/17	1,000,000	2,000,000	4,000,000	50,275	125,688	201,101	41,896			6,999,984

Note 1.

Represents performance share awards, discussed beginning on page 71.

Note 2.

Represents restricted stock unit grants, discussed on page 72. The units granted in 2017 are scheduled to vest and distribute in January 2021. Units will also vest upon an employee becoming retirement eligible; however, they are not distributed until the scheduled distribution date. All of the Named Executive Officers except for Mr. McAtee were retirement eligible as of the grant date.

Employment Contracts

Messrs. Donovan, Stankey, and Stephens

Both the 2011 Incentive Plan and the 2016 Incentive Plan provide that in the event an employee retires while retirement eligible under the plan, an award of performance shares will be prorated based on the number of months worked during the performance period. AT&T has provided that performance shares granted after September 28, 2017, to Messrs. Donovan, Stankey, or Stephens will not be prorated if they remain employed through December 30, 2020. Further, the Company has agreed that their performance shares shall not be prorated if (a) they report to an officer or employee of the Company or any of its affiliates other than the Chief Executive Officer of AT&T Inc.; or (b) if the Company creates a higher-level position (e.g., Vice Chairman or Chief Operating Officer of AT&T Inc.) and they are not placed in that role or an equivalent role.

John Stankey

Following the acquisition of DIRECTV, AT&T entered into an agreement with Mr. Stankey, whose responsibilities included the oversight of DIRECTV operations. The Company agreed to reimburse him for state and local income taxes that he incurred while on business travel outside of Texas (Texas is his primary work location and residence) as well as the income taxes owed on the reimbursement of such state and local income taxes. Amounts reimbursed are reported annually in the Summary Compensation Table under All Other Compensation. This agreement ended for compensation awarded after August 1, 2017, concurrent with his assignment to Senior Executive Vice President – AT&T/Time Warner Merger Integration Planning.

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Outstanding Equity Awards at December 31, 2017

	Option Awards (1)				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexer- cisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (2) (#)	Market Value of Shares or Units of Stock That Have Not Vested (2) ($)	Equity Incentive Plans Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (3) (#)	Equity Incentive Plans Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (3) ($)
Stephenson	230,102	—	36.17	6/16/18
	30,472	—	23.22	2/17/19
	14,627	—	24.63	6/15/19
	20,664	—	25.32	2/16/20
	379,336	—	25.54	6/15/20
	29,345	—	28.24	2/15/21
2016-2018 Perf. Shares					—	—	274,839	10,685,740
2017-2019 Perf. Shares					—	—	419,798	16,321,746
Stephens	16,241	—	36.17	6/16/18
	6,656	—	23.22	2/17/19
	16,973	—	24.63	6/15/19
	8,454	—	25.32	2/16/20
	38,069	—	25.54	6/15/20
	9,730	—	28.24	2/15/21
	39,919	—	30.35	6/15/21
	2,373	—	29.87	2/15/22
2016-2018 Perf. Shares					—	—	91,317	3,550,405
2017-2019 Perf. Shares					—	—	175,963	6,841,441
Donovan
2014 Restricted Stock					56,673	2,203,446	—	—
2015 Restricted Stock					29,542	1,148,593	—	—
2016-2018 Perf. Shares					—	—	74,472	2,895,471
2017-2019 Perf. Shares					—	—	175,963	6,841,441
2017-2019 Perf. Shares – Supplemental Grant					—	—	59,244	2,303,407
McAtee
2014 Restricted Stock Units					7,871	306,024	—	—
2015 Restricted Stock Units					8,343	324,376	—	—
2015 Restricted Stock Units – Supplemental Grant					21,996	855,204	—	—
2016 Restricted Stock Units					45,736	1,778,216	—	—
2017 Restricted Stock Units					22,145	860,998	—	—
2016-2018 Perf. Shares					—	—	57,627	2,240,538
2017-2019 Perf. Shares					—	—	93,009	3,616,190
Stankey	1,234	—	37.88	2/15/18
	1,073	—	36.17	6/16/18
	2,073	—	23.22	2/17/19
	1,675	—	24.63	6/15/19
	2,366	—	25.32	2/16/20
	1,658	—	25.54	6/15/20
	2,326	—	28.24	2/15/21
2016-2018 Perf. Shares					—	—	100,626	3,912,339
2017-2019 Perf. Shares					—	—	175,963	6,841,441

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Note 1.

Stock options were granted based upon the amount of stock purchased by mid-level and above managers under the Stock Purchase and Deferral Plan, described on page 88. Stock options are not currently offered under the plan. Options were vested at issuance but were not exercisable until the earlier of the first anniversary of the grant or the termination of employment of the option holder. Options expire ten years after the grant date; however, option terms may be shortened due to termination of employment of the holder.

Note 2.

Mr. Donovan’s 2014 and 2015 restricted stock grants vest in 2019 and 2020, respectively.

Note 3.

Performance shares are paid after the end of the performance period shown for each award. The actual number of shares paid out is dependent upon the achievement of the related performance objectives and approval of the Committee. In this column, we report the number of outstanding performance shares and their theoretical value based on the price of AT&T stock on December 31, 2017. In calculating the number of performance shares and their value, we are required by SEC rules to compare the Company’s performance through 2017 for each outstanding performance share grant against the threshold, target, and maximum performance levels for the grant and report in this column the applicable potential payout amount. If the performance is between levels, we are required to report the potential payout at the next highest level. For example, if the previous fiscal year’s performance exceeded target, even if it is by a small amount and even if it is highly unlikely that we will pay the maximum amount, we are required by SEC rules to report the awards using the maximum potential payouts. The performance measure for the 2017-2019 performance period is ROIC with a payout adjustment for relative TSR achievement. As of the end of 2017, the ROIC achievement for the 2017 grant was above target while the TSR performance was in the bottom quartile of the peer group. As a result, the grant was reported at the maximum for ROIC reduced for TSR performance. For the 2016-2018 performance period, the performance metric for 75% of the shares is ROIC, and for the remaining 25%, the performance measure is relative TSR. As of the end of 2017, the ROIC achievement for the 2016 grant was above target and the TSR achievement was below threshold, requiring the ROIC portion of the grant to be reported at its maximum award value and the TSR portion of the grant to be reported at its threshold award value.

Option Exercises and Stock Vested During 2017

	Option Awards		Stock Awards (1)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Stephenson	0	0	330,421	13,200,149
Stephens	0	0	115,334	4,625,827
Donovan	0	0	116,940	4,687,022
McAtee	0	0	38,878	1,545,082
Stankey	0	0	125,099	5,008,241

Note 1.

Reported above are restricted stock units that vested in 2017. Restricted stock units vest at the earlier of the scheduled vesting date or upon the employee becoming retirement eligible. If the units vest because of retirement eligibility, they are not distributed until the scheduled vesting date.

Restricted stock units granted in 2017 to the following Named Executive Officers vested at grant because of their retirement eligibility but will not be distributed until 2021: Mr. Stephenson—99,952, Mr. Stephens—41,896, Mr. Donovan—56,002, and Mr. Stankey—41,896. Mr. McAtee is not retirement eligible and his 2013 restricted stock units (7,545) vested and were distributed on the scheduled distribution date in 2017.

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Pension Benefits (Estimated for December 31, 2017)

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefits (1) ($)	Payments During Last Fiscal Year ($)
Stephenson	Pension Benefit Plan—Nonbargained Program	35	1,692,562	0
	Pension Benefit Make Up Plan	15	7,100	0
	SRIP	22	2,406,397	0
	SERP	30	53,031,253	0
Stephens	Pension Benefit Plan—Nonbargained Program	25	1,337,416	0
	Pension Benefit Make Up Plan	8	63,124	0
	SRIP	12	411,442	0
	SERP	25	19,187,943	0
Donovan	Pension Benefit Plan—MCB Program	8	168,622	0
	SERP	9	13,946,730	0
McAtee	Pension Benefit Plan—MCB Program	5	72,125	0
	Pension Benefit Make Up Plan	5	309,078	0
Stankey	Pension Benefit Plan—Nonbargained Program	32	1,699,065	0
	SRIP	19	435,226	0
	SERP	32	26,870,043	0

Note 1.

Pension benefits reflected in the above table were determined using the methodology and material assumptions set forth in the 2017 AT&T Annual Report to Stockholders in Note 12 to Consolidated Financial Statements, “Pension and Postretirement Benefits,” except that, as required by SEC regulations, the assumed retirement age is the specified normal retirement age in the plan unless the plan provides a younger age at which benefits may be received without a discount based on age, in which case the younger age is used. For the Nonbargained Program under the AT&T Pension Benefit Plan and the Pension Benefit Make Up Plan, the assumed retirement age is the date a participant is at least age 55 and meets the “modified rule of 75,” which requires certain combinations of age and service that total at least 75. For the Management Cash Balance Program under the AT&T Pension Benefit Plan, the assumed retirement age for the cash balance formula is age 65. For the AT&T Supplemental Retirement Income Plan (SRIP) and its successor, the 2005 Supplemental Employee Retirement Plan (SERP), the assumed retirement age is the earlier of the date the participant reaches age 60 or has 30 years of service (the age at which an employee may retire without discounts for age).

The SRIP/SERP benefits are reduced for benefits available under the qualified plans and by a specified amount that approximates benefits available under other nonqualified plans included in the table.

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Qualified Pension Plan

We offer post-retirement benefits, in various forms, to nearly all our managers. The AT&T Pension Benefit Plan, a “qualified pension plan” under the Internal Revenue Code, covers nearly all of our employees hired before 2015, including each of the Named Executive Officers. The applicable benefit accrual formula depends on the subsidiaries that have employed the participant. Effective January 1, 2015, no new management employees are eligible for a pension. However, they do receive an enhanced 401(k) benefit.

Nonbargained Program

Mr. Stephenson, Mr. Stephens, and Mr. Stankey is covered by the Nonbargained Program of the AT&T Pension Benefit Plan, which is offered to most of our pre-2007 management employees. Participants in the Nonbargained Program receive the greater of the benefit determined under the Career Average Minimum (CAM) formula or the cash balance formula, each of which is described below.

CAM Formula

For each of Mr. Stephenson, Mr. Stephens, and Mr. Stankey the greater benefit comes from the CAM formula, which is reported in the Pension Benefits table. The CAM formula provides an annual benefit equal to 1.6% of the participant’s average pension-eligible compensation (generally, base pay, commissions, and annual bonuses, but not officer bonuses paid to individuals promoted to officer level before January 1, 2009) for the five years ended December 31, 1999, multiplied by the number of years of service through the end of the December 31, 1999, averaging period, plus 1.6% of the participant’s pension-eligible compensation thereafter. Employees who meet the “modified rule of 75” and are at least age 55 are eligible to retire without age or service discounts. The “modified rule of 75” establishes retirement eligibility when certain combinations of age and service total at least 75.

Cash Balance Formula

The cash balance formula was frozen, except for interest credits, on January 14, 2005. The cash balance formula provided an accrual equal to 5% of pension-eligible compensation plus monthly interest credits on the participant’s cash balance account. The interest rate is reset quarterly and is equal to the published average annual yield for the 30-year Treasury Bond as of the middle month of the preceding quarter. The plan permits participants to take the benefit in various actuarially equivalent forms, including a regular annuity or, to a limited extent, a lump sum calculated as the present value of the annuity.

Management Cash Balance Program

Mr. Donovan and Mr. McAtee are covered by the Management Cash Balance (MCB) Program of the AT&T Pension Benefit Plan, which is offered to our management employees hired on or after January 1, 2007 (January 1, 2006 for AT&T Mobility) and before January 1, 2015. After completing one year of service, participants in the MCB Program are entitled to receive a cash balance benefit equal to the monthly credit of an age graded basic credit formula ranging from 1.75% to 4% of the participant’s pension-eligible compensation and a 2% supplemental credit for eligible compensation in excess of Social Security Wage Base plus monthly interest credit at an effective annual rate of 4.5% to the participant’s cash balance account. This program permits participants to take the benefit in various actuarially equivalent forms, including an annuity or a lump sum.

Nonqualified Pension Plans

To the extent the Internal Revenue Code places limits on the amounts that may be earned under a qualified pension plan, managers instead receive these amounts under the nonqualified Pension Benefit Make Up Plan but only for periods prior to the person becoming a participant in the SRIP/SERP, described below. The Pension Benefit Make Up Plan benefit is paid in the form of a 10-year annuity or in a lump sum if the present value of the annuity is less than $50,000.

In addition, we offer our executive officers and other officers (who became officers prior to 2005) supplemental retirement benefits under the Supplemental Retirement Income Plan (SRIP) and, for those serving as officers between 2005-2008, its successor, the 2005 Supplemental Employee Retirement Plan (SERP), as additional retention tools. As a result of changes in the tax laws, beginning December 31, 2004, participants ceased accruing benefits under the SRIP, the

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original supplemental plan. After December 31, 2004, benefits are earned under the SERP. Participants make separate distribution elections (annuity or lump sum) for benefits earned and vested before 2005 (under the SRIP) and for benefits accrued during and after 2005 (under the SERP). Elections for the portion of the pension that accrued in and after 2005, however, must have been made when the officer first participated in the SERP. Vesting in the SERP requires five years of service (including four years of participation in the SERP). Each of the eligible Named Executive Officers is vested in the SERP. Regardless of the payment form, no benefits under the SERP are payable until six months after termination of employment. An officer’s benefits under these nonqualified pension plans are reduced by: (1) benefits due under qualified AT&T pension plans and (2) a specific amount that approximates the value of the officer’s benefit under other nonqualified pension plans, determined generally as of December 31, 2008. These supplemental benefits are neither funded by nor are a part of the qualified pension plan.

Each of the Named Executive Officers, except for Mr. McAtee, is eligible to receive SRIP/SERP benefits. However, the Committee has determined to no longer allow new officers to participate in the SERP, but may do so if it deems it necessary to attract or retain key talent or for other appropriate business reasons.

Calculation of Benefit

Under the SRIP/SERP, the target annual retirement benefit is stated as a percentage of a participant’s annual salary and annual incentive bonus averaged over a specified period described below. The percentage is increased by 0.715% for each year of actual service in excess of, or decreased by 1.43% (0.715% for mid-career hires) for each year of actual service below, 30 years of service. In the event the participant retires before reaching age 60, a discount of 0.5% for each month remaining until the participant attains age 60 is applied to reduce the amount payable under this plan, except for officers who have 30 years or more of service at the time of retirement. Of the Named Executive Officers currently employed by the Company, only Mr. Stephenson and Mr. Stankey are eligible to retire without either an age or service discount under this plan. These benefits are also reduced by any amounts participants receive under AT&T qualified pension plans and by a frozen, specific amount that approximates the amount they receive under our other nonqualified pension plans, calculated as if the benefits under these plans were paid in the form of an immediate annuity for life.

The salary and bonus used to determine the SRIP/SERP benefit amount is the average of the participant’s salary and actual annual incentive bonuses earned during the 36-consecutive-month period that results in the highest average earnings that occurs during the 120 months preceding retirement. In some cases, the Committee may require the use of the target bonus, or a portion of the actual or target bonus, if it believes the actual bonus is not appropriate. Effective September 1, 2017, the annual earnings used in the SERP’s “highest average earnings” for Mr. Donovan is fixed at $3.0 million. The benefit will also be modified in the same manner for Mr. Stephens and Mr. Stankey following the close of the Time Warner merger.

The target annual retirement percentage for the Chief Executive Officer is 60%, and for other Named Executive Officers the target percentage ranges from 50% to 60%. Beginning in 2006, the target percentage was limited to 50% for all new participants (see note above on limiting new participants after 2008). If a benefit payment under the plan is delayed by the Company to comply with Federal law, the delayed amounts will earn interest at the rate the Company uses to accrue the present value of the liability, and the interest will be included in the appropriate column(s) in the “Pension Benefits” table.

Mr. Stephenson’s Benefit

Mr. Stephenson’s SERP benefit was modified in 2010. For purposes of calculating his SERP benefit, the Company froze his compensation as of June 30, 2010. He stopped accruing age and service credits as of December 31, 2012, at which time his benefit was determined as a lump sum amount, which thereafter earns interest. The discount rate for calculating the lump sum as well as the interest crediting rate is 5.8%.

Forms of Payment

Annuity

Participants may receive benefits as an annuity payable for the greater of the life of the participant or ten years. If the participant dies within ten years after leaving the Company, then payments for the balance of the ten years will be paid to the participant’s beneficiary. Alternatively, the participant may elect to have the annuity payable for life with 100% or 50% payable upon his or her death to his or her beneficiary

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for the beneficiary’s life. The amounts paid under each alternative (and the lump sum alternative described below) are actuarially equivalent. As noted above, separate distribution elections are made for pre-2005 benefits and 2005 and later benefits.

Lump Sum

Participants may elect that upon retirement at age 55 or later to receive the actuarially determined net present value of the benefit as a lump sum, rather than in the form of an annuity. To determine the net present value, we use the discount rate used for determining the projected benefit obligation at December 31 of the second calendar year prior to the year of retirement. Participants may also elect to take all or part of the net present value over a fixed period of years elected by the participant, not to exceed 20 years, earning interest at the same discount rate. A participant is not permitted to receive more than 30% of the net present value of the benefit before the third anniversary of the termination of employment, unless he or she is at least 60 years old at termination, in which case the participant may receive 100% of the net present value of the benefit as early as six months after the termination of employment. Eligible participants electing to receive more than 30% of the net present value of the benefit within 36 months of their termination must enter into a written noncompetition agreement with us and agree to forfeit and repay the lump sum if they breach that agreement.

Other Post-Retirement Benefits

The Named Executive Officers who retire after age 55 with at least five years of service or who are retirement eligible under the “modified rule of 75” continue to receive the benefits shown in the following table after retirement, except that only Mr. Stephenson is entitled to receive supplemental health benefits after retirement. Benefits that are available generally to managers are omitted from the table. All the Named Executive Officers except for Mr. McAtee are currently retirement eligible.

Financial counseling benefits will be made available to the executive officers for 36 months following retirement. We do not reimburse taxes on personal benefits for executive officers, other than certain non-deductible relocation costs, which along with the tax reimbursement, we make available to nearly all management employees. Through December 31, 2017, the executive health plan benefit supplemented the group health plan. Effective January 1, 2018, the executive health plan is the sole health plan for eligible participants. The plan is provided to Mr. Stephenson for life based on eligibility provisions that existed before he became CEO. During their employment, officers are subject to an annual deductible on health benefits, co-insurance, and a portion of the premium. Officers who are eligible to receive the executive health plan benefit in retirement have no annual deductible or co-insurance, but they must pay larger premiums. In addition, we also provide communications, broadband/TV and related services and products; however, to the extent the service is provided by AT&T, it is typically provided at little or no incremental cost. These benefits are subject to amendment.

Other Post-Retirement Benefits

Personal Benefit	Estimated Amount (valued at our incremental cost)
Financial counseling	Maximum of $14,000 per year for 36 months
Financial counseling provided in connection with retirement	Up to $20,000 total
Estate planning	Up to $10,000 per year for 36 months
Communication benefits	Average of $4,206 annually
Executive health plan (Mr. Stephenson only)	Approximately $31,044 annually, which is in addition to required contributions from the employee

In the event of the officer’s termination of employment due to death, the officer’s unvested restricted stock units and restricted stock, if any, will vest, and outstanding performance shares will pay out at 100% of target. As a result, if a Named Executive Officer had died at the end of 2017, the amounts of performance shares, restricted stock units, and/or restricted stock, as applicable, that would have vested and been distributed are: Mr. Stephenson—$20,139,140, Mr. Stephens—$7,704,539, Mr. Donovan—$12,182,076, Mr. McAtee—$8,486,027, and Mr. Stankey—$7,991,784.

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In the event of termination of employment due to disability, unvested restricted stock units and restricted stock, if any, will vest; however, restricted stock units will not pay out until their scheduled vesting distribution times. As a result, if such an event had occurred to a Named Executive Officer at the end of 2017, Mr. Donovan’s restricted stock ($3,352,039) and Mr. McAtee’s restricted stock units ($4,124,818) would have vested. Conversely, performance shares will not be accelerated in the event of a termination due to disability but will be paid without proration and based solely on the achievement of the pre-determined performance goals.

We pay recoverable premiums on split-dollar life insurance that provides a specified death benefit to beneficiaries of each Named Executive Officer. The benefit is equal to one times salary during the officer’s employment, except for the Chief Executive Officer who receives two times salary. After retirement, for officers who first participated beginning in 1998, the death benefit remains one times salary until he or she reaches age 66; the benefit is then reduced by 10% each year until age 70, when the benefit becomes one-half of his or her final salary. For officers who participated prior to 1998, including Messrs. Stephenson and Stephens, the post-retirement death benefit is one times salary. In addition, managers who were officers prior to 1998 are entitled to additional one times salary death benefit while employed and during retirement.

In addition to the foregoing, each of the Named Executive Officers purchased optional additional split-dollar life insurance coverage equal to two times salary, which is subsidized by the Company. If the policies are not fully funded upon the retirement of the officer, we continue to pay our portion of the premiums until they are fully funded. The officer’s premium obligation ends at age 65.

Mr. Stephens elected to take his death benefits in the form of a ten-year Company-paid annuity payable after death, using an 11% discount rate based on 185% of the value of the death benefits. The increase in the value of the death benefits is to offset the income taxes that will result from the Company-paid benefit that would not be applicable in the case of insurance payments. This alternative payment method was available only to officers who elected the annuity before 1998. If Mr. Stephens had passed away at the end of 2017, his annual death benefit for ten years would have been $1,241,771.

Nonqualified Deferred Compensation

Name	Plan (1)	Executive Contributions in Last FY (2) ($)	Registrant Contributions in Last FY (2) ($)	Aggregate Earnings in Last FY (2)(3) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE (2) ($)
Stephenson	Stock Purchase and Deferral Plan	5,955,000	1,264,440	(510,864)	8,249,438	14,543,652
	Cash Deferral Plan	900,000	—	774,531	3,795,961	20,682,569
Stephens	Stock Purchase and Deferral Plan	2,040,188	441,828	(77,137)	3,162,976	2,730,945
Donovan	Stock Purchase and Deferral Plan	306,875	97,515	11,587	367,321	416,865
	Cash Deferral Plan	1,155,000	—	172,661	635,542	4,721,562
McAtee	Stock Purchase and Deferral Plan	455,938	116,128	(8,947)	242,598	563,705
Stankey	Stock Purchase and Deferral Plan	59,625	46,665	(56,549)	456,354	1,590,541
	Cash Deferral Plan	—	—	8,278	—	224,182

Note 1.

Amounts attributed to the Stock Purchase and Deferral Plan or to the Cash Deferral Plan also include amounts from their predecessor plans. No further contributions are permitted under the predecessor plans.

Note 2.

Of the amounts reported in the contributions and earnings columns and also included in the aggregate balance column in the table above, the following amounts are reported as compensation for 2017 in the “Summary Compensation Table”: Mr. Stephenson—$3,018,404, Mr. Stephens—$734,016, Mr. Donovan—$474,369, Mr. McAtee—$234,566, and Mr. Stankey—$109,646. Of the amounts reported in the aggregate

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balance column, the following aggregate amounts were previously reported in the “Summary Compensation Table” for 2016 and 2015, combined: Mr. Stephenson—$7,671,217, Mr. Stephens—$1,748,000, Mr. Donovan—$2,435,834, Mr. McAtee—$0, and Mr. Stankey—$4,869.

Note 3.

Aggregate Earnings include interest, dividend equivalents, and stock price appreciation/depreciation. The

“Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the “Summary Compensation Table” includes only the interest that exceeds the SEC market rate, as shown in footnote 3 to the “Summary Compensation Table”.

Stock Purchase and Deferral Plan (SPDP)

Under the SPDP and its predecessor plan, mid-level managers and above may annually elect to defer up to 30% of their salary and annual bonus. Officers, including the Named Executive Officers, may defer up to 95% of their short-term award, which is similar to, and paid in lieu of, the annual bonus paid to other management employees. In addition, the Committee may approve other contributions to the plan. These contributions are made through payroll deductions and are used to purchase AT&T deferred share units (each representing the right to receive a share of AT&T stock) at fair market value on a tax-deferred basis. Participants receive a 20% match in the form of additional deferred share units; however, with respect to short-term awards, officer level participants receive the 20% match only on the purchase of deferred share units that represent no more than their target awards. In addition, the Company provides “makeup” matching contributions in the form of additional deferred share units in order to generally offset the loss of match in the 401(k) plan caused by participation in the SPDP and the CDP, and to provide match on compensation that exceeds Federal compensation limits for 401(k) plans. The makeup match is an 80% match on contributions from the first 6% of salary and bonus (the same rate as used in the Company’s principal 401(k) plan), reduced by the amount of matching contributions the employee is eligible to receive (regardless of actual participation) in the Company’s 401(k) plan. (For managers hired after January 1, 2015, the 401(k) match and SPDP makeup match is 100% on contributions from the first 6% of salary.) Officer level employees do not receive a makeup match on the contribution of their short-term awards. Deferrals are distributed in AT&T stock at times elected by the participant. For salary deferrals prior to 2011 and bonus deferrals prior to 2012, in lieu of the 20% match, participants received two stock options for each deferred share unit acquired. Each stock option had an exercise price equal to the fair market value of the stock on the date of grant.

Cash Deferral Plan (CDP)

Managers who defer at least 6% of salary in the SPDP may also defer up to 50% (25% in the case of mid-level managers) of salary into the CDP. Similarly, managers that defer 6% of bonuses in the SPDP may also defer bonuses in the CDP, subject to the same deferral limits as for salary; however, officer level managers may defer up to 95% of their short-term award into the CDP without a corresponding SPDP deferral. In addition, the Committee may approve other contributions to the plan. We pay interest at the Moody’s Long-Term Corporate Bond Yield Average for the preceding September (the Moody’s rate), a common index used by companies. Pursuant to the rules of the SEC, we include in the “Summary

Compensation Table” under “Change in Pension Value and Nonqualified Deferred Compensation Earnings” any earnings on deferred compensation that exceed a rate determined in accordance with SEC rules. Deferrals are distributed at times elected by the participant. Similarly, under its predecessor plan, managers could defer salary and incentive compensation to be paid at times selected by the participant. No deferrals were permitted under the prior plan after 2004. Account balances in the prior plan are credited with interest at a rate determined annually by the Company, which will be no less than the prior September Moody’s rate.

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Executive Compensation Tables

AT&T Severance Policy

The AT&T Severance Policy generally limits severance payments for executive officers to 2.99 times salary and bonus. Under the AT&T Severance Policy, the Company will not provide severance benefits to an executive officer that exceed 2.99 times the officer’s annual base salary, plus target bonus, unless the excess payment receives prior stockholder approval or is ratified by stockholders at a regularly scheduled annual meeting within the following 15 months.

Potential Payments Upon Change in Control

Change in Control

An acquisition in our industry can take a year or more to complete, and during that time it is critical that the Company have continuity of its leadership. If we are in the process of being acquired, our officers may have concerns about their employment with the new company. Our Change in Control Severance Plan offers benefits so that our officers may focus on the Company’s business without the distraction of searching for new employment. The Change in Control Severance Plan covers our officers, including each of the Named Executive Officers.

Description of Change in Control Severance Plan

The Change in Control Severance Plan provides an officer who is terminated or otherwise leaves our Company for “good reason” after a change in control a payment equal to 2.99 times the sum of the executive’s most recent salary and target bonus. The Company is not responsible for the payment of excise taxes (or taxes on such payments). In 2014, the Company eliminated health, life insurance and financial counseling benefits from the plan.

“Good reason” means, in general, assignment of duties inconsistent with the executive’s title or status; a substantial adverse change in the nature or status of the executive’s responsibilities; a reduction in pay; or failure to pay compensation or continue benefits. For the

CEO, we eliminated a provision that defined “good reason” to include a good faith determination by the executive within 90 days of the change in control that he or she is not able to discharge his or her duties effectively.

Under the plan, a change in control occurs: (a) if anyone (other than one of our employee benefit plans) acquires more than 20% of AT&T’s common stock, (b) if within a two-year period, the Directors at the beginning of the period (together with any new Directors elected or nominated for election by a two-thirds majority of Directors then in office who were Directors at the beginning of the period or whose election or nomination for election was previously so approved) cease to constitute a majority of the Board, (c) upon consummation of a merger where AT&T Inc. is one of the merging entities and where persons other than the AT&T stockholders immediately before the merger hold more than 50% of the voting power of the surviving entity, or (d) upon our stockholders’ approval of a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company’s assets.

If a change in control and a subsequent termination of employment of the Named Executive Officers had occurred at the end of 2017 in accordance with the Change in Control Severance Plan, the following estimated severance payments would have been paid in a lump sum.

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Executive Compensation Tables

Potential Change in Control Severance Payments

as of December 31, 2017

Name	Severance ($)
Stephenson	23,023,000
Stephens	8,671,000
Donovan	10,041,416
McAtee	6,877,000
Stankey	8,970,000

None of the Named Executive Officers hold stock awards that would be subject to automatic vesting in connection with a change in control.

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Other Information

Other Information

Section 16(a) Beneficial Ownership Reporting Compliance

AT&T’s executive officers and Directors are required under the Securities Exchange Act of 1934 to file reports of transactions and holdings in AT&T common stock with the SEC and the NYSE. Based solely on a review of the filed reports made during or with respect to the preceding year, AT&T believes that all executive officers and Directors were in compliance with all filing requirements applicable to such executive officers and Directors, except for Mr. Yang for whom two reports regarding the purchase of AT&T common stock was inadvertently filed late.

Householding Information

No more than one annual report and Proxy Statement will be sent to multiple stockholders sharing an address unless AT&T has received contrary instructions from one or more of the stockholders at that address. Stockholders may request a separate copy of the most recent annual report and/or the Proxy Statement by writing the transfer agent at: Computershare Trust Company, N.A., P.O. Box 43078, Providence, RI 02940-3078, or by calling (800) 351-7221. Stockholders calling from outside the United States may call (781) 575-4729. Requests will be responded to promptly. Stockholders sharing an address who desire to receive multiple copies, or who wish to receive only a single copy, of the annual report and/or the Proxy Statement may write or call the transfer agent at the above address or phone numbers to request a change.

Cost of Proxy Solicitation

The cost of soliciting proxies will be borne by AT&T. Officers, agents and employees of AT&T and its subsidiaries and other solicitors retained by AT&T may, by letter, by telephone or in person, make additional requests for the return of proxies and may receive proxies on behalf of AT&T. Brokers, nominees, fiduciaries and other custodians will be requested to forward soliciting material to the beneficial owners of shares and will be reimbursed for their expenses. AT&T has retained D. F. King & Co., Inc. to aid in the solicitation of proxies at a fee of $23,500, plus expenses.

Equity Compensation Plan Information

The following table provides information as of December 31, 2017, concerning shares of AT&T common stock authorized for issuance under AT&T’s existing equity compensation plans.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	39,161,190	(1)	$28.34	119,036,310	(2)
Equity compensation plans not approved by security holders	0		0	0
Total	39,161,190	(3)	$28.34	119,036,310	(2)

Note 1.

Includes the issuance of stock in connection with the following stockholder approved plans: (a) 4,530,343 stock options under the Stock Purchase and Deferral

Plan (SPDP), (b) 2,171,385 phantom stock units under the Stock Savings Plan (SSP), 11,160,068 phantom stock units under the SPDP, 4,646,070 restricted stock units under the 2011 Incentive Plan, and 774,769 restricted stock units under the 2016 Incentive Plan

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Other Information

and (c) 8,835,192 target number of stock-settled performance shares under the 2011 Incentive Plan and 4,839,272 target number of stock-settled performance shares under the 2016 Incentive Plan. At payout, the target number of performance shares may be reduced to zero or increased by up to 150%. Each phantom stock unit and performance share is settleable in stock on a 1-to-1 basis. The weighted-average exercise price in the table does not include outstanding performance shares or phantom stock units.

The SSP was approved by stockholders in 1994 and then was amended by the Board of Directors in 2000 to increase the number of shares available for purchase under the plan (including shares from the Company match and reinvested dividend equivalents). Stockholder approval was not required for the amendment. To the extent applicable, the amount shown for approved plans in column (a), in addition to the above amounts, includes 2,204,091 phantom stock units (computed on a first-in-first-out basis) that were approved by the Board in 2000. Under the SSP, shares could be purchased with payroll deductions and reinvested dividend equivalents by mid-level and above managers and limited Company partial matching contributions. No new contributions may be made to the plan.

Note 2.

Includes 16,516,884 shares that may be issued under the SPDP, 81,998,570 shares that may be issued under the 2016 Incentive Plan, and up to 2,841,553 shares that may be purchased through reinvestment of dividends on phantom shares held in the SSP.

Note 3.

Does not include certain stock options issued by companies acquired by AT&T that were converted into options to acquire AT&T stock. As of December 31, 2017 there were 311,190 shares of AT&T common stock subject to the converted options, having a weighted-average exercise price of $19.95. Also, does not include 1,389,716 outstanding phantom stock units that were issued by companies acquired by AT&T that are convertible into stock on a 1-to-1 basis, along with an estimated 117,361 shares that may be purchased with reinvested dividend equivalents paid on the outstanding phantom stock units. No further phantom stock units, other than reinvested dividends, may be issued under the assumed plans. The weighted-average exercise price in the table does not include outstanding performance shares or phantom stock units.

CEO Pay Ratio

We determined the pay ratio by dividing the total 2017 compensation of the CEO as disclosed in the Summary Compensation Table by the total 2017 compensation of the median employee, using the same components of compensation as used in the Summary Compensation Table for the CEO.

Our median employee for 2017 was determined using the compensation of employees who were actively employed on October 1, 2017 (the Measurement Date). We used their cash compensation for the first 3 quarters of the year to determine the median employee. We substituted the median employee with an employee who had similar compensation characteristics because the median employee had an anomalous pension value. By choosing an alternate employee, our pay ratio increased.

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Other Information

Determination of Number of Employees for Selection of Median Employee

Description	Number of Employees
Step 1 - As of the Measurement Date, our total number of active global employees excluding the CEO, was 257,083, including 43,049 non-U.S. employees. We included in our calculations employees in the four foreign countries that held our largest foreign employee populations as follows: Mexico (19,402), Argentina (4,174), Colombia (3,204) and Slovakia (3,434).	257,083

Step 2 - We excluded 12,835 employees in 53 other foreign countries as follows: Australia (230), Austria (11), Barbados (10), Belgium (133), Brazil (2,073), Canada (437), Chile (496), China (76), Costa Rica (1), Curacao (18), Czech Republic (1,085), Denmark (59), Ecuador (372), El Salvador (1), Finland (10), France (147), Germany (281), Greece (2), Guatemala (2), Hong Kong (227), India (2,291), Indonesia (2), Iraq (1), Ireland (13), Israel (195), Italy (77), Japan (118), Korea (31), Malaysia (313), Netherlands (238), New Zealand (13), Norway (8), Pakistan (2), Panama (3), Peru (259), Philippines (19), Poland (6), Portugal (3), Romania (1), Russian Federation (2), Singapore (312), Slovenia (2), South Africa (4), Spain (42), Sweden (25), Switzerland (44), Taiwan (22), Thailand (9), Trinidad (128), Turkey (3), United Arab Emirates (5), United Kingdom (1,065), Uruguay (198), and Venezuela (1,710).

(12,835)
Result - After exclusions, we used 214,034 U.S. employees and 30,214 non-U.S. employees for the determination of the median employee.	244,248

The total compensation of our median employee, using the same methodology we use for Mr. Stephenson’s Summary Compensation Table compensation, is $78,437. The total compensation of the CEO Randall L. Stephenson is $28,720,720. The final pay ratio calculation is 366:1.

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Annex A

Annex A

AT&T INC.

STOCK PURCHASE AND DEFERRAL PLAN

Adopted November 19, 2004

As amended through April 27, 2018

Article 1—Statement of Purpose

The purpose of the Stock Purchase and Deferral Plan (“Plan”) is to increase stock ownership by, and to provide savings opportunities to, a select group of management employees of AT&T Inc. (“AT&T”) and its Subsidiaries.

Article 2—Definitions

For the purpose of this Plan, the following words and phrases shall have the meanings indicated, unless the context indicates otherwise:

Annual Bonus. The award designated the “Annual Bonus” by AT&T (including but not limited to an award that may be paid in more frequent installments than annually), together with any individual discretionary award made in connection therewith, or comparable awards, if any, determined by AT&T to be used in lieu of these awards.

Base Compensation. The following types of cash-based compensation paid by an Employer (but not including payments made by a non-Employer, such as state disability payments), before reduction due to any contribution pursuant to this Plan or reduction pursuant to any deferral plan of an Employer, including but not limited to a plan that includes a qualified cash or deferral arrangement under Section 401(k) of the Code:

(a)	base salary;

(b)	lump sum payments in lieu of a base salary increase; and

(c)	Annual Bonus.

Payments by an Employer under a disability plan made in lieu of any compensation described above shall be deemed to be a part of the respective form of compensation it replaces for purposes of this definition. Base Compensation does not include zone allowances or any other geographical differential and shall not include payments made in lieu of unused vacation or other paid days off, and such payments shall not be contributed to this Plan.

Determinations by AT&T (the Committee with respect to Officer Level Employees) of the items that make up Base Compensation shall be final. The Committee may, from time to time, add or subtract types of compensation to or from the definition of “Base Compensation” provided, however, any such addition or subtraction shall be effective only with respect to the next period in which a Participant may make an election to establish a Share Deferral Account. Base Compensation that was payable in a prior Plan Year but paid in a later Plan Year shall not be used to determine Employee Contributions or Matching Contributions in such later Plan Year.

Business Day. Any day during regular business hours that AT&T is open for business.

Change in Control. With respect to AT&T’s direct and indirect ownership of an Employer, a “Change in the effective control of a Corporation,” as defined in Treasury Regulation Section 1.409A-3(i)(5)(vi)(A)(1), regardless of whether the Employer is a corporation or non corporate entity as permitted by the regulation, and using “50 percent” in lieu of “30 percent” in such regulation. A Change in Control will not apply to AT&T itself.

Chief Executive Officer. The Chief Executive Officer of AT&T Inc.

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Annex A

Code. References to the Code shall be to provisions of the Internal Revenue Code of 1986, as amended, including regulations promulgated thereunder and successor provisions. Similarly, references to regulations shall include amendments and successor provisions.

Committee. The Human Resources Committee of the Board of Directors of AT&T Inc.

Disability. Absence of an Employee from work with an Employer under the relevant Employer’s disability plan.

Eligible Employee. An Employee who:

(a) is a full or part time, salaried Employee of AT&T or an Employer in which AT&T has a direct or indirect 100% ownership interest and who is on active duty or Leave of Absence (but only while such Employee is deemed by the Employer to be an Employee of such Employer);

(b) is, as determined by AT&T, a member of Employer’s “select group of management or highly compensated employees” within the meaning of the Employee Retirement Income Security Act of 1974, as amended, and regulations thereunder (“ERISA”), which is deemed to include each Officer Level Employee; and

(c) has an employment status which has been approved by AT&T to be eligible to participate in this Plan or is an Officer Level Employee.

Notwithstanding the foregoing, AT&T (the Committee with respect to Officer Level Employees) may, from time to time, exclude any Employee or group of Employees from being deemed an “Eligible Employee” under this Plan.

In the event a court or other governmental authority determines that an individual was improperly excluded from the class of persons who would be permitted to make Employee Contributions during a particular time for any reason, that individual shall not be permitted to make such contributions for purposes of the Plan for the period of time prior to such determination.

Employee. Any person employed by an Employer and paid on an Employer’s payroll system, excluding persons hired for a fixed maximum term and excluding persons who are neither citizens nor permanent residents of the United States, all as determined by AT&T. For purposes of this Plan, a person on Leave of Absence who otherwise would be an Employee shall be deemed to be an Employee.

Employee Contributions. Amounts credited to a Share Deferral Account pursuant to Section 4.1 (Election to Make Contributions) of the Plan.

Employer. AT&T Inc. or any of its Subsidiaries.

Exercise Price. The price per share of Stock purchasable under an Option.

Fair Market Value or FMV. In valuing Stock or any other item subject to valuation under this Plan, the Committee may use such index or measurement as the Committee may reasonably determine from time to time, and such index or measurement shall be the FMV of such Stock or other item, provided that for purposes of determining the Exercise Price of Stock Options, the Committee shall use a value consistent with the requirements of Section 409A. In the absence of such action by the Committee, FMV means, with respect to Stock, the closing price on the New York Stock Exchange (“NYSE”) of the Stock on the relevant date, or if on such date the Stock is not traded on the NYSE, then the closing price on the immediately preceding date such Stock is so traded.

Leave of Absence. Where a person is absent from employment with an Employer on a leave of absence, military leave, sick leave, or Disability where the leave is given in order to prevent a break in the continuity of term of employment, and permission for such leave is granted (and not revoked) in conformity with the rules of the Employer that employs the individual, as adopted from time to time, and the Employee is reasonably expected to return to service. Except as set forth below, the leave shall not exceed six (6) months for purposes of this Plan, and the Employee shall Terminate Employment upon termination of such leave if the Employee does not return to

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Annex A

work prior to or upon expiration of such six (6) month period, unless the individual retains a right to reemployment under law or by contract. A twenty-nine (29) month limitation shall apply in lieu of such six (6) month limitation if the leave is due to the Employee being “disabled” (within the meaning of Treasury Regulation §1.409A-3(i)(4)). A Leave of Absence shall not commence or shall be deemed to cease under the Plan where the Employee has incurred a Termination of Employment.

Officer Level Employee. Any executive officer of AT&T, as that term is used under the Securities Exchange Act of 1934, as amended, and any Employee that is an “officer level” Employee for compensation purposes as shown on the records of AT&T.

Options or Stock Options. Options to purchase Stock issued pursuant to this Plan.

Participant. An Employee or former Employee who participates in this Plan.

Plan Year. Each of the following shall be a Plan Year: the period January 1, 2005, through January 15, 2006; the period January 16, 2006, through December 31, 2006; and, for all later Plan Years, it is defined as the period from January 1 through December 31.

Retirement or Retire. Termination of Employment on or after the earlier of the following dates, unless otherwise provided by the Committee: (a) for Officer Level Employees, the date the Participant is at least age 55 and has five (5) years of Net Credited Service; or (b) the date the Participant has attained one of the following combinations of age and Net Credited Service:

Net Credited Service	Age
10 years or more	65 or older
20 years or more	55 or older
25 years or more	50 or older
30 years or more	Any age

For purposes of this Plan only, Net Credited Service shall be calculated in the same manner as “Pension Eligibility Service” under the AT&T Pension Benefit Plan—Nonbargained Program (“Pension Plan”), as amended from time to time, except that service with an Employer shall be counted as though the Employer were a “Participating Company” under the Pension Plan and the Employee was a participant in the Pension Plan.

Senior Manager. Any Employee who is a “senior manager” for compensation purposes as shown on the records of AT&T.

Shares or Share Units. An accounting entry representing the right to receive an equivalent number of shares of Stock.

Share Deferral Account or Account. The Account or Accounts established annually by an election by a Participant to make Employee Contributions to the Plan, with each Account relating to a Plan Year. For each Plan Year after 2008, there shall be (1) a separate Share Deferral Account for Share Units purchased with Employee Contributions of Base Compensation (excluding Annual Bonus) and related Matching Share Units and (2) a separate Share Deferral Account for Share Units purchased with Employee Contributions of Short Term Incentive Award and/or Annual Bonus and any related Matching Share Units. Earnings on Share Units and Matching Share Units shall accrue to the respective Share Deferral Accounts where they are earned.

Short Term Incentive Award. A cash award paid by an Employer (and not by a non-Employer, such as state disability payments) under the Short Term Incentive Plan or any successor plan, together with any individual discretionary award made in connection therewith; an award under a similar plan intended by the Committee to be in lieu of an award under such Short Term Incentive Plan, including, but not limited to, Performance Units granted under the 2006 Incentive Plan or any successor plan. It shall also include any other award that the Committee designates as a Short Term Incentive Award specifically for purposes of this Plan (regardless of the purpose of the award) provided the deferral election is made in accordance with Section 409A.

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Annex A

Specified Employee. Any Participant who is a “Key Employee” (as defined in Code Section 416(i) without regard to paragraph (5) thereof), as determined by AT&T in accordance with its uniform policy with respect to all arrangements subject to Code Section 409A, based upon the 12-month period ending on each December 31st (such 12-month period is referred to below as the “identification period”). All Participants who are determined to be Key Employees under Code Section 416(i) (without regard to paragraph (5) thereof) during the identification period shall be treated as Key Employees for purposes of the Plan during the 12-month period that begins on the first day of the 4th month following the close of such identification period.

Stock. The common stock of AT&T Inc.

Subsidiary. Any corporation, partnership, venture or other entity or business with which AT&T would be considered a single employer under Sections 414(a) and (c) of the Code, using 50% as the ownership threshold as provided under Section 409A of the Code.

Termination of Employment. References herein to “Termination of Employment,” “Terminate Employment” or a similar reference, shall mean the event where the Employee has a “separation from service,” as defined under Section 409A, with all Employers. For purposes of this Plan, a Termination of Employment with respect to an Employer shall be deemed to also occur when such Employer incurs a Change in Control.

Article 3—Administration of the Plan

3.1 The Committee.

Except as delegated by this Plan or by the Committee, the Committee shall be the administrator of the Plan and will administer the Plan, interpret, construe and apply its provisions and determine all questions of administration, interpretation and application of the Plan, including, without limitation, questions and determinations of eligibility, entitlement to benefits and payment of benefits, all in its sole and absolute discretion. The Committee may further establish, adopt or revise such rules and regulations and such additional terms and conditions regarding participation in the Plan as it may deem necessary or advisable for the administration of the Plan. References in this Plan to determinations or other actions by AT&T, herein, shall mean actions authorized by the Committee, the Chief Executive Officer, the Senior Executive Vice President of AT&T in charge of Human Resources, or their respective successors or duly authorized delegates, in each case in the discretion of such person. All decisions by the Committee, its delegate or AT&T, as applicable, shall be final and binding.

3.2 Authorized Shares of Stock.

(a) Except as provided below, the number of shares of Stock which may be distributed pursuant to the Plan, exclusive of Article 8—Options, is 76,000,000. The number of shares of Stock which may be issued pursuant to the exercise of Stock Options is 34,000,000 (together with an equal number of Stock Options). In determining the number of authorized shares remaining available for issuance, shares withheld for taxes in a distribution shall not be considered issued and shall not reduce the number of authorized shares. When an Option is exercised, the authorized shares of Stock that may be issued pursuant to an Option exercise shall be reduced by the number of Options so exercised. To the extent an Option issued under this Plan is canceled, terminates, expires, or lapses for any reason, such Option shall again be available for issuance under the Plan. Conversions of Stock awards into Share Units and their eventual distribution (excluding the effects of any dividends on such Share Units) shall count only against the limits of the plans from which they originated and shall not be applied against the limits in this Plan. To the extent Share Units are credited through deferrals of Stock or Employee Contributions where the distribution of which would be deductible by AT&T under Section 162(m) of the Code without regard to the size of the distribution, and such deductible Share Units are available for distribution, such Share Units shall be distributed first.

(b) In the event the Committee determines that continuing the issuance of Share Units under the Plan or Stock Options under the Plan may cause the number of shares of Stock that are to be distributed under this Plan or the

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Annex A

number of Stock Options (as determined pursuant to subsection (a), above) to exceed the number of authorized shares of Stock, then in lieu of distributing Stock, the Committee may provide after such determination and only with respect to Share Units that have not theretofore been credited to a Share Deferral Account, that such Share Units may be settled in cash equal to the value of the Stock that would otherwise be distributed based on the FMV of the Stock on the date of the distribution of such Share Unit. The Committee may also provide after such determination and only with respect to Stock Options that have not theretofore been issued that such Stock Options may only be settled on a Net-Settled basis in cash equal to the value of the Stock that would otherwise be distributed based on the FMV of the Stock on the day of exercise.

(c) In the event of a merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, stock split, share combination, or other change in the corporate structure of AT&T affecting the shares of Stock (including a conversion of Stock into cash or other property), such adjustment shall be made to the number and class of the shares of Stock which may be delivered under the Plan (including but not limited to individual limits), and in the number and class of and/or price of shares of Stock subject to outstanding Options granted under the Plan, and/or in the number of outstanding Options and Share Units, or such other adjustment determined by the Committee, in each case as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights.

3.3 Claims and Appeals.

(a) Claims. A person who believes that he or she is being denied a benefit to which he or she is entitled under this Plan (hereinafter referred to as a “Claimant”) may file a written request for such benefit with the Executive Compensation Administration Department, setting forth his or her claim. The request must be addressed to the AT&T Executive Compensation Administration Department at its then principal place of business.

(b) Claim Decision. Upon receipt of a claim, the AT&T Executive Compensation Administration Department shall review the claim and provide the Claimant with a written notice of its decision within a reasonable period of time, not to exceed ninety (90) days, after the claim is received. If the AT&T Executive Compensation Administration Department determines that special circumstances require an extension of time beyond the initial ninety (90)- day claim review period, the AT&T Executive Compensation Administration Department shall notify the Claimant in writing within the initial ninety (90)-day period and explain the special circumstances that require the extension and state the date by which the AT&T Executive Compensation Administration Department expects to render its decision on the claim. If this notice is provided, the AT&T Executive Compensation Administration Department may take up to an additional ninety (90) days (for a total of one hundred eighty (180) days after receipt of the claim) to render its decision on the claim.

If the claim is denied by the AT&T Executive Compensation Administration Department, in whole or in part, the AT&T Executive Compensation Administration Department shall provide a written decision using language calculated to be understood by the Claimant and setting forth: (i) the specific reason or reasons for such denial; (ii) specific references to pertinent provisions of this Plan on which such denial is based; (iii) a description of any additional material or information necessary for the Claimant to perfect his or her claim and an explanation of why such material or such information is necessary; (iv) a description of the Plan’s procedures for review of denied claims and the steps to be taken if the Claimant wishes to submit the claim for review; (v) the time limits for requesting a review of a denied claim under this section and for conducting the review under this section; and (vi) a statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA if the claim is denied following review under this section.

(c) Request for Review. Within sixty (60) days after the receipt by the Claimant of the written decision on the claim provided for in this section, the Claimant may request in writing that the Committee review the determination of the AT&T Executive Compensation Administration Department. Such request must be addressed to the Committee at the address for giving notice in this Plan. To assist the Claimant in deciding whether to request a review of a denied claim or in preparing a request for review of a denied claim, a Claimant shall be provided, upon written request to the Committee and free of charge, reasonable access to, and copies of, all documents, records and

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Annex A

other information relevant to the claim. The Claimant or his or her duly authorized representative may, but need not, submit a statement of the issues and comments in writing, as well as other documents, records or other information relating to the claim for consideration by the Committee. If the Claimant does not request a review by the Committee of the AT&T Executive Compensation Administration Department’s decision within such sixty (60)-day period, the Claimant shall be barred and stopped from challenging the determination of the AT&T Executive Compensation Administration Department.

(d) Review of Decision. Within sixty (60) days after the Committee’s receipt of a request for review, the Administrator will review the decision of the AT&T Executive Compensation Administration Department. If the Committee determines that special circumstances require an extension of time beyond the initial sixty (60)-day review period, the Committee shall notify the Claimant in writing within the initial sixty (60)-day period and explain the special circumstances that require the extension and state the date by which the Committee expects to render its decision on the review of the claim. If this notice is provided, the Committee may take up to an additional sixty (60) days (for a total of one hundred twenty (120) days after receipt of the request for review) to render its decision on the review of the claim.

During its review of the claim, the Committee shall:

(1) Take into account all comments, documents, records, and other information submitted by the Claimant relating to the claim, without regard to whether such information was submitted or considered in the initial review of the claim conducted pursuant to this section;

(2) Follow reasonable procedures to verify that its benefit determination is made in accordance with the applicable Plan documents; and

(3) Follow reasonable procedures to ensure that the applicable Plan provisions are applied to the Participant to whom the claim relates in a manner consistent with how such provisions have been applied to other similarly-situated Participants.

After considering all materials presented by the Claimant, the Committee will render a decision, written in a manner designed to be understood by the Claimant. If the Committee denies the claim on review, the written decision will include (i) the specific reasons for the decision; (ii) specific references to the pertinent provisions of this Plan on which the decision is based; (iii) a statement that the Claimant is entitled to receive, upon request to the Committee and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claim; and (iv) a statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA.

The Committee shall serve as the final review committee under the Plan and shall have sole and complete discretionary authority to administer, interpret, construe and apply the Plan provisions, and determine all questions of administration, interpretation, construction, and application of the Plan, including questions and determinations of eligibility, entitlement to benefits and the type, form and amount of any payment of benefits, all in its sole and absolute discretion. The Committee shall further have the authority to determine all relevant facts and related issues, and all documents, records and other information relevant to a claim conclusively for all parties, and in accordance with the terms of the documents or instruments governing the Plan. Decisions by the Committee shall be conclusive and binding on all parties and not subject to further review.

In any case, a Participant or Beneficiary may have further rights under ERISA. The Plan provisions require that Participants or Beneficiary pursue all claim and appeal rights described in this section before they seek any other legal recourse regarding claims for benefits.

Article 4—Contributions

4.1 Election to Make Contributions.

(a) The Committee shall establish dates and other conditions for participation in the Plan and making contributions as it deems appropriate. Except as otherwise provided by the Committee, each year an Employee who is an Eligible

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Employee as of September 30 may thereafter make an election on or prior to the last Business Day of the immediately following November (such election shall be cancelled if the Employee is not an Eligible Employee on the last day such an election may be made) to contribute on a pre-tax basis, through payroll deductions, any combination of the following:

(1) From 6% to 30% (in whole percentage increments) of the Participant’s monthly Base Compensation, other than Annual Bonus, during the calendar year (the Plan Year for such contributions) following the calendar year of such election. The Employee Contributions shall be used to acquire Share Units to be credited to the Share Deferral Account for that Plan Year.

(2) Up to 95% (in whole percentage increments or limited to the target amount) of a Short Term Incentive Award, or from 6% to 30% (in whole percentage increments) of Annual Bonus, in each case such contributions shall be made during the second calendar year (which is the Plan Year for such contributions) following the year of such election, except that in 2008 a separate election may be made with respect to contributions to be made in 2009. An Employee may make such an election with respect to the type of Award (Short Term Incentive Award or Annual Bonus) that the Employee is under as of the time the Employee’s eligibility to make such election is determined. If because of a promotion or otherwise, the Employee receives a different type of Award instead of, or in partial or full replacement for, the type of Award subject to the Employee’s election for the relevant Plan Year, the election will apply to the other Award as well, including but not limited to any individual discretionary award related thereto.

(b) The Committee may permit an Eligible Employee to make an election to purchase Share Units under this Plan with compensation other than Base Compensation or Short Term Incentive Awards on such terms and conditions as such Committee may permit from time to time, provided that any such election is made in accordance with Section 409A of the Code. In no event shall an acquisition of Share Units pursuant to this paragraph (b) or pursuant to the conversion of a right to receive Stock into Share Units (such as through a distribution of Stock under the 2001 Incentive Plan) result in the crediting of an AT&T Matching Contribution or Options.

(c) Notwithstanding anything to the contrary in this Plan, no election shall be effective to the extent it would permit an Employee Contribution or distribution to be made that is not in compliance with Section 409A of the Code. To the extent such election related to Employee Contributions that complied with such statute and regulations thereunder, that portion of the election shall remain valid, except as otherwise provided under this Plan.

(d) To the extent permitted by Section 409A of the Code, AT&T may refuse or terminate, in whole or in part, any election to purchase Share Units in the Plan at any time; provided, however, that only the Committee may take such action with respect to persons who are Officer Level Employees.

(e) In the event the Participant takes a hardship withdrawal pursuant to Treasury Regulation §1.401(k)-1 from a benefit plan qualified under the Code and sponsored by an Employer, any election to make Employee Contributions by such Participant shall be cancelled on a prospective basis, and the Participant shall not be permitted to make a new election with respect to Employee Contributions that would be contributed during the then current and immediately following calendar year.

4.2 Purchase of Share Units.

(a) Employee Contributions (as well as any corresponding AT&T Matching Contributions) shall be made pursuant to a proper election, only during the Participant’s lifetime; provided, however, with respect to Employee Contribution elections made prior to 2007, the Employee must remain an Eligible Employee while making any such contributions. In the event of a Change in Control of an Employer, subsequent compensation from the Employer may not be contributed to the Plan. The Employer may continue the then current elections of the participants under a subsequent plan in order to comply with applicable tax laws.

(b) The number of Share Units purchased by a Participant during a calendar month shall be found by dividing the Participant’s Employee Contributions during the month by the FMV of a share of Stock on the last day of such month.

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(c) A contribution to the Plan shall be made when the compensation—from which the contribution is to be deducted—is to be paid (“paid,” as used in this Plan, includes amounts contributed to the Plan that would have been paid were it not for an election under this Plan), as determined by the relevant Employer. The Committee may modify or change this paragraph (c) from time to time.

4.3 Reinvestment of Dividends.

In the month containing a record date for a cash dividend on Stock, each Share Deferral Account shall be credited with that number of Share Units equal to the declared dividend per share of Stock, multiplied by the number of Share Units held in such Share Deferral Account as of such record date, and dividing the product by the FMV of a share of Stock on the last day of such month.

Article 5—AT&T Matching Contributions

5.1 AT&T Match.

(a) Each month AT&T shall credit the Participant’s relevant Share Deferral Account with the number of “Matching Share Units” found by taking eighty percent (80%) of the Participant’s Employee Contributions from Base Compensation made to this Plan and to the Cash Deferral Plan during the month with respect to the first six percent (6%) of the Participant’s monthly Match Eligible Compensation (as defined below) and dividing the resulting figure by the FMV of the Stock on the last day of such month (such resulting amount shall be the “Matching Contribution”). The monthly “Match Eligible Compensation” shall be the sum of:

(1) the monthly Employee Contributions from Base Compensation to this Plan and the Cash Deferral Plan (in the aggregate, “Deferred BC”), plus

(2) the amount of the Participant’s monthly Base Compensation in excess of the Deferred BC (“Non-Deferred BC”) but only to the extent such monthly Non-Deferred BC, when aggregated with the Participant’s total Non-Deferred BC for prior months in such Plan Year, as determined by the relevant Employer, exceeds the limit in effect under Section 401(a)(17) of the Code applicable with respect to such Plan Year.

The foregoing formula shall apply regardless of whether or not the Participant makes contributions to a 401(k) plan.

A Participant may receive Matching Share Units in a Share Deferral Account for a particular form of compensation only if the Participant is then making contributions to the same Share Deferral Account; provided, however, this condition shall not apply for purposes of determining under Section 5.1(a)(2) whether the limit described therein has been reached.

As provided in the definition of Share Deferral Account, Matching Share Units shall be credited to the respective Share Deferral Account that is related to the same form of Employee Contributions (either (1) Base Compensation excluding Annual Bonus or (2) Annual Bonus).

(b) In the event the Participant is not eligible to earn pension accruals under a pension plan offered by AT&T or a Subsidiary and either (1) first becomes an Employee on or after January 1, 2015, or (2) the Participant Terminates Employment on or after January 1, 2015, and the Participant is subsequently rehired as an Employee, then the “eighty percent (80%)” reference in section 5.1(a) shall be replaced with “one hundred percent (100%)” for purposes of determining the number of Matching Share Units to which the Participant would be entitled pursuant to contribution elections made after such hiring or rehiring.

(c) In the sole discretion of the Committee, in the event the Committee reduces the number of Options that AT&T issues for each Share Unit purchased, the Committee may provide for the contribution of a Bonus Matching Contribution on such terms as the Committee determines. Such Bonus Matching Contribution may not exceed 20% of the Participant’s Employee Contributions for the month. The Bonus Matching Contribution shall be subject to such

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terms and conditions as required by the Committee and, unless otherwise provided by the Committee, to the same distribution requirements as Matching Contributions. Pursuant to the foregoing authority and until otherwise provided by the Committee, effective for Share Accounts created pursuant to Employee Contribution elections where such elections are made after January 1, 2010, AT&T shall make Bonus Matching Contributions equal to 20% of the Participant’s monthly Employee Contributions from each of Base Compensation and Short Term Incentive Award (not to exceed the target amount of such award, which limit shall be pro rated for any partial year award). Such Bonus Matching Contribution shall be used to purchase that number of Matching Share Units found by dividing the relevant Bonus Matching Contribution for the month by the FMV of the Stock on the last day of such month.

5.2 Distribution of Share Units Acquired with Matching Contributions.

A Participant’s Matching Share Units shall be distributed in a lump sum, in accordance with the Plan’s distribution provisions, in the earlier of: (a) the calendar year following the calendar year of the Termination of Employment of the Participant, or (b) the calendar year in which the Participant reaches age 55, in each case only with respect to Matching Share Units relating to Share Deferral Accounts for Plan Years before such distribution calendar year.

Matching Share Units acquired as part of a Share Deferral Account that commences in or after the calendar year the Employee reaches age 55 or after the calendar year in which the Employee Terminates Employment will be distributed in the same manner and time as other Share Units in such Share Deferral Account.

Notwithstanding anything to the contrary in this section, Matching Share Units acquired in 2008 and later shall be distributed at the same time as other Share Units (including those acquired with Employee Contributions) in the same Share Deferral Account.

Article 6—Distributions

6.1 Distributions of Share Units.

(a) Initial Election with Respect to a Share Deferral Account. At the time the Participant makes an election to make Employee Contributions with respect to a Share Deferral Account, the Participant shall also elect the calendar year the Share Deferral Account shall be distributed, which may be from the first through fifth calendar years after the Plan Year the Account commenced (except as otherwise provided in this Plan with respect to Matching Share Units). For example, if an Account commenced in 2005, the Participant may elect to commence the distribution in any calendar year from and including 2006 to and including 2010. If no timely distribution election is made by the Participant, then the Participant will be deemed to have made an election to have the Share Deferral Account distributed in a single installment in the first calendar year after the calendar year the Account commenced.

(b) Election to Delay a Scheduled Distribution. A Participant may elect to defer a scheduled distribution of a Share Deferral Account for five (5) additional calendar years beyond that previously elected (except as otherwise provided in this Plan with respect to Matching Share Units). Unless otherwise provided by the Committee, the election to defer the distribution must be made on or after October 1, and on or before the last Business Day of the next following December, of the calendar year that is the second calendar year preceding the calendar year of the relevant scheduled distribution. To make this election, the Participant must be an Eligible Employee both on the September 30 immediately preceding such election and on the last day such an election may be made. For example, an election to defer a scheduled distribution in 2010 must be made during the period from October 1, 2008, through the last business day of December 2008, and the Participant must be an Eligible Employee both on September 30, 2008, and the last business day of December 2008. An election to defer the distribution of a Share Deferral Account may not be made in the same calendar year that the election to establish the Share Deferral Account is made. Notwithstanding anything to the contrary in this Plan, (1) an election to defer the distribution of a Share Deferral Account must be made at least 12 months prior to the date of the first scheduled payment under the prior distribution election and (2) the election shall not take effect until at least 12 months after the date on which the election is made.

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(c) A Participant’s Share Deferral Account shall be distributed to the Participant on March 10 (or as soon thereafter as administratively practicable as determined by AT&T) of the calendar year elected by the Participant for that Account. In the event the distribution is to be made to a “Specified Employee” as a result of the Participant’s Termination of Employment (other than as a result of a Change in Control), the distribution shall not occur until the later of such March 10 or six (6) months after the Termination of Employment, except it shall be distributed upon the Participant’s earlier death in accordance with this Plan.

6.2 Death of the Participant.

In the event of the death of a Participant, notwithstanding anything to the contrary in this Plan, all undistributed Share Deferral Accounts shall be distributed to the Participant’s beneficiary in accordance with the AT&T Rules for Employee Beneficiary Designations, as the same may be amended from time to time, within the later of 90 days following such determination or the end of the calendar year in which determination was made.

6.3 Unforeseeable Emergency Distribution.

If a Participant experiences an “Unforeseeable Emergency,” the Participant may submit a written petition to AT&T (the Committee in the case of Officer Level Employees), to receive a partial or full distribution of his Share Deferral Account(s). In the event that AT&T (the Committee in the case of Officer Level Employees), upon review of the written petition of the Participant, determines in its sole discretion that the Participant has suffered an “Unforeseeable Emergency,” AT&T shall make a distribution to the Participant from the Participant’s Share Deferral Accounts (other than Matching Share Units), on a pro-rata basis, within the later of 90 days following such determination or the end of the calendar year in which determination was made, subject to the following:

(a) “Unforeseeable Emergency” shall mean a severe financial hardship to the Participant resulting from an illness or accident of the Participant, the Participant’s legal spouse, the Participant’s beneficiary, or the Participant’s dependent (as defined in Code Section 152, without regard to Code Section 152(b)(1), (b)(2), and (d)(1)(B)); loss of the Participant’s property due to casualty; or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, all as determined in the sole discretion of the Committee. Whether a Participant is faced with an Unforeseeable Emergency permitting a distribution is to be determined based on the relevant facts and circumstances of each case, but, in any case, a distribution on account of Unforeseeable Emergency shall not be made to the extent that such emergency is or may be relieved through reimbursement or compensation from insurance or otherwise, by liquidation of the Participant’s assets, to the extent the liquidation of such assets would not cause severe financial hardship, or by cessation of deferrals under the Plan.

(b) The amount of a distribution to be made because of an Unforeseeable Emergency shall not exceed the lesser of (i) the FMV of the Participant’s vested Share Deferral Account, calculated as the date on which the amount becomes payable, as determined by AT&T (the Committee in the case of Officer Level Employees) in its sole discretion, and (ii) the amount reasonably necessary, as determined by the AT&T (the Committee in the case of Officer Level Employees) in its sole discretion, to satisfy the emergency need (which may include amounts necessary to pay any Federal, state, local, or foreign income taxes or penalties reasonably anticipated to result from the distribution). Determinations of the amount reasonably necessary to satisfy the emergency need shall take into account any additional compensation that is available if the plan provides for cancellation of a deferral election upon a payment due to an Unforeseeable Emergency. The determination of amounts reasonably necessary to satisfy the Unforeseeable Emergency need is not required to, but may, take into account any additional compensation that, due to the Unforeseeable Emergency, is available under another nonqualified deferred compensation plan but has not actually been paid, or that is available due to the Unforeseeable Emergency under another plan that would provide for deferred compensation except due to the application of the effective date provisions under Treasury Regulation §1.409A-6.

(c) Upon such distribution on account of an Unforeseeable Emergency under this Plan, any election to make Employee Contributions by such Participant shall be immediately cancelled, and the Participant shall not be

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permitted to make a new election with respect to Employee Contributions that would be contributed during the then current and immediately following calendar year.

6.4 Ineligible Participant.

Notwithstanding any other provisions of this Plan to the contrary, if AT&T receives an opinion from counsel selected by AT&T, or a final determination is made by a Federal, state or local government or agency, acting within its scope of authority, to the effect that an individual’s continued participation in the Plan would violate applicable law, then such person shall not make further contributions to the Plan to the extent permitted by Section 409A of the Code.

6.5 Conflict of Interest Distribution.

AT&T may in its sole discretion accelerate a distribution(s) to the Participant, provided he or she is no longer actively employed by AT&T: (a) to the extent necessary for any Federal officer or employee in the executive branch to comply with an ethics agreement with the Federal government or (b) to the extent reasonably necessary to avoid the violation of an applicable Federal, state, local, or foreign ethics law or conflicts of interest law (including where such payment is reasonably necessary to permit the service provider to participate in activities in the normal course of his or her position in which the service provider would otherwise not be able to participate under an applicable rule). Any such distribution may only be made in accordance with Section 409A of the Code and the regulations thereunder.

6.6 Distribution Process.

A Share Deferral Account shall be distributed under this Plan by taking the number of Share Units comprising the Account to be distributed and converting them into an equal number of shares of Stock. (Once distributed, a Share Unit shall be canceled.)

Article 7—Transition Provisions

7.1 Stockholder Approval

The Plan was approved by Stockholders at the 2005 Annual Meeting of Stockholders.

7.2 2005 Share Deferral Accounts.

Notwithstanding Article 4 to the contrary, if an Employee is an Eligible Employee on September 30, 2004, the Employee may make an election under Article 4 on or prior to December 15, 2004, with respect to the establishment of a Share Deferral Account for the (i) contribution of Base Compensation and/or Short Term Incentive Awards paid during the period from January 1, 2005, through January 15, 2006, which shall be the Plan Year for such Share Deferral Account; and/or (ii) the conversion of a distribution of Stock that would be made during the same Plan Year pursuant to the 2001 Incentive Plan into an equal number of Share Units, so long as such conversion would not cause the recognition of income for Federal income tax purposes in respect of such distribution of Stock prior to distribution of Share Units under this Plan.

7.3 2007 Amendments.

(a) Amendments made to the Plan on November 15, 2007, shall be effective January 1, 2008. except for amendments to this Article 7, which shall be effective upon adoption. Any Participants electing prior to November 15, 2007, to make Employee Contributions in 2008 shall have their elections canceled if they do not consent by December 14, 2007, to all prior amendments to this Plan and to the Cash Deferral Plan. Subject to the foregoing

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consent requirements, all Employee Contribution elections made prior to 2008, including but not limited to elections to contribute Stock that would be distributed under the 2001 Incentive Plan or a successor plan, shall remain in force, subject to all other terms of the amended Plan. In addition, all unvested but not forfeited Matching Share Units shall vest on November 15, 2007. Matching Shares that have been forfeited shall not be reinstated, and no amendment to this Plan shall be interpreted as reinstating such forfeitures.

(b) Not withstanding anything to the contrary in this Plan, a Participant who as of December 29, 2006, was eligible for an additional payment pursuant to Section 4A of the BellSouth Corporation Executive Incentive Award Deferral Plan shall not, with respect to the 2008 Plan Year, receive Matching Share Units on Base Compensation that exceeds $230,000.

7.4 2008 Amendments.

For Plan Years prior to 2009, Participants who, at the time of the determination of their eligibility to participate in an Account, are paid through a “sales plan” involving the use of commissions may elect to contribute up to 40% of Base Compensation. For the 2008 Plan Year, only Salary and Short Term Incentive Awards paid after Termination of Employment may be contributed to the Plan.

Article 8—Options

8.1 Grants.

Options may be issued in definitive form or recorded on the books and records of AT&T for the account of the Participant, at the discretion of AT&T. If AT&T elects not to issue the Options in definitive form, they shall be deemed issued, and the Participants shall have all rights incident thereto as if they were issued on the dates provided herein, without further action on the part of AT&T or the Participant. In addition to the terms herein, all Options shall be subject to such additional provisions and limitations as provided in any Administrative Procedures adopted by the Committee prior to the issuance of such Options. The number of Options issued to a Participant shall be reflected on the Participant’s annual statement of account.

8.2 Term of Options.

The Options may only be exercised: (a) after the earlier of (i) the expiration of one (1) year from date of issue or (ii) the Participant’s Termination of Employment, and (b) no later than the tenth (10th) anniversary of their issue; and Options shall be subject to earlier termination as provided herein.

8.3 Exercise Price.

The Exercise Price of an Option shall be the FMV of the Stock on the date of issuance of the Option, and an Option may not be repriced.

8.4 Issuance of Options.

(a) For each Share Deferral Account established by a Participant pursuant to an Employee Contribution election where such election was made prior to January 1, 2010:

(1) on June 15 of the Plan Year for the Share Deferral Account, the Participant shall receive two (2) Options for each Share Unit acquired by the Participant as part of such Share Deferral Account during the immediately preceding January through May period with Employee Contributions of Base Compensation and/or Short Term Incentive Award. A fractional number of Options shall be rounded up to the next whole number.

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(2) on the February 15 immediately following the Plan Year for the Share Deferral Account, a Participant shall receive:

(i) two (2) Options for each Share Unit acquired by the Participant as part of such Share Deferral Account during the immediately preceding June through the remainder of the relevant Plan Year with Employee Contributions of Base Compensation and/or Short Term Incentive Award; and

(ii) two (2) Options for each Share Unit acquired prior to such date by the Participant with dividend equivalents that were derived, directly or indirectly (such as dividend equivalents paid on Share Units acquired with dividend equivalents), from Share Units acquired with Employee Contributions as part of such Share Deferral Account.

(b) A fractional number of Options shall be rounded up to the next whole number.

(c) If Stock is not traded on the NYSE on any of the foregoing Option issuance dates, then the Options shall not be issued until the next such day on which Stock is so traded.

(d) If a Participant Terminates Employment other than (i) while Retirement eligible or (ii) because of death or Disability, no further Options shall be issued to or with respect to such Participant. In the event of re-Employment following a Termination of Employment, the preceding sentence shall not apply to those Options resulting from participation in the Plan after such re-Employment until a subsequent Termination of Employment.

(e) No more than 400,000 Options shall be issued to any individual under this Plan during a calendar year. No Share Unit may be counted more than once for the issuance of Options.

(f) The Committee may, in its sole discretion, at any time, increase or lower the number of Options that are to be issued for each Share Unit acquired, not to exceed two (2) Options per Share Unit purchased. However, if the Committee lowers the number of Options, then such change shall only be effective with respect to the next Share Deferral Account a Participant may elect to establish.

(g) The Committee may also, at any time and in any manner, limit the number of Options which may be acquired as a result of the Short Term Incentive Award being contributed to the Plan. Further, except as otherwise provided by the Committee, in determining the number of Options to be issued to a Participant with respect to a Participant’s contribution of a Short Term Incentive Award to the Plan and subsequent crediting of Share Units, Options may be issued only with respect to an amount which does not exceed the target amount of such award (or such other portion of the award as may be determined by the Committee). Where a Participant’s election to contribute a Short Term Incentive Award to the Plan becomes applicable to Annual Bonus, the above limitation on options shall apply to the contribution of Annual Bonus as though it were a Short Term Incentive Award.

(h) No options shall be issued to or in respect of a Participant for a particular issuance, unless at least ten (10) Options will be issued to that Participant.

8.5 Exercise and Payment of Options.

Options shall be exercised by providing notice to the designated agent selected by AT&T (if no such agent has been designated, then to AT&T), in the manner and form determined by AT&T, which notice shall be irrevocable, setting forth the exact number of shares of Stock with respect to which the Option is being exercised and including with such notice payment of the Exercise Price. When Options have been transferred, AT&T or its designated agent may require appropriate documentation that the person or persons exercising the Option, if other than the Participant, has the right to exercise the Option. No Option may be exercised with respect to a fraction of a share of Stock.

Exercises of Options may be effected only on days and during the hours that the New York Stock Exchange is open for regular trading or as otherwise provided or limited by AT&T. If an Option expires on a day or at a time when exercises are not permitted, then the Options may be exercised no later than the immediately preceding date and time that the Options were exercisable.

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The Exercise Price shall be paid in full at the time of exercise. No Stock shall be issued or transferred until full payment has been received therefore.

Payment may be made:

(a) in cash, or

(b) unless otherwise provided by the Committee at any time, and subject to such additional terms and conditions and/or modifications as AT&T may impose from time to time, and further subject to suspension or termination of this provision by AT&T at any time, by:

(i) electing a Stock-Settled Exercise on or after February 1, 2013. Upon exercise of Options through a Stock-Settled Exercise, the Participant shall receive that number of shares of Stock found by (1) subtracting the Exercise Price of an Option being exercised (on a per share basis) from the FMV of the Stock as of the immediately preceding day that the Stock was traded on the NYSE, (2) multiplying the difference by the number of Options being exercised, and (3) dividing the result by the same FMV. For example, a Participant exercises 1,000 Options with an Exercise Price of $30 (exercises may only occur on a day when the NYSE is open for regular trading) and the FMV for the immediately preceding trading day was $40. In that case, the Participant would receive his $10,000 profit in the form of 250 shares of Stock, subject to tax withholding and any other costs provided under this Plan.

or;

(ii) if AT&T has designated a stockbroker to act as AT&T’s agent to process Option exercises, issuance of an exercise notice to such stockbroker together with instructions irrevocably instructing the stockbroker: (A) to immediately sell (which shall include an exercise notice that becomes effective upon execution of a sell order) a sufficient portion of the Stock to pay the Exercise Price of the Options being exercised and the required tax withholding, and (B) to deliver on the settlement date the portion of the proceeds of the sale equal to the Exercise Price and tax withholding to AT&T. In the event the stockbroker sells any Stock on behalf of a Participant, the stockbroker shall be acting solely as the agent of the Participant, and AT&T disclaims any responsibility for the actions of the stockbroker in making any such sales. No Stock shall be issued until the settlement date and until the proceeds (equal to the Exercise Price and tax withholding) are paid to AT&T.

8.6 Restrictions on Exercise and Transfer.

No Option shall be transferable except: (a) upon the death of a Participant in accordance with AT&T’s Rules for Employee Beneficiary Designations, as the same may be amended from time to time; and (b) in the case of any holder after the Participant’s death, only by will or by the laws of descent and distribution. During the Participant’s lifetime, the Participant’s Options shall be exercisable only by the Participant or by the Participant’s guardian or legal representative. After the death of the Participant, an Option shall only be exercised by the holder thereof (including but not limited to an executor or administrator of a decedent’s estate) or his or her guardian or legal representative. In each such case the Option holder shall be considered a Participant for the limited purpose of exercising such Options.

8.7 Termination of Employment.

(a) Not Retirement Eligible. Unless otherwise provided by the Committee, if a Participant Terminates Employment while not Retirement eligible, a Participant’s Options may be exercised, to the extent then exercisable:

(i) if such Termination of Employment is by reason of death or Disability, then for a period of three (3) years from the date of such Termination of Employment or until the expiration of the stated term of such Option, whichever period is shorter; or

(ii) if such Termination of Employment is for any other reason, then for a period of one (1) year from the date of such Termination of Employment or until the expiration of the stated term of such Option, whichever period is shorter.

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(b) Retirement Eligible. Unless otherwise provided by the Committee, if a Participant Terminates Employment while Retirement eligible, the Participant’s Option may be exercised, to the extent then exercisable: (i) for a period of five (5) years from the date of Retirement or (ii) until the expiration of the stated term of such Option, whichever period is shorter.

(c) Re-Employment of a Participant after a Termination of Employment shall have no effect on the periods during which Options resulting from the prior Employment may be exercised. For example, if the Option exercise period has been shortened because of the prior Termination of Employment, it shall not be extended because of the re-Employment.

(d) Notwithstanding any other definition of Termination of Employment under this Plan, for purposes of this Article 8—Options only, a Termination of Employment shall mean the cessation of the Employee being employed by any corporation, partnership, venture or other entity in which AT&T holds, directly or indirectly, a 50% or greater ownership interest, including but not limited to where AT&T ceases to hold such interest in the employing company. In addition, the definition of Retirement for purposes of this Article 8 shall use the immediately foregoing definition of Termination of Employment in lieu of any other definition.

Article 9—Discontinuation, Termination, Amendment.

9.1 AT&T’s Right to Discontinue Offering Share Units.

The Committee may at any time discontinue offerings of Share Units under the Plan. Any such discontinuance shall have no effect upon existing Share Units or the terms or provisions of this Plan as applicable to such Share Units.

9.2 AT&T’s Right to Terminate Plan.

The Committee may terminate the Plan at any time. Upon termination of the Plan, contributions shall no longer be made under the Plan.

After termination of the Plan, Participants shall continue to earn dividend equivalents in the form of Share Units on undistributed Share Units and shall continue to receive all distributions under this Plan at such time as provided in and pursuant to the terms and conditions of Participant’s elections and this Plan. Notwithstanding the foregoing, the termination of the Plan shall be made solely in accordance with Section 409A of the Code and in no event shall cause the accelerated distribution of any Account unless such termination is effected in accordance with Section 409A of the Code.

9.3 Amendment.

The Committee may at any time amend the Plan in whole or in part including but not limited to changing the formulas for determining the amount of AT&T Matching Contributions under Article 5 or decreasing the number of Options to be issued under Article 8; provided, however, that no amendment, including but not limited to an amendment to this section, shall be effective, without the consent of a Participant, to alter, to the material detriment of such Participant, a Share Deferral Account of the Participant, other than as provided elsewhere in this section. For purposes of this section, an alteration to the material detriment of a Participant shall include, but not be limited to, a material reduction in the period of time over which Stock may be distributed to a Participant, any reduction in the Participant’s number of vested Share Units or Options, or an increase in the Exercise Price or decrease in the term of an Option. Any such consent may be in a writing, telecopy, or e-mail or in another electronic format. An election to acquire Share Units with Employee Contributions shall be conclusively deemed to be the consent of the Participant to any and all amendments to the Plan prior to such election, and such consent shall be a condition to making any election with respect to Employee Contributions.

Notwithstanding anything to the contrary contained in this section of the Plan, the Committee may modify this Plan with respect to any person subject to the provisions of Section 16 of the Securities Exchange Act of 1934, as

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amended (“Exchange Act”) to place additional restrictions on the exercise of any Option or the transfer of any Stock not yet issued under the Plan.

The Plan is established in order to provide deferred compensation to a select group of management and highly compensated employees with in the meaning of Sections 201(2) and 301(a)(3) of ERISA. To the extent legally required, the Code and ERISA shall govern the Plan, and if any provision hereof is in violation of an applicable requirement thereof, the Company reserves the right to retroactively amend the Plan to comply therewith to the extent permitted under the Code and ERISA. The Company also reserves the right to make such other changes as may facilitate implementation of Section 409A of the Code. Provided, however, that in no event shall any such amendments be made in violation of the requirements of Section 409A of the Code.

Article 10—Miscellaneous.

10.1 Tax Withholding.

Upon distribution of Stock, including but not limited to, shares of Stock issued upon the exercise of an Option, AT&T shall withhold shares of Stock sufficient in value, using the FMV on the date determined by AT&T to be used to value the Stock for tax purposes, to satisfy the minimum amount of Federal, state, and local taxes required by law to be withheld as a result of such distribution. Employment taxes incurred by a Participant on Employee Contributions and on Matching Contributions shall be withheld from the Participant’s regular wages or paid in cash by the Participant as they become due.

Any fractional share of Stock payable to a Participant shall be withheld as additional Federal withholding, or, at the option of AT&T, paid in cash to the Participant.

Unless otherwise determined by the Committee, when the method of payment for the Exercise Price is from the sale by a stockbroker pursuant to Section 8.5, hereof, of the Stock acquired through the Option exercise, then the tax withholding shall be satisfied out of the proceeds. For administrative purposes in determining the amount of taxes due, the sale price of such Stock shall be deemed to be the FMV of the Stock.

10.2 Elections and Notices.

Notwithstanding anything to the contrary contained in this Plan, all elections and notices of every kind under this Plan shall be made on forms prepared by AT&T or the General Counsel, Secretary or Assistant Secretary, or their respective delegates or shall be made in such other manner as permitted or required by AT&T or the General Counsel, Secretary or Assistant Secretary, or their respective delegates, including through electronic means, over the Internet or otherwise. An election shall be deemed made when received by AT&T (or its designated agent, but only in cases where the designated agent has been appointed for the purpose of receiving such election), which may waive any defects in form. Unless made irrevocable by the electing person, each election with regard to making Employee Contributions or distributions of Share Deferral Accounts shall become irrevocable at the close of business on the last day to make such election. AT&T may limit the time an election may be made in advance of any deadline.

If not otherwise specified by this Plan or AT&T, any notice or filing required or permitted to be given to AT&T under the Plan shall be delivered to the principal office of AT&T, directed to the attention of the Senior Executive Vice President in charge of Human Resources for AT&T or his or her successor. Such notice shall be deemed given on the date of delivery.

Notice to the Participant shall be deemed given when mailed (or sent by telecopy) to the Participant’s work or home address as shown on the records of AT&T or, at the option of AT&T, to the Participant’s e-mail address as shown on the records of AT&T. It is the Participant’s responsibility to ensure that the Participant’s addresses are kept up to date on the records of AT&T. In the case of notices affecting multiple Participants, the notices may be given by general distribution at the Participants’ work locations.

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By participating in the Plan, each Participant agrees that AT&T may provide any documents required or permitted under the Federal or state securities laws, including but not limited to the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, by e-mail, by e-mail attachment, or by notice by e-mail of electronic delivery through AT&T’s Internet Web site or by other electronic means.

10.3 Unsecured General Creditor.

Participants and their beneficiaries, heirs, successors, and assigns shall have no legal or equitable rights, interest, or claims in any property or assets of any Employer. No assets of any Employer shall be held under any trust for the benefit of Participants, their beneficiaries, heirs, successors, or assigns, or held in any way as collateral security for the fulfilling of the obligations of any Employer under this Plan. Any and all of each Employer’s assets shall be, and remain, the general, unpledged, unrestricted assets of such Employer. The only obligation of an Employer under the Plan shall be merely that of an unfunded and unsecured promise of AT&T to distribute shares of Stock corresponding to Share Units and Options, under the Plan.

10.4 Non-Assignability.

Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage, or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt, shares of Stock corresponding to Share Units under the Plan, if any, or any part thereof, which are, and all rights to which are, expressly declared to be unassignable and non-transferable. No part of the Stock distributable shall, prior to actual distribution, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant’s or any other person’s bankruptcy or insolvency.

10.5 Employment Not Guaranteed.

Nothing contained in this Plan nor any action taken hereunder shall be construed as a contract of employment or as giving any employee any right to be retained in the employ of an Employer or to serve as a director.

10.6 Errors.

At any time AT&T or an Employer may correct any error made under the Plan without prejudice to AT&T or any Employer. Neither AT&T nor any Employer shall be liable for any damages resulting from failure to timely allow any contribution to be made to the Plan or for any damages resulting from the correction of, or a delay in correcting, any error made under the Plan. In no event shall AT&T or any Employer be liable for consequential or incidental damages arising out of a failure to comply with the terms of the Plan.

10.7 Captions.

The captions of the articles, sections, and paragraphs of this Plan are for convenience only and shall not control nor affect the meaning or construction of any of its provisions.

10.8 Governing Law.

To the extent not preempted by Federal law, the Plan, and all benefits and agreements hereunder, and any and all disputes in connection therewith, shall be governed by and construed in accordance with the substantive laws of the State of Texas, without regard to conflict or choice of law principles which might otherwise refer the construction, interpretation or enforceability of this Plan to the substantive law of another jurisdiction.

Because benefits under the Plan are granted in Texas, records relating to the Plan and benefits thereunder are located in Texas, and the Plan and benefits thereunder are administered in Texas, AT&T and the Participant under

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this Plan, for themselves and their successors and assigns, irrevocably submit to the exclusive and sole jurisdiction and venue of the state or Federal courts of Texas with respect to any and all disputes arising out of or relating to this Plan, the subject matter of this Plan or any benefits under this Plan, including but not limited to any disputes arising out of or relating to the interpretation and enforceability of any benefits or the terms and conditions of this Plan. To achieve certainty regarding the appropriate forum in which to prosecute and defend actions arising out of or relating to this Plan, and to ensure consistency in application and interpretation of the Governing Law to the Plan, the parties agree that (a) sole and exclusive appropriate venue for any such action shall be an appropriate Federal or state court in Dallas County, Texas, and no other, (b) all claims with respect to any such action shall be heard and determined exclusively in such Texas court, and no other, (c) such Texas court shall have sole and exclusive jurisdiction over the person of such parties and over the subject matter of any dispute relating hereto and (d) that the parties waive any and all objections and defenses to bringing any such action before such Texas court, including but not limited to those relating to lack of personal jurisdiction, improper venue or forum non conveniens.

10.9 Plan to Comply with Section 409A.

In the event any provision of this Plan is held invalid, void, or unenforceable, the same shall not affect, in any respect whatsoever, the validity of any other provision of this Plan. Notwithstanding any provision to the contrary in this Plan, each provision in this Plan shall be interpreted to permit the deferral of compensation in accordance with Section 409A of the Code and any provision that would conflict with such requirements shall not be valid or enforceable.

10.10 Successors and Assigns.

This Plan shall be binding upon AT&T and its successors and assigns.

10.11 Loyalty Conditions for Officer Level Employees and Senior Managers

Each Officer Level Employee or a Senior Manager who elects to make Employee Contributions under Section 4.1 of this Plan shall be subject to the agreements and conditions of this section.

(a) By making an Employee Contribution election under Section 4.1 of this Plan after September 1, 2009, a Participant acknowledges that AT&T would be unwilling to provide for such an election but for the loyalty conditions and covenants set forth in this section, and that the conditions and covenants herein are a material inducement to AT&T’s willingness to sponsor the Plan and to offer Plan benefits for the Participants. Accordingly, as a condition to making an Employee Contribution election under Section 4.1 of this Plan after September 1, 2009, each such electing Participant is deemed to agree that he shall not, without obtaining the written consent of the Committee in advance, participate in activities that constitute engaging in competition with AT&T or engaging in conduct disloyal to AT&T, as those terms are defined in this section.

(b) Definitions. For purposes of this section and of the Plan generally:

(i) an “Employer Business” shall mean AT&T Inc. and any of its Subsidiaries, or any business in which they or any affiliate of theirs has a substantial ownership or joint venture interest;

(ii) “engaging in competition with AT&T” shall mean, while employed by AT&T or any of its Subsidiaries, or within two (2) years after Participant’s Termination of Employment, engaging by the Participant in any business or activity in all or any portion of the same geographical market where the same or substantially similar business or activity is being carried on by an Employer Business. “Engaging in competition with AT&T” shall not include owning a non-substantial publicly traded interest as a shareholder in a business that competes with an Employer Business. “Engaging in competition with AT&T” shall include representing or providing consulting services to, or being an employee of, any person or entity that is engaged in competition with any Employer Business or that takes a position adverse to any Employer Business.

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(iii) “engaging in conduct disloyal to AT&T” means, while employed by AT&T or any of its Subsidiaries, or within two (2) years after Participant’s Termination of Employment, (i) soliciting for employment or hire, whether as an employee or as an independent contractor, for any business in competition with an Employer Business, any person employed by AT&T or any of its Subsidiaries during the one (1) year prior to the Participant’s Termination of Employment, whether or not acceptance of such position would constitute a breach of such person’s contractual obligations to AT&T or any of its Subsidiaries; (ii) soliciting, encouraging, or inducing any vendor or supplier with which Participant had business contact on behalf of any Employer Business during the two (2) years prior to the Participant’s Termination of Employment (regardless of the reason for that termination) to terminate, discontinue, renegotiate, reduce, or otherwise cease or modify its relationship with AT&T or any of its Subsidiaries; or (iii) soliciting, encouraging, or inducing any customer or active prospective customer with whom Participant had business contact, whether in person or by other media (“Customer”), on behalf of any Employer Business during the two (2) years prior to the Participant’s Termination of Employment (regardless of the reason for that termination), to terminate, discontinue, renegotiate, reduce, or otherwise cease or modify its relationship with any Employer Business, or to purchase competing goods or services from a business competing with any Employer Business, or accepting or servicing business from such Customer on behalf of himself or any other business. “Engaging in conduct disloyal to AT&T” shall also mean, disclosing Confidential Information to any third party or using Confidential Information, other than for an Employer Business, or failing to return any Confidential Information to the Employer Business following termination of employment.

(iv) “Confidential Information” shall mean all information belonging to, or otherwise relating to, an Employer Business, which is not generally known, regardless of the manner in which it is stored or conveyed to Participant, and which the Employer Business has taken reasonable measures under the circumstances to protect from unauthorized use or disclosure. Confidential Information includes trade secrets as well as other proprietary knowledge, information, know-how, and non-public intellectual property rights, including unpublished or pending patent applications and all related patent rights, formulae, processes, discoveries, improvements, ideas, conceptions, compilations of data, and data, whether or not patentable or copyrightable and whether or not it has been conceived, originated, discovered, or developed in whole or in part by Participant. For example, Confidential Information includes, but is not limited to, information concerning the Employer Business’ business plans, budgets, operations, products, strategies, marketing, sales, inventions, designs, costs, legal strategies, finances, employees, customers, prospective customers, licensees, or licensors; information received from third parties under confidential conditions; or other valuable financial, commercial, business, technical or marketing information concerning the Employer Business, or any of the products or services made, developed or sold by the Employer Business. Confidential Information does not include information that (i) was generally known to the public at the time of disclosure; (ii) was lawfully received by Participant from a third party; (iii) was known to Participant prior to receipt from the Employer Business; or (iv) was independently developed by Participant or independent third parties; in each of the foregoing circumstances, this exception applies only if such public knowledge or possession by an independent third party was without breach by Participant or any third party of any obligation of confidentiality or non-use, including but not limited to the obligations and restrictions set forth in this Plan.

(c) Equitable Relief. The parties recognize that any Participant’s breach of any of the covenants in this section will cause irreparable injury to the AT&T, will represent a failure of the consideration under which AT&T (in its capacity as creator and sponsor of the Plan) agreed to provide the Participant with the opportunity to receive Plan benefits, and that monetary damages would not provide AT&T with an adequate or complete remedy that would warrant AT&T’s continued sponsorship of the Plan (including the accrual or granting of Share Units, Matching Share Units and Options) for all Participants. Accordingly, in the event of a Participant’s actual or threatened breach of the covenants in this section, the Committee, in addition to all other rights and acting as a fiduciary under ERISA on behalf of all Participants, shall have a fiduciary duty (in order to assure that AT&T receives fair and promised consideration for its continued Plan sponsorship and funding) to seek an injunction restraining the Participant from breaching the covenants in this Section. AT&T shall pay for any Plan expenses that the Committee incurs hereunder, and shall be entitled to recover from the Participant its reasonable attorneys’ fees and costs incurred in obtaining such injunctive remedies.

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(d) Uniform Enforcement. In recognition of AT&T’s need for nationally uniform standards for the Plan administration, it is an absolute condition in consideration of any Participant’s ability to make Employee Contribution elections under Section 4.1 of this Plan after September 1, 2009, that each and all of the following conditions apply to all such electing Participants:

(i) ERISA shall control all issues and controversies hereunder, and the Committee shall serve for purposes hereof as a “fiduciary” of the Plan and its “named fiduciary” within the meaning of ERISA.

(ii) All litigation between the parties relating to this section shall occur in federal court, which shall have exclusive jurisdiction; any such litigation shall be held in the United States District Court for the Northern District of Texas, and the only remedies available with respect to the Plan shall be those provided under ERISA.

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Annex B

AT&T INC.

2018 Incentive Plan

Article 1. Establishment and Purpose.

1.01	Establishment of the Plan. AT&T Inc., a Delaware corporation (the “Company” or “AT&T”), hereby establishes an incentive compensation plan (the “Plan”), as set forth in this document.

1.02	Purpose of the Plan. The purpose of the Plan is to promote the success and enhance the value of the Company by linking the personal interests of Participants to those of the Company’s stockholders, and by providing Participants with an incentive for outstanding performance.

1.03	Effective Date of the Plan. The Plan is effective on May 1, 2018.

Article 2. Definitions.

2.01	Whenever used in the Plan, the following terms shall have the meanings set forth below and, when the meaning is intended, the initial letter of the word is capitalized:

(a)	“Applicable Law” means the legal requirements relating to the administration of options and share-based or performance-based awards under any applicable laws of the United States, any other country, and any provincial, state, or local subdivision, any applicable stock exchange or automated quotation system rules or regulations, as such laws, rules, regulations and requirements shall be in place from time to time.

(b)	“Award” means, individually or collectively, a grant or award under this Plan of Stock Options, Restricted Stock (including unrestricted Stock), Restricted Stock Units, Performance Units, or Performance Shares.

(c)	“Award Agreement” means an agreement which may be entered into by each Participant and the Company, setting forth the terms and provisions applicable to Awards granted to Participants under this Plan.

(d)	“Board” or “Board of Directors” means the AT&T Board of Directors.

(e)	“Cause” means willful and gross misconduct on the part of an Employee that is materially and demonstrably detrimental to the Company or any Subsidiary as determined by the Committee in its sole discretion.

(f)

“Change in Control” shall be deemed to have occurred if (1) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, becomes the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the total voting power represented by the Company’s then outstanding voting securities; or (2) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new Director whose election by the Board of Directors or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or (3) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining

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outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (4) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company’s assets.

(g)	“Code” means the Internal Revenue Code of 1986, as amended from time to time.

(h)	“Committee” means the committee or committees of the Board of Directors given authority to administer the Plan as provided in Article 3.

(i)	“Director” means any individual who is a member of the AT&T Board of Directors.

(j)	“Disability” means, absence of an Employee from work under the relevant Company or Subsidiary long term disability plan.

(k)	“Employee” means any employee of the Company or of one of the Company’s Subsidiaries. “Employment” means the employment of an Employee by the Company or one of its Subsidiaries. Directors who are not otherwise employed by the Company shall not be considered Employees under this Plan.

(l)	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor Act thereto.

(m)	“Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to an Option, as determined by the Committee.

(n)	“Fair Market Value” means the closing price on the NYSE for a Share on the relevant date, or if such date was not a trading day, the next preceding trading date, all as determined by the Company. A trading day is any day that the Shares are traded on the NYSE. In lieu of the foregoing, the Committee may, from time to time, select any other index or measurement to determine the Fair Market Value of Shares under the Plan, including but not limited to an average determined over a period of trading days.

(o)	“Insider” means an Employee who is, on the relevant date, an officer, director, or ten percent (10%) beneficial owner of the Company, as those terms are defined under Section 16 of the Exchange Act.

(p)	“NYSE” or “New York Stock Exchange.” If the New York Stock Exchange is no longer the principal exchange on which the stock is listed, then NYSE shall refer to such principal exchange unless otherwise provided by the Disinterested Committee.

(q)	“Officer Level Employee” means a Participant who is an officer level Employee for compensation purposes as indicated on the records of AT&T. References to records of AT&T shall include the records of its Subsidiaries.

(r)	“Option” means an option to purchase Shares from AT&T.

(s)	“Participant” means an Employee or former Employee who holds an outstanding Award granted under the Plan.

(t)	“Performance Unit” and “Performance Share” each mean an Award granted to an Employee pursuant to Article 8 herein.

(u)

“Retirement” or to “Retire” means the Participant’s Termination of Employment for any reason other than death, Disability, or for Cause, on or after the earlier of the following dates, or as otherwise provided by the Committee: (1) for Officer Level Employees, the date the Participant is at least age fifty-five (55) and has completed a 5 year Term of Employment; provided, however, that individuals who are

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designated as an Officer on or after October 1, 2015, must have completed a 10-year Term of Employment; or (2) the date the Participant has attained one of the following combinations of age and service, except as otherwise indicated below:

Term of Employment	Age
10 years or more	65 or older
20 years or more	55 or older
25 years or more	50 or older
30 years or more	Any age

For purposes of this Plan only, Term of Employment shall have the same meaning as in the AT&T Pension Benefit Plan—Nonbargained Program (“Pension Plan”), as that may be amended from time to time, except that service with a Participant’s employer shall be counted as though the employer were a “Participating Company” under the Pension Plan and the Employee was a participant in the Pension Plan.

(v)	“Senior Manager” means a Participant who is a senior manager for compensation purposes as indicated on the records of AT&T.

(w)	“Severance Termination of Employment” means a Termination of Employment where the Participant receives a cash severance payment under a severance plan of the Participant’s employer or pursuant to an individually negotiated severance agreement.

(x)	“Shares” or “Stock” means the shares of common stock of the Company.

(y)	“Subsidiary” means any corporation, partnership, venture or other entity in which AT&T holds, directly or indirectly, a fifty percent (50%) or greater ownership interest.

(z)	“Surplus Termination of Employment” means a Termination of Employment as a result of force surplus, technological, operational, organizational and/or structural changes affecting the relevant employer without an offer for comparable employment, or an Employment Termination that occurs as a result of declining a Company initiated or offered job relocation to a work location that is more than fifty (50) miles from the employee’s work location and that increases the employee’s work commute.

(aa)	“Termination of Employment” or a similar reference means the event where the Employee is no longer an Employee of the Company or of any Subsidiary, including but not limited to where the employing company ceases to be a Subsidiary. With respect to any Award that provides “nonqualified deferred compensation” within the meaning of Section 409A of the Code, “Termination of Employment” shall mean a “separation from service” as defined under Section 409A of the Code.

Article 3. Administration.

3.01	The Committee. Administration of the Plan shall be as follows:

(a)	With respect to Insiders, the Plan and Awards hereunder shall be administered by the Human Resources Committee of the Board or such other committee as may be appointed by the Board for this purpose (each of the Human Resources Committee and such other committee is the “Disinterested Committee”), where each Director on such Disinterested Committee is a “Non-Employee Director,” as that term is used in Rule 16b-3 under the Exchange Act (or any successor designation for determining the committee that may administer plans, transactions or awards exempt under Section 16(b) of the Exchange Act), as that rule may be modified from time to time.

(b)

With respect to persons who are not Insiders, the Plan and Awards hereunder shall be administered by each of the Disinterested Committee and such other committee, if any, to which the Board may delegate such authority (such other Committee shall be the “Non-Insider Committee”), and each such Committee shall have full authority to administer the Plan and all Awards hereunder, except as

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otherwise provided herein or by the Board. The Disinterested Committee may, from time to time, limit the authority of the Non-Insider Committee in any way. Any Committee may be replaced by the Board at any time.

(c)	Except as otherwise indicated from the context, references to the “Committee” in this Plan shall be to either of the Disinterested Committee or the Non-Insider Committee.

3.02	Authority of the Committee. The Committee shall have complete control over the administration of the Plan and shall have the authority in its sole discretion to exercise all of the powers granted to it under the Plan, which shall include but not be limited to the authority to:

(a)	construe, interpret and implement the Plan, grant terms and grant notices, and all Award Agreements;

(b)	prescribe, amend and rescind rules and regulations relating to the Plan, including rules governing its own operations;

(c)	make all determinations necessary or advisable in administering the Plan or any Award thereunder;

(d)	correct any defect, supply any omission and reconcile any inconsistency in the Plan; and

(e)	with respect to Awards:

(i)	grant Awards,

(ii)	determine who shall receive Awards,

(iii)	determine when Awards shall be granted

(iv)	determine the terms and conditions of Awards, including, but not limited to, conditioning the exercise, vesting, payout or other terms or conditions of an Award on the achievement of Performance Goals (defined in Article 8), and

(v)	determine whether and to the extent the terms and conditions of Awards have been achieved or satisfied.

3.03	No Award may be made under the Plan after April 30, 2028.

3.04	References to determinations or other actions by AT&T or the Company, herein, shall mean actions authorized by the Committee, the Chairman of the Board of AT&T, the Senior Executive Vice President of AT&T in charge of Human Resources or their respective successors or duly authorized delegates, in each case in the discretion of such person, provided, however, only the Disinterested Committee may take action with respect to Insiders with regard to granting or determining the terms of Awards or other matters that would require the Disinterested Committee to act in order to comply with Rule 16b-3 promulgated under the Exchange Act.

3.05	All determinations and decisions made by AT&T pursuant to the provisions of the Plan and all related orders or resolutions of the Board shall be final, conclusive, and binding on all persons, including but not limited to the Company, its stockholders, Employees, Participants, and their estates and beneficiaries.

3.06	This Plan is not intended to and does not limit the discretion of the Committee or the Company in any way to pay any form of compensation in lieu of or in addition to the Awards or other compensation provided by this Plan.

Article 4. Shares Subject to the Plan.

4.01	Number of Shares. Subject to adjustment as provided in Section 4.03 herein, the number of Shares available for issuance under the Plan shall not exceed one hundred fifty (150) million Shares. The Shares granted under this Plan may be either authorized but unissued or reacquired Shares. The Disinterested Committee shall have full discretion to determine the manner in which Shares available for grant are counted in this Plan. In any calendar year, no individual may be granted one or more awards of Restricted Stock, Restricted Stock Units, Performance Shares, or any combination thereof, which, in aggregate, would have a potential payout equivalent to more than five percent (5%) of the Shares approved for issuance under this Plan.

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4.02	Share Accounting. Without limiting the discretion of the Committee under this section, unless otherwise provided by the Disinterested Committee, the following rules will apply for purposes of the determination of the number of Shares available for grant under the Plan or compliance with the foregoing limits:

(a)	If an outstanding Award for any reason expires or is terminated or canceled without having been exercised or settled in full, or if Shares acquired pursuant to an Award subject to forfeiture are forfeited under the terms of the Plan or the relevant Award, the Shares allocable to the terminated portion of such Award or such forfeited Shares shall again be available for issuance under the Plan.

(b)	Shares shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash, other than an Option.

(c)	When an Option is exercised (including but not limited to a Stock-Settled exercise), the number of shares available for issuance under the Plan shall be reduced by the gross number of shares for which the Option is exercised.

4.03	Adjustments in Authorized Plan Shares and Outstanding Awards. In the event of any merger, reorganization, consolidation, recapitalization, separation, split-up, liquidation, Share combination, Stock split, Stock dividend, or other change in the corporate structure of the Company affecting the Shares, an adjustment shall be made in the number and class of Shares which may be delivered under the Plan (including but not limited to individual limits), and in the number and class of and/or price of Shares subject to outstanding Awards granted under the Plan, and/or the number of outstanding Options, Shares of Restricted Stock, and Performance Shares (and Performance Units and other Awards whose value is based on a number of Shares) constituting outstanding Awards, as may be determined to be appropriate and equitable by the Disinterested Committee, in its sole discretion, to prevent dilution or enlargement of rights.

Article 5. Eligibility and Participation.

5.01	Eligibility. All management Employees are eligible to receive Awards under this Plan.

5.02	Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees, those to whom Awards shall be granted and shall determine the nature and amount of each Award. No Employee is entitled to receive an Award unless selected by the Committee.

Article 6. Stock Options.

6.01	Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to eligible Employees at any time and from time to time, and under such terms and conditions, as shall be determined by the Committee. The Committee shall have discretion in determining the number of Shares subject to Options granted to each Employee; provided, however, that no single Employee may receive Options under this Plan for more than two percent (2%) of the Shares approved for issuance under this Plan during any calendar year. The Committee may not grant Incentive Stock Options, as described in Section 422 of the Code, under this Plan.

6.02	Form of Issuance. The Committee may require, as a condition to receiving an Option Award, that the Participant enter into an Option Award Agreement, setting forth the terms and conditions of the Award. In lieu of an Option Award Agreement, the Committee may provide the terms and conditions of an Option Award in a notice to the Participant, in the resolution approving the Award, or in such other manner as it deems appropriate. Such terms and conditions shall include the Exercise Price, the duration of the Option, the number of Shares to which an Option pertains (unless otherwise provided by the Committee, each Option may be exercised to purchase one Share), and such other provisions as the Committee shall determine.

6.03

Exercise Price. Unless a greater Exercise Price is determined by the Committee, the Exercise Price for each Option Awarded under this Plan shall be equal to one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted. Subject to adjustment as provided in Section 4.03 herein or as

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otherwise provided herein, the terms of an Option may not be amended to reduce the exercise price nor may Options be cancelled or exchanged for cash, other awards or Options with an exercise price that is less than the exercise price of the original Options.

6.04	Duration of Options. Each Option shall expire at such time as the Committee shall determine at the time of grant (which duration may be extended by the Committee); provided, however, that no Option shall be exercisable later than the tenth (10th) anniversary date of its grant. In the event the Committee does not specify the expiration date of an Option, then such Option will expire on the tenth (10th) anniversary date of its grant, except as otherwise provided herein.

6.05	Vesting of Options. A grant of Options shall vest at such times and under such terms and conditions as determined by the Committee; provided, however, unless another vesting period is provided by the Committee at or before the grant of an Option, one-third of the Options will vest on each of the first three anniversaries of the grant; if one Option remains after equally dividing the grant by three, it will vest on the first anniversary of the grant, if two Options remain, then one will vest on each of the first two anniversaries. The Committee shall have the right to accelerate the vesting of any Option; however, the Chairman of the Board or the Senior Executive Vice President-Human Resources, or their respective successors, or such other persons designated by the Committee, shall have the authority to accelerate the vesting of Options for any Participant who is not an Insider.

6.06	Exercise of Options.

(a)	An Option shall be exercised by providing notice to the designated agent selected by the Company (if no such agent has been designated, then to the Company), in the manner and form determined by the Company, which notice shall be irrevocable, setting forth the exact number of Shares with respect to which the Option is being exercised and including with such notice payment of the Exercise Price, as applicable. When an Option has been transferred, the Company or its designated agent may require appropriate documentation that the person or persons exercising the Option, if other than the Participant, has the right to exercise the Option. No Option may be exercised with respect to a fraction of a Share.

(b)	Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant. Unless otherwise provided by the Committee, exercises of Options may be effected only on days and during the hours that the NYSE is open for regular trading. The Company may change or limit the times or days Options may be exercised. If an Option expires on a day or at a time when exercises are not permitted, then the Options may be exercised no later than the immediately preceding date and time that the Options were exercisable.

6.07	Payment of the Exercise Price.

(a)	Unless otherwise determined by the Committee, the Exercise Price shall be paid in full at the time of exercise. No Shares shall be issued or transferred until full payment has been received or the next business day thereafter, as determined by AT&T.

(b)	The Committee may, from time to time, determine, modify, or limit the method or methods of exercising Options or the manner in which the Exercise Price is to be paid. Unless otherwise provided by the Committee in full or in part:

(i)	Payment may be made in cash.

(ii)	An Option may be “stock settled,” which shall mean upon exercise of an Option, the Company shall deliver that number of shares of Stock found by taking the difference between (A) the Fair Market Value of the Stock as of the first day that the Stock was traded on the NYSE immediately preceding the exercise date, multiplied by the number of Options being exercised and (B) the total Exercise Price of the Options being exercised, and dividing such difference by the Fair Market Value of the Stock as of the first day that the Stock was traded on the NYSE immediately preceding the exercise date.

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(iii)	If the Company has designated an agent to process Option exercises, an Option may be exercised by issuing an exercise notice together with instructions to such agent irrevocably instructing the agent (which shall include any broker-dealer engaged by the agent): (A) to immediately sell (which shall include an exercise notice that becomes effective upon execution of a sale order) a sufficient portion of the Shares to be received from the Option exercise to pay the Exercise Price of the Options being exercised and the required tax withholding, and (B) to deliver on the settlement date the portion of the proceeds of the sale equal to the Exercise Price and tax withholding to the Company. In the event the agent sells any Shares on behalf of a Participant, the agent shall be acting solely as the agent of the Participant, and the Company disclaims any responsibility for the actions of the agent in making any such sales. No Shares shall be issued until the settlement date and until the proceeds (equal to the Exercise Price and tax withholding) are paid to the Company.

6.08	Termination of Employment. Unless otherwise provided by the Committee, the following limitations on exercise of Options shall apply upon Termination of Employment:

(a)	Termination by Death or Disability. In the event of the Participant’s Termination of Employment by reason of death or Disability, all outstanding Options granted to that Participant shall immediately vest as of the date of Termination of Employment and may be exercised, if at all, no more than five (5) years from the date of the Termination of Employment, unless the Options, by their terms, expire earlier.

(b)	Termination for Cause. In the event of the Participant’s Termination of Employment for Cause, then the Committee may, in its sole discretion, forfeit all outstanding Options held by the Participant to the Company and no additional exercise period shall be allowed, regardless of the vested status of the Options.

(c)	Retirement or Other Termination of Employment. In the event of the Participant’s Termination of Employment for any reason other than the reasons set forth in (a) or (b), above:

(i)	If upon the Participant’s Termination of Employment, the Participant is eligible to Retire, then all outstanding unvested Options granted to that Participant shall immediately vest as of the date of the Participant’s Termination of Employment;

(ii)	All outstanding Options which are vested as of the effective date of Termination of Employment may be exercised, if at all, no more than five (5) years from the date of Termination of Employment if the Participant is eligible to Retire, or three (3) months from the date of the Termination of Employment if the Participant is not eligible to Retire, as the case may be, unless in either case the Options, by their terms, expire earlier; and

(iii)	In the event of the death of the Participant after Termination of Employment, this paragraph (c) shall still apply and not paragraph (a), above.

(d)	Options not Vested at Termination. Except as provided in paragraphs (a) and (c)(i), above, all Options held by the Participant which are not vested on or before the effective date of Termination of Employment shall immediately be forfeited to the Company (and the Shares subject to such forfeited Options shall once again become available for issuance under the Plan).

(e)	Other Terms and Conditions. Notwithstanding the foregoing, the Committee may, in its sole discretion, establish different, or waive, terms and conditions pertaining to the effect of Termination of Employment on Options, whether or not the Options are outstanding, but no such modification shall shorten the terms of Options issued prior to such modification or otherwise be materially adverse to the Participant.

6.09	Restrictions on Exercise and Transfer of Options. Unless otherwise provided by the Committee:

(a)	During the Participant’s lifetime, the Participant’s Options shall be exercisable only by the Participant or by the Participant’s guardian or legal representative. After the death of the Participant, except as otherwise provided by AT&T’s Rules for Employee Beneficiary Designations, an Option shall only be exercised by the holder thereof (including, but not limited to, an executor or administrator of a decedent’s estate) or his or her guardian or legal representative.

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(b)	No Option shall be transferable except: (i) in the case of the Participant, only upon the Participant’s death and in accordance with the AT&T Rules for Employee Beneficiary Designations; and (ii) in the case of any holder after the Participant’s death, only by will or by the laws of descent and distribution.

Article 7. Restricted Stock.

7.01	Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to eligible Employees in such amounts and upon such terms and conditions as the Committee shall determine. In addition to any other terms and conditions imposed by the Committee, vesting of Restricted Stock may be conditioned upon the achievement of Performance Goals in the same manner as provided in Section 8.04, herein, with respect to Performance Shares.

7.02	Restricted Stock Agreement. The Committee may require, as a condition to receiving a Restricted Stock Award, that the Participant enter into a Restricted Stock Award Agreement, setting forth the terms and conditions of the Award. In lieu of a Restricted Stock Award Agreement, the Committee may provide the terms and conditions of an Award in a notice to the Participant of the Award, on the Stock certificate representing the Restricted Stock, in the resolution approving the Award, or in such other manner as it deems appropriate.

7.03	Transferability. Except as otherwise provided in this Article 7, and subject to any additional terms in the grant thereof, Shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until fully vested.

7.04	Restrictions.

(a)	The Restricted Stock shall be subject to such vesting terms, including the achievement of Performance Goals (as described in Section 8.04), as may be determined by the Committee. Unless otherwise provided by the Committee, to the extent Restricted Stock is subject to any condition to vesting, if such condition or conditions are not satisfied by the time the period for achieving such condition has expired, such Restricted Stock shall be forfeited. The Committee may impose such other conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including but not limited to a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock and/or restrictions under applicable Federal or state securities laws; and may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions. The Committee may also grant Restricted Stock without any terms or conditions in the form of vested Stock Awards.

(b)	The Company shall have the right to retain the certificates, if any, representing Shares of Restricted Stock in the Company’s possession until such time as the Shares are fully vested and all conditions and/or restrictions applicable to such Shares have been satisfied.

7.05	Removal of Restrictions. Except as otherwise provided in this Article 7 or otherwise provided in the grant terms, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after completion of all conditions to vesting, if any. However, the Committee, in its sole discretion, shall have the right to immediately vest the shares and waive all or part of the restrictions and conditions with regard to all or part of the Shares held by any Participant at any time.

7.06	Voting Rights, Dividends and Other Distributions. Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights and, unless otherwise provided in the grant terms, shall receive all dividends and distributions paid with respect to such Shares. The Committee may require that dividends and other distributions, other than regular cash dividends, paid to Participants with respect to Shares of Restricted Stock be subject to the same restrictions and conditions as the Shares of Restricted Stock with respect to which they were paid. If any such dividends or distributions are paid in Shares, the Shares shall automatically be subject to the same restrictions and conditions as the Shares of Restricted Stock with respect to which they were paid.

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7.07	Termination of Employment Due to Death or Disability. In the event of the Participant’s Termination of Employment by reason of death or Disability, all restrictions imposed on outstanding Shares of Restricted Stock held by the Participant shall immediately lapse and the Restricted Stock shall immediately become fully vested as of the date of Termination of Employment.

7.08	Termination of Employment for Other Reasons. Unless otherwise provided by the Committee, in the event of the Participant’s Termination of Employment for any reason other than due to death, Disability, or Surplus Termination of Employment, all Shares of Restricted Stock held by the Participant which are not vested as of the effective date of Termination of Employment immediately shall be forfeited and returned to the Company.

7.09	Restricted Stock Units.

(a)	In lieu of or in addition to Restricted Stock, the Committee may grant Restricted Stock Units under such terms and conditions as shall be determined by the Committee. Restricted Stock Units shall be subject to the same terms and conditions under this Plan as Restricted Stock except as otherwise provided in this Section 7.09 or as otherwise provided by the Committee. Except as otherwise provided by the Committee, the award shall be settled and pay out promptly upon vesting (to the extent permitted by Section 409A of the Code), and the Participant holding such Restricted Stock Units shall receive, as determined by the Committee, Shares (or cash equal to the Fair Market Value of the number of Shares as of the date the award becomes payable) equal to the number of such Restricted Stock Units. Restricted Stock Units shall not be transferable, shall have no voting rights, and shall not receive dividends, but shall, unless otherwise provided by the Committee, receive dividend equivalents at the time and at the same rate as dividends are paid on Shares with the same record and pay dates.

(b)	Except as otherwise provided by the Committee, upon a Participant’s Termination of Employment due to death or Disability or upon becoming or being Retirement eligible, his or her Restricted Stock Units will vest, and in the case of death, will pay out promptly, and in other cases, will pay out at the scheduled distribution date. If the Participant dies after Termination of Employment, vested Restricted Stock Units will be promptly paid out.

7.10	Surplus Termination of Employment. Except as otherwise provided by the Committee, in the event of a Surplus Termination of Employment of a Participant that occurs prior to the vesting date of a grant of Restricted Stock or Restricted Stock Units made to such Participant, such grant shall be pro-rated and vested as follows: the number of the Participant’s unvested Restricted Stock or Restricted Stock Units shall be prorated by multiplying the number of unvested Restricted Stock or Restricted Stock Units by the number of months in the restriction period during which the Participant worked at least one day divided by the total number of months in the restriction period, and such prorated amount shall be immediately vested; provided, however, a grant of Restricted Stock Units shall not be payable until the scheduled distribution date, or as otherwise provided in the Plan.

Article 8. Performance Units and Performance Shares.

8.01	Grants of Performance Units and Performance Shares. Subject to the terms of the Plan, Performance Shares and Performance Units may be granted to eligible Employees at any time and from time to time, as determined by the Committee. The Committee shall have complete discretion in determining the number of Performance Units and/or Performance Shares Awarded to each Participant and the terms and conditions of each such Award.

8.02	Value of Performance Shares and Units.

(a)	A Performance Share is equivalent in value to a Share. (b) A Performance Unit shall be equal in value to a fixed dollar amount determined by the Committee. The Committee may denominate a Performance Unit Award in dollars instead of Performance Units.

8.03	Performance Period. The Performance Period for Performance Shares and Performance Units is the period over which the Performance Goals are measured. The Performance Period is set by the Committee for each Award.

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8.04	Performance Goals.

For each Award of Performance Shares or Performance Units, the Committee shall establish (and may establish for other Awards) performance objectives (“Performance Goals”) for the Company, its Subsidiaries, and/or divisions of any of foregoing, using such criteria, exceptions and other terms and conditions as it shall determine.

8.05	Dividend Equivalents on Performance Shares. Unless otherwise provided by the Committee, a cash payment (“Dividend Equivalent”) in an amount equal to the dividend payable on one Share shall be made to a Participant for each Performance Share held by such Participant on the record date for the dividend. Such Dividend Equivalent, if any, will be payable at the time the relevant AT&T common stock dividend is payable or at such other time as determined by the Committee, and may be modified or terminated by the Committee at any time. Notwithstanding the foregoing, unless otherwise provided by the Committee, Dividend Equivalents paid with respect to Performance Shares granted to an Officer Level Employee shall only be paid on the number of Performance Shares actually distributed and such payment shall be made when the related Performance Shares are distributed.

8.06	Form and Timing of Payment of Performance Units and Performance Shares.

(a)	As soon as practicable after the applicable Performance Period has ended and all other conditions (other than Committee actions) to conversion and distribution of a Performance Share and/or Performance Unit Award have been satisfied (or, if applicable, at such other time determined by the Committee at or before the establishment of the Performance Goal), the Committee shall determine whether and the extent to which the Performance Goals were met for the applicable Performance Units and Performance Shares. If the Committee determines that the Performance Goals have been met, then the number of Performance Units and Performance Shares to be converted into Stock and/or cash and distributed to the Participants shall be determined in accordance with the Performance Goals for such Awards, subject to any limits imposed by the Committee.

(b)	Payment of Performance Units and Performance Shares shall be made in a single lump sum, as soon as reasonably administratively possible following the determination of the number of Shares or amount of cash to which the Participant is entitled but not later than the 15th day of the third month following the end of the applicable Performance Period.

(c)	Performance Units will be distributed to Participants in the form of cash. Unless otherwise provided by the Committee, Performance Shares will be distributed to Participants in the form of fifty percent (50%) Stock and fifty percent (50%) Cash.

(d)	At any time prior to the distribution of the Performance Shares and/or Performance Units, unless otherwise provided by the Committee or prohibited by this Plan (such as in the case of a Change in Control), the Committee shall have the authority to modify the Performance Goals or the terms and conditions of Performance Units or Performance Shares, reduce or eliminate the number of Performance Units or Performance Shares to be converted and distributed, cancel any part or all of a grant or award of Performance Units or Performance Shares, or to mandate the form in which the Award shall be paid (i.e., in cash, in Stock or both, in any proportions determined by the Committee).

(e)	Notwithstanding anything to the contrary in this Plan, after a Change in Control, the payout of Performance Units and Performance Shares shall be determined exclusively by the attainment of the Performance Goals in effect prior to the Change in Control, and such Performance Goals may not be modified after such Change in Control. In addition, after a Change in Control, other than an adjustment to the awards based on the extent to which the Performance Goals were achieved, AT&T shall not reduce or eliminate the number of Performance Units or Performance Shares or cancel any part or all of a grant or award of Performance Units or Performance Shares.

(f)	For the purpose of converting Performance Shares into cash and distributing the same to the holders thereof (or for determining the amount of cash to be deferred), the value of a Performance Share shall be the Fair Market Value of a Share on the date the Committee authorizes the payout of Awards. Performance Shares to be distributed in the form of Stock will be converted at the rate of one (1) Share per Performance Share.

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8.07	Death or Disability. In the event of the Participant’s death during a Performance Period, the Participant shall receive a lump sum payout of the related outstanding Performance Units and Performance Shares calculated as if all unfinished Performance Periods had ended with one hundred percent (100%) of the Performance Goals achieved, valued as of the date of death and payable as soon thereafter as reasonably possible but not later than the 15th day of the third month after the end of the calendar year in which such death occurred. Where the amount or part of Dividend Equivalents is determined by the number of Performance Shares that are paid out or is otherwise determined by a performance measure, and the related Performance Period for the Dividend Equivalents was not completed at death, then the Dividend Equivalents will be calculated as though one hundred percent (100%) of the goals were achieved and paid as soon as reasonably possible. A Termination of Employment due to Disability will not affect a Participant’s Award.

8.08	Retirement, Surplus Termination, Severance Termination, or Other Termination. Unless the Committee determines otherwise at any time, in the event of the Participant’s Termination of Employment during the Performance Period while Retirement eligible, in the event of a Surplus Termination of Employment, Severance Termination of Employment, and in each case, not due to death or Disability, then upon such Termination, the amount of the Participant’s Performance Units and number of Performance Shares shall be adjusted; the revised Awards shall be determined by multiplying the amount of the Performance Units and the number of Performance Shares, as applicable, by the number of months the Participant worked at least one day during the respective Performance Period divided by the number of months in the Performance Period, to be paid, if at all, at the same time and under the same terms that such outstanding Performance Units or Performance Shares would otherwise be paid; provided, however, if the Termination of Employment occurs during the Performance Period and is for a reason other than Death, Disability, Surplus Termination of Employment, or Severance Termination of Employment and while not Retirement eligible, then the related Award shall be cancelled upon such Termination.

8.09	Nontransferability. Performance Units and Performance Shares are not transferable.

Article 9. Beneficiary Designation.

9.01	In the event of the death of a Participant, distributions or Awards under this Plan, except for Restricted Stock, shall pass in accordance with the AT&T Rules for Employee Beneficiary Designations, as the same may be amended from time to time. A Participant’s most recent Beneficiary Designation that is applicable to awards under the 1996 Stock and Incentive Plan, the 2001 Incentive Plan, the 2006 Incentive Plan, the 2011 Incentive Plan or the 2016 Incentive Plan will also apply to distributions or awards under this Plan, except for Restricted Stock, unless and until the Participant provides to the contrary in accordance with the procedures set forth in such Rules.

Article 10. Employee Matters.

10.01	Employment Not Guaranteed. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s Employment at any time, nor confer upon any Participant any right to continue in the employ of the Company or one of its Subsidiaries.

10.02	Participation. No Employee shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

10.03	Loyalty Conditions and Enforcement. This section relates solely to Awards granted to a Participant who is an Officer Level Employee or a Senior Manager as of the date the Award is made.

(a)

Each Award under the Plan is intended to closely align the Participant’s long-term interests with those of the Company and its shareholders, and the conditions set forth in subsections (b) or (c) hereof (collectively, the “Loyalty Conditions”) are intended to protect the Company’s critical need for each Participant’s loyalty to the Company and its shareholders. If any Participant does not comply with a Loyalty Condition, either during employment or within the periods described below following

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Termination of Employment for any reason, then the Participant is acting contrary to the long-term interests of the Company, and there will be a failure of the consideration on which the Participant received any Award or Awards pursuant to the Plan. Accordingly, unless otherwise provided in the Award, as a condition of such Award, the Participant is deemed to agree that he shall not, without obtaining the written consent of AT&T in advance, violate the Loyalty Conditions of this Section. Unless otherwise expressly provided in an Award Agreement, if the Participant violates a Loyalty Condition, then the Company may terminate any outstanding, unexercised, unexpired, unpaid, or deferred Awards (“Award Termination”), rescind any exercise, payment or delivery pursuant to any Award or Awards (“Rescission”), or recapture any cash or Shares (whether restricted or unrestricted) issued pursuant to any Award or Awards, or proceeds from the Participant’s sale of such Shares (“Recapture”). Notwithstanding any provision to the contrary, nothing in this Plan shall be interpreted to prohibit, limit or interfere with a Participant’s right to report possible violations of federal, state or local law or regulation to any governmental or law enforcement agency or entity, including, but not limited to, the Department of Justice, the Securities and Exchange Commission, the Federal Communications Commission or Congress, to make other disclosures that are protected under the whistleblower or other provision of federal, state or local law or regulation, or to receive an award, reward, or other compensation therefore. Similarly, a Participant may report such possible violations to anyone in his or her chain of command, the AT&T Legal Department, AT&T Asset Protection, or any other AT&T group responsible for compliance with laws or AT&T policy.

(b)	A Participant shall not, without the Company’s prior written authorization, (i) disclose to anyone outside the Company or use, other than in the Company’s business, any Confidential Information, or (ii) disclose any trade secrets of the Company, as that term is defined under Applicable Law, for as long as such information is not generally known to the Company’s competitors through no fault or negligence of the Participant.

“Confidential Information” means all information belonging to, or otherwise relating to the business of the Company, which is not generally known, regardless of the manner in which it is stored or conveyed to Participant, and which the Company has taken reasonable measures under the circumstances to protect from unauthorized use or disclosure. Confidential Information includes trade secrets as well as other proprietary knowledge, information, know-how, and non-public intellectual property rights, including unpublished or pending patent applications and all related patent rights, formulae, processes, discoveries, improvements, ideas, conceptions, compilations of data, and data, whether or not patentable or copyrightable and whether or not it has been conceived, originated, discovered, or developed in whole or in part by Participant. For example, Confidential Information includes, but is not limited to, information concerning the Company’s business plans, budgets, operations, products, strategies, marketing, sales, inventions, designs, costs, legal strategies, finances, employees, customers, prospective customers, licensees, or licensors; information received from third parties under confidential conditions; or other valuable financial, commercial, business, technical or marketing information concerning the Company, or any of the products or services made, developed or sold by the Company. Confidential Information does not include information that (i) was generally known to the public at the time of disclosure; (ii) was lawfully received by Participant from a third party; (iii) was known to Participant prior to receipt from the Company; or (iv) was independently developed by Participant or independent third parties; in each of the foregoing circumstances, this exception applies only if such public knowledge or possession by an independent third party was without breach by Participant or any third party of any obligation of confidentiality or non-use, including but not limited to the obligations and restrictions set forth in this Section.

(c)	A Participant shall not, without the Company’s prior written authorization, during his or her employment by the Company or any of its Subsidiaries, or within two years after the Termination of Employment for any reason, engage in any of the following conduct:

(i)	own, operate or control, or participate in the ownership, operation or control of, any business enterprise (including, without limitation, any corporation, partnership, proprietorship or other venture) that competes with the Company in the Restricted Business anywhere in the Restricted Territory;

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(ii)	become employed as an officer or executive by any business enterprise (including, without limitation, any corporation, partnership, proprietorship or other venture) that competes with the Company in the Restricted Business anywhere in the Restricted Territory, if such employment or engagement requires Participant to compete against the Company in the Restricted Business;

(iii)	solicit any nonclerical employee of the Company with whom the Participant had Contact during his or her employment to terminate employment with the Company; or

(iv)	commit any breach of Participant’s fiduciary duty or the duty of loyalty, as determined by Applicable Law,

For purposes of this Section, the term “Restricted Business” means the business of providing communications or connectivity services, including both wireless and wire-lined telephone, messaging, Internet, data, and related services; the term “Restricted Territory” shall mean the state in which the Participant maintained his or her principal office with the Company on the date the Award was granted; and the term “Contact” means interaction between the Participant and the nonclerical employee during performance of Participant’s job responsibilities on behalf of the Company.

(d)	Coincidentally with the exercise, receipt of payment, or delivery of cash or Shares pursuant to an Award, the Company may require that the Participant shall give a certification to the Company in writing if the Participant is not for any reason in full compliance with the terms and conditions of the Plan, including its Loyalty Conditions. If a Termination of Employment has occurred for any reason, the Participant’s certification shall state the name and address of the Participant’s then-current employer or any entity for which the Participant performs business services and the Participant’s title, and shall identify any organization or business in which the Participant owns an equity interest of greater than five percent.

(e)	If the Company determines, in its sole and absolute discretion, that a Participant has violated any of the Loyalty Conditions, then the Committee may, in its sole and absolute discretion, impose an Award Termination, Rescission, and/or Recapture with respect to any or all of the Participant’s Awards, including any Shares or cash associated therewith, or any proceeds thereof.

(f)	Within ten days after receiving notice from the Company of any such activity described in subsections (b) or (c) above, the Participant shall deliver to the Company the cash or Shares acquired pursuant to any and all Awards, or, if Participant has sold the Shares, the gain realized, or payment received as a result of the rescinded exercise, payment, or delivery; provided, that if the Participant returns Shares that the Participant purchased pursuant to the exercise of an Option (or the gains realized from the sale of such Shares), the Company shall promptly refund the exercise price, without earnings or interest, that the Participant paid for the Shares. Any payment by the Participant to the Company pursuant to this Section shall be made either in cash or by returning to the Company the number of Shares that the Participant received in connection with the rescinded exercise, payment, or delivery. It shall not be a basis for Award Termination, Rescission or Recapture if, after a Termination of Employment, the Participant purchases, as an investment or otherwise, stock or other securities of an organization engaged in the Restricted Business, so long as (i) such stock or other securities are listed upon a recognized securities exchange or traded over the counter, and (ii) such investment does not represent more than a ten percent (10%) equity interest in the organization or business.

(g)	Notwithstanding the foregoing provisions of this Section, the Company has sole and absolute discretion not to require Award Termination, Rescission and/or Recapture, and its determination not to require Award Termination, Rescission and/or Recapture with respect to any particular act by a particular Participant or Award shall not in any way reduce or eliminate the Company’s authority to require Award Termination, Rescission and/or Recapture with respect to any other act or Participant or Award. Nothing in this Section shall be construed to impose obligations on the Participant to refrain from engaging in lawful competition with the Company after the Participant’s Termination of Employment that does not violate subsections (b) or (c) of this Section, other than any obligations that are part of any separate agreement between the Company and the Participant or that arise under Applicable Law.

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(h)	All administrative and discretionary authority given to the Company under this Section shall be exercised by the most senior human resources executive of the Company or such other person or committee (including without limitation the Committee) as the Committee may designate from time to time.

(i)	If any provision within this Section is determined to be unenforceable or invalid under any applicable law, such provision will be applied to the maximum extent permitted by Applicable Law, and shall automatically be deemed amended in a manner consistent with its objectives and any limitations required under Applicable Law.

10.04	Reimbursement of Company for Unearned or Ill-gotten Gains. The Participant shall repay to the Company any amount received under any Award, and the Company may cancel or forfeit any unpaid or unvested Award, in each case to the extent required under any policy adopted at any time by the Company pursuant to any applicable listing standards established under Section 10D of the Securities Exchange Act of 1934. This section shall not limit the Company’s right to revoke or cancel an award or take other action against a recipient of an award for any other reason, including but not limited to misconduct.

Article 11. Amendment and Termination of Plan or Awards.

11.01	Amendment and Termination. At any time and from time to time, the Board or the Disinterested Committee may amend or terminate the Plan. The Board, the Disinterested Committee, or the Non-Insider Committee (subject to Section 3.01) may amend an Award in whole or in part. Notwithstanding the foregoing, no termination, amendment, or modification of the Plan or any Award (other than Performance Shares or Performance Units) that adversely affects in any material way any Award previously granted under the Plan shall be made without the written consent of the Participant holding such Award; provided, however, that any such modification made for the purpose of complying with Section 409A of the Code or due to changes in applicable law may be made by the Company without the consent of any Participant.

11.02	Delay in Payment. To the extent required in order to avoid the imposition of any interest and/or additional tax under Section 409A(a)(1)(B) of the Code, any amount that is considered deferred compensation under the Plan or Agreement and that is required to be postponed pursuant to Section 409A of the Code, following the a Participant’s Termination of Employment shall be delayed for six months if a Participant is deemed to be a “specified employee” as defined in Section 409A(a)(2)(i)(B) of the Code; provided that, if the Participant dies during the postponement period prior to the payment of the postponed amount, the amounts withheld on account of Section 409A shall be paid to the executor or administrator of the decedent’s estate within 60 days following the date of his death. A “Specified Employee” means any Participant who is a “key employee” (as defined in Code Section 416(i) without regard to paragraph (5) thereof), as determined by AT&T in accordance with its uniform policy with respect to all arrangements subject to Code Section 409A, based upon the twelve (12) month period ending on each December 31st (such twelve (12) month period is referred to below as the “identification period”). All Participants who are determined to be key employees under Code Section 416(i) (without regard to paragraph (5) thereof) during the identification period shall be treated as Specified Employees for purposes of the Plan during the twelve (12) month period that begins on the first day of the 4th month following the close of such identification period.

Article 12. Withholding.

12.01	Tax Withholding. Unless otherwise provided by the Committee, the Company shall deduct or withhold an amount sufficient to satisfy Federal, state, and local taxes (including but not limited to the Participant’s employment tax obligations) required by law to be withheld with respect to any taxable event arising or as a result of this Plan (“Withholding Taxes”).

12.02	Share Withholding.

(a)

Unless otherwise provided by the Committee, upon the exercise of Options, the lapse of restrictions on Restricted Stock, the distribution of Performance Shares in the form of Stock, or any other taxable event

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Annex B

hereunder involving the transfer of Stock to a Participant, the Company shall withhold Stock equal in value to the Withholding Taxes applicable to such transaction using the method used to value the Stock for tax purposes.

(b)	Any fractional Share of Stock payable to a Participant shall be withheld as additional Federal withholding, or, at the option of the Company, paid in cash to the Participant.

(c)	Unless otherwise determined by the Committee, when the method of payment for the Exercise Price is from the sale through an agent appointed by the Company of the Stock acquired through the Option exercise, then the tax withholding shall be satisfied out of the proceeds. For administrative purposes in determining the amount of taxes due, the sale price of such Stock shall be deemed to be the Fair Market Value of the Stock.

(d)	If permitted by the Committee, prior to the end of any Performance Period a Participant may elect to have a greater amount of Stock withheld from the distribution of Performance Shares to pay withholding taxes; provided, however, the Committee may prohibit or limit any individual election or all such elections at any time.

(e)	Alternatively, or in combination with the foregoing, the Committee may require Withholding Taxes to be paid in cash by the Participant or by the sale of a portion of the Stock being distributed in connection with an Award, or by a combination thereof.

Article 13. Successors.

13.01	All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

Article 14. Legal Construction.

14.01	Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

14.02	Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

14.03	Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

14.04	Errors. At any time AT&T may correct any error made under the Plan without prejudice to AT&T. Such corrections may include, among other things, changing or revoking an issuance of an Award.

14.05	Elections and Notices.

(a)	Notwithstanding anything to the contrary contained in this Plan, all elections and notices of every kind shall be made on forms prepared by AT&T or the General Counsel, Secretary or Assistant Secretary, or their respective delegates or shall be made in such other manner as permitted or required by AT&T or the General Counsel, Secretary or Assistant Secretary, or their respective delegates, including but not limited to elections or notices through electronic means, over the Internet or otherwise. An election shall be deemed made when received by AT&T (or its designated agent, but only in cases where the designated agent has been appointed for the purpose of receiving such election), which may waive any defects in form. AT&T may limit the time an election may be made in advance of any deadline.

AT&T 2018 Proxy Statement	| B-15 |

Annex B

(b)	Where any notice or filing required or permitted to be given to AT&T under the Plan, it shall be delivered to the principal office of AT&T, directed to the attention of the Senior Executive Vice President-Human Resources of AT&T or his or her successor. Such notice shall be deemed given on the date of delivery.

(c)	Notice to the Participant shall be deemed given when mailed (or sent by telecopy) to the Participant’s work or home address as shown on the records of AT&T or, at the option of AT&T, to the Participant’s e-mail address as shown on the records of AT&T.

(d)	It is the Participant’s responsibility to ensure that the Participant’s addresses are kept up to date on the records of AT&T. In the case of notices affecting multiple Participants, the notices may be given by general distribution at the Participants’ work locations.

14.06	Governing Law. To the extent not preempted by Federal law, the Plan, and all awards and agreements hereunder, and any and all disputes in connection therewith, shall be governed by and construed in accordance with the substantive laws of the State of Texas, without regard to conflict or choice of law principles which might otherwise refer the construction, interpretation or enforceability of this Plan to the substantive law of another jurisdiction.

14.07	Venue. Because awards under the Plan are granted in Texas, records relating to the Plan and awards thereunder are located in Texas, and the Plan and awards thereunder are administered in Texas, except as otherwise agreed by the Participant and the Company in a Mandatory Arbitration Agreement, the Company and the Participant to whom an award under this Plan is granted, for themselves and their successors and assigns, irrevocably submit to the exclusive and sole jurisdiction and venue of the state or federal courts of Texas with respect to any and all disputes arising out of or relating to this Plan, the subject matter of this Plan or any awards under this Plan, including but not limited to any disputes arising out of or relating to the interpretation and enforceability of any awards or the terms and conditions of this Plan. To achieve certainty regarding the appropriate forum in which to prosecute and defend actions arising out of or relating to this Plan, and to ensure consistency in application and interpretation of the Governing Law to the Plan, except as otherwise agreed by the Participant and the Company in a Mandatory Arbitration Agreement, the parties agree that:

(a)	sole and exclusive appropriate venue for any such action shall be an appropriate federal or state court in Dallas County, Texas, and no other,

(b)	all claims with respect to any such action shall be heard and determined exclusively in such Texas court, and no other,

(c)	such Texas court shall have sole and exclusive jurisdiction over the person of such parties and over the subject matter of any dispute relating hereto, and

(d)	that the parties waive any and all objections and defenses to bringing any such action before such Texas court, including but not limited to those relating to lack of personal jurisdiction, improper venue or forum non conveniens.

14.08	409A Compliance. Awards under the Plan may be structured to be exempt from or be subject to Section 409A of the Code. To the extent that Awards granted under the Plan are subject to Section 409A of the Code, the Plan will be construed and administered in a manner that enables the Plan and such Awards to comply with the provisions of Section 409A of the Code.

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Admission Ticket
IMPORTANT ANNUAL MEETING INFORMATION
Electronic Voting Instructions

You can vote by Internet or telephone.
Available 24 hours a day, 7 days a week.

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Vote by Internet

• Go to www.envisionreports.com/att

• Or scan the QR code with your smartphone

• Follow the steps outlined on the secure website

Vote by telephone

• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone

• Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼  To vote by using the proxy card below, fold along the perforation, detach and return the bottom portion in the enclosed envelope.  ▼

A	Election of Directors — The Board of Directors recommends a vote FOR the listed nominees.

1.	Nominees:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain	+
	01 - Randall L. Stephenson	☐	☐	☐	06 - William E. Kennard	☐	☐	☐	11 - Cynthia B. Taylor	☐	☐	☐
	02 - Samuel A. Di Piazza, Jr.	☐	☐	☐	07 - Michael B. McCallister	☐	☐	☐	12 - Laura D’Andrea Tyson	☐	☐	☐

	03 - Richard W. Fisher	☐	☐	☐	08 - Beth E. Mooney	☐	☐	☐	13 - Geoffrey Y. Yang	☐	☐	☐

	04 - Scott T. Ford	☐	☐	☐	09 - Joyce M. Roché	☐	☐	☐

	05 - Glenn H. Hutchins	☐	☐	☐	10 - Matthew K. Rose	☐	☐	☐

B	Management Proposals — The Board of Directors recommends a vote FOR Items 2 through 5.

		For	Against	Abstain			For	Against	Abstain

2.	Ratification of appointment of independent auditors.	☐	☐	☐	3.	Advisory approval of executive compensation.	☐	☐	☐

4.	Approve Stock Purchase and Deferral Plan.	☐	☐	☐	5.	Approve 2018 Incentive Plan.	☐	☐	☐

C	Stockholder Proposals — The Board of Directors recommends a vote AGAINST Items 6 through 9.

		For	Against	Abstain			For	Against	Abstain			For	Against	Abstain

6.	Prepare lobbying report.	☐	☐	☐	7.	Modify proxy access requirements.	☐	☐	☐	8.	Independent Chair.	☐	☐	☐

9.	Reduce vote required for written consent.	☐	☐	☐

∎		1 U P X	+

001CSP00A8	02QN4D

AT&T Inc. 2018 Annual Meeting of Stockholders	Admission Ticket

Friday, April 27, 2018	Upon arrival, please present this admission ticket and photo ID at the registration desk.
Doors open at 7:30 a.m. local time
Meeting begins at 9:00 a.m. local time

Moody Performance Hall

2520 Flora Street

Dallas, TX 75201

Directions:

Complimentary parking is available as indicated on the map.

Upon arrival, please present this admission ticket and a government-issued photo identification. All shareholders and guests are required to present a government-issued photo identification. For safety and security reasons, use of recording devices and still video cameras are not permitted. In addition, signs, placards, leaflets, computers, large bags, briefcases, packages, and weapons will not be permitted in the building.

▼  To vote by using the proxy card below, fold along the perforation, detach and return the bottom portion in the enclosed envelope.  ▼

This proxy is solicited on behalf of the Board of Directors for the Annual Meeting on April 27, 2018.

The undersigned hereby appoints Randall L. Stephenson and John J. Stephens, and each of them, proxies, with full power of substitution, to vote all common shares of the undersigned in AT&T Inc. at the Annual Meeting of Stockholders to be held on April 27, 2018, and at any adjournment thereof, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement furnished herewith, in accordance with the directions indicated on the reverse side of this card or provided through the telephone or Internet proxy procedures, and at the discretion of the proxies on any other matters that may properly come before the meeting. If specific voting directions are not given with respect to the matters to be acted upon and the signed card is returned, it will be treated as an instruction to vote such shares in accordance with the Directors’ recommendations on the matters listed on the reverse side of this card and at the discretion of the proxies on any other matters that may properly come before the meeting. +

The Board of Directors recommends a vote FOR all nominees, FOR Items 2 – 5, and AGAINST each of the stockholder proposals (Items 6 – 9) listed on the reverse side of this card (each of which is described in the proxy statement). The Board of Directors knows of no other matters that are to be presented at the meeting.

Please sign below and return promptly in the enclosed envelope or, if you choose, you can submit your proxy by telephone, through the Internet or mail it to Computershare, PO Box 43115, Providence RI 02940.

This proxy card, when signed and returned, or your telephone or Internet proxy, will also constitute voting instructions to the (a) plan administrator for shares held on your behalf pursuant to The DirectSERVICE Investment Program (dividend reinvestment plan) and (b) plan administrator or trustee for shares held on your behalf under any of the following employee benefit plans: the AT&T Savings and Security Plan, the AT&T Puerto Rico Retirement Savings Plan, the AT&T Retirement Savings Plan and the BellSouth Savings and Security Plan. Shares in the employee benefit plans, for which voting instructions are not received will not be voted, subject to the trustee’s fiduciary obligations. To allow sufficient time for voting by the trustees and/or administrators of the employee benefit plans, your voting instructions must be received by April 24, 2018.

D	Non-Voting Items
Change of Address — Please print new address below.

E	Authorized Signatures — This section must be completed for your instructions to be executed.
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

∎	IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A – E ON BOTH SIDES OF THIS CARD.	+